Dated                           April 2003




                         GOLAR FREEZE (BERMUDA) LIMITED
                  (to be renamed SOVEREIGN FREEZE LIMITED) (1)

                                       and

                       GOLAR GAS HOLDING COMPANY, INC. (2)


                                 LEASE AGREEMENT
                           relating to "GOLAR FREEZE"




                                                                NORTON ROSE

                                    Contents

clause                                                                 Page


1      Purpose and definitions..........................................

2      Lessee's representations and warranties..........................

3      Term of Lease....................................................

4      Conditions.......................................................

5      Delivery and acceptance..........................................

6      Extent of Lessor's liability.....................................

7      Rental...........................................................

8      Payments, interest and calculations..............................

9      Costs and indemnities............................................

10     Taxation.........................................................

11     General undertakings.............................................

12     Sub-leasing......................................................

13     Use and trade of the Ship........................................

14     Title, registration, name and house flag.........................

15     Maintenance and operation........................................

16     Insurance Undertakings: wreck removal............................

17     Powers of Lessor to remedy defaults..............................

18     Redelivery.......................................................

19     Consumable stores................................................

20     Use of equipment and replacement.................................

21     Encumbrances: Lessor's undertakings..............................

22     Loss and damage..................................................

23     Salvage..........................................................

24     Requisition for hire.............................................

25     Security Provisions..............................................

26     Termination Events...............................................

27     Lessor's rights following a Termination Event and Mandatory
         Prepayment Event..........................

28     Notices..........................................................

29     Liens and indemnities............................................

30     Assignment and sale of Ship......................................

31     Increased costs, funding problems and illegality.................

32     Refinancings.....................................................

33     Miscellaneous....................................................

34     Governing law and jurisdiction...................................

Schedule 1 List of documents and evidence...............................

Schedule 2 Form of Delivery Request Notice..............................

Schedule 3 Form of Protocol of Delivery and Acceptance under Lease......

Schedule 4 Financial Schedule...........................................

Schedule 5 Forms of Loss Payable Clause.................................

Schedule 6 Form of Compliance Certificate...............................

THIS LEASE is dated April 2003 and made BETWEEN:

(1) GOLAR FREEZE (BERMUDA) LIMITED (whose name is to be changed to Sovereign Freeze Limited), a company incorporated in Bermuda whose principal place of business is situated at Sovereign House, 298 Deansgate, Manchester M3 4HH (the "Lessor"); and

(2) GOLAR GAS HOLDING COMPANY, INC., a company incorporated in the Republic of Liberia whose registered office is situated at 80 Broad Street, Monrovia, Republic of Liberia (the "Lessee").

BY WHICH IT IS AGREED as follows :

1       Purpose and definitions

1.1     Purpose

        This Lease sets out the terms and conditions upon and subject to which the Lessor agrees to lease to the Lessee, and the Lessee agrees to take on lease, the Ship.

1.2     Definitions

        In this Lease, unless the context otherwise requires:

        "Account Bank" means Nordea Bank Finland Plc of 8th Floor, City Place House, 55 Basinghall Street, London EC2V 5NB and includes its successors in title;

        "Accounting Period" means an accounting period as defined in section 12 ICTA;

        "Additional Amount" has the meaning given to that expression in the Letter of Credit;

        "Additional Security" means any additional security for the obligations of the Lessee under this Lease provided in accordance with clause 25 in form and content acceptable to the Lessor and, where the context so requires, includes any replacement of such additional security issued pursuant to clause 25;

        "Additional Security Amount" means, at any time, the amount in Sterling (as certified by the Lessor whose certificate shall, in the absence of manifest error, be conclusive and binding on the Lessee) which is the value of any Additional Security at such time (but for the purpose of the definition of the Applicable Security Amount and in the case of any Additional Security provided by a Relevant Bank, disregarding any Relevant Bank Change of Law Event or Relevant Bank Illegality Event which may affect the liability of the LC Bank to the Lessor in respect of the relevant Additional Security at such time);

        "Additional Security Documents" means all documents under which Additional Security is constituted or by which such security is evidenced or pursuant to which any person secures the provision of any Additional Security;

        "Additional Security Provider" means any entity providing Additional Security and, where the context so requires, means any entity issuing any replacement Additional Security pursuant to clause 25;

        "Additional Security Table" has the meaning given to that expression in the Financial Schedule;

        "Adjustment Period" has the meaning given to that expression in the Financial Schedule;

        "Adverse Event" has the meaning given to that expression in the Letter of Credit;

        "Adverse Event Notice" has the meaning given to that expression in the Letter of Credit;

        "Agency and Trust Deed" means the agency and trust deed of even date herewith made between the Lessor, the Other Lessors, the Lessor Agent, the Lessee, the Sub-Lessee, the Other Sub-Lessees and the Standby Purchaser relating to (inter alia) the Lessee Third Party Assignment and the Sub-Lessee Third Party Assignment;

        "Annual Financial Statements" means annual:

        (a) financial statements of the Lessee, the Manager, the Sub-Lessee and each of the Other Sub-Lessees;

        (b)     consolidated financial statements of the Lessee Group; and

        (c) proforma combined and consolidated financial statements of the Golar Gas Group,

        each comprising a profit and loss account and a balance sheet and cash flow statement and audited by the Lessee's Auditors;

        "Applicable  LC  Increased   Amount"  has  the  meaning  given  to  that
        expression in clause 25.8.1;

        "Applicable Rate" has the meaning given to that expression in the Financial Schedule;

        "Applicable Security Amount" means, at any relevant time, the aggregate of the Letter of Credit Amount and the Additional Security Amount attributable to an Additional Security Document provided by a Relevant Bank less any amount which, by virtue of any Relevant Bank Illegality Event and/or Relevant Bank Change of Law Event, the Relevant Bank is relieved from its obligation to make payment under the Letter of Credit or, as the case may be, the Additional Security Document at such relevant time;

        "Applicable Security Table" has the meaning given to that expression in the Financial Schedule;

        "Approved Brokers" means Marsh Marine & Energy AS or such other firm of insurance brokers appointed by the Lessee as may from time to time be approved in writing by the Lessor for the purposes of this Lease (such approval not to be unreasonably withheld or delayed);

        "Arranger" means Citibank N.A. of 33 Canada Square, Canary Wharf, London E14 5LB and includes its successors in title;

        "Arrangement Fee" has the meaning given to that expression in the Financial Schedule;

        "Assumed Rate" has the meaning given to that expression in the Financial Schedule;

        "Assumptions" has the meaning given to that expression in the Financial Schedule;

        "Auditors" means the auditors from time to time of the Lessor;

        "Banking Day" means a day (other than a Saturday or Sunday) on which dealings in deposits in Sterling are carried on in the London Interbank Eurocurrency Market and on which banks are open for business in London (or any other relevant place of payment under clause 8);

        "Borrowed Money" means Indebtedness incurred in respect of:

        (a)     money borrowed or raised and debit balances at banks;

        (b)     any  bond,   note,   loan  stock,   debenture  or  similar  debt
                instrument;

        (c)     acceptance or documentary credit facilities;

        (d) receivables sold or discounted (otherwise than on a non-recourse basis);

        (e) deferred payments for assets or services acquired (other than assets or services acquired on normal commercial terms in the ordinary course of business where payment is deferred by no more than one hundred and eighty (180) days);

        (f)     Capitalised Lease Obligations;

        (g) any other transaction (including, without limitation, forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money;

        (h) guarantees in respect of Indebtedness of any person falling within any of (a) to (g) above; and

        (i) preference share capital in the Lessee or any other member of the Golar Gas Group which is or may be redeemable before the full and final discharge of all Indebtedness and liabilities of the Lessee under this Lease;

        "CAA" means the Capital Allowances Act 2001;

        "Capitalised Lease Obligation" of any person means the obligation to pay rent or other payment amounts under a lease of (or other Borrowed Money arrangements conveying the right to use) real or personal property which is required to be classified and accounted for as a capitalised lease or a liability on the face of a balance sheet of such person in accordance with Relevant GAAP (in the case of this Lease and the Other Ship Leases, net of an amount equal to the aggregate of the Applicable Security Amount and the Applicable Security Amount (as defined in the Other Ship Leases));

        "Cash Balances" means, at any relevant time, an amount equal to the aggregate amount which is, at such time, credited to and/or invested in the Earnings Accounts;

        "Casualty Amount" means five million Dollars ($5,000,000) (or the equivalent in any other currency) or, if the context so requires in respect of any single refurbishment of the Ship to be undertaken by the Lessee or, as the case may be, the Sub-Lessee during the period of twenty four (24) months from the date of this Lease, eight million Dollars ($8,000,000);

        "Change of Law" means, in each case after the date of this Lease:

        (a) the introduction, imposition, assessment, application or amendment by any governmental authority, central bank or Tax, fiscal, monetary or other authority of any applicable law, order, regulation, official directive or guideline (whether or not having the force of law but, if not having the force of law, compliance with which is regarded by banks and/or other financial institutions conducting business in the relevant jurisdiction as customary (including, but not limited to, the introduction of or changeover to the Euro in any participating member state of the European Union); and/or

        (b) any change in, or any new or further or different official interpretation, administration or application after the date hereof of, any applicable law, order, regulation, official directive or guideline (whether or not having the force of law but, if not having the force of law, compliance with which is regarded by banks and/or other financial institutions conducting business in the relevant jurisdiction as customary) or Generally Accepted Accounting Principles; and/or

        (c) any compliance with any request, requirement, directive or guideline (whether or not having the force of law but, if not having the force of law, compliance with which is regarded by banks and/or other financial institutions conducting business in the relevant jurisdiction as customary) issued by an central bank, Tax, fiscal, monetary or governmental authority; and/or

        (d) the adoption, introduction or variation of, or change in, any ruling, decision, judgment, statement of policy, official proposal or any other assessment or determination (whether or not having the force of law but, if not having the force of law, compliance with which is regarded by banks and/or other financial institutions conducting business in the relevant jurisdiction as customary) by any court, central bank, Tax, fiscal, monetary or governmental authority;

        "Classification" means the classification +1A1 Tanker for Liquefied Gas EO SBM, bis, dat (-10(degree)C) or such other classification available for liquefied natural gas carriers of the same age and type as the Ship, in each case, with the Classification Society as the Lessor shall, at the request of the Lessee, have agreed in writing shall be treated as the Classification for the purposes of this Lease;

        "Classification Society" means Det Norske Veritas or such other classification society which the Lessor shall, at the request of the Lessee, have agreed in writing shall be treated as the Classification Society for the Ship for the purposes of this Lease;

        "Compulsory Acquisition" means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of the Ship by any Government Entity or other competent authority, whether de jure or de facto, but shall exclude requisition for use or hire not involving requisition of title;

       "Corporation Tax" means corporation tax in the context of the scheme of taxation contained in the Corporation Taxes Act (as defined in section 831 ICTA) or any other Tax on companies imposed in the United Kingdom in substitution for corporation tax;

        "Cost of Lessor's Management Time" means the cost of the Lessor's personnel charged at an amount of two hundred and fifty Pounds ((pound)250) per hour for a senior officer of the Lessor and one hundred and seventy five pounds ((pound)175) per hour for a junior officer of the Lessor, in each case excluding VAT, escalated at the rate of RPI from the Delivery Date;

        "Credit Rating" means, in respect of any person, the unsecured, unguaranteed and unsubordinated long term debt rating of such person with the applicable credit rating agency;

        "Credit Review Date" means 31 December 2010;

        "Current Assets" means, on a consolidated basis, the current assets (as determined in accordance with Relevant GAAP) of the Golar Gas Group;

        "Current Liabilities" means, on a consolidated basis, the current liabilities (as determined in accordance with Relevant GAAP) of the Golar Gas Group;

        "Default Rate" means the rate of interest determined by the Lessor to be one per cent (1%) per annum above the aggregate of the Margin and LIBOR for such period not exceeding six (6) months in respect of which the Default Rate falls to be determined as the Lessor may determine in amounts comparable with the sum in respect of which the Default Rate falls to be determined or, where by reason of circumstances affecting the London Interbank Market generally, deposits in the relevant currency are not, in the ordinary course of business, available at any relevant time in the London Interbank Market, the rate of interest determined by the Lessor to be one per cent (1%) above the aggregate of the Margin and the cost (expressed as a percentage per annum) to the Lessor of obtaining funds in the currency and in amounts comparable with the sum in respect of which the Default Rate falls to be determined;

        "Delivery" means the time when the Lessor shall deliver the Ship to the Lessee pursuant to clause 5;

        "Delivery Date" means the date (which must be a Banking Day) on which Delivery shall occur;

        "Delivery  Request Notice" means a notice  substantially in the terms of
        Schedule 2;

        "Determination" have the meaning given to those expressions in the Financial Schedule;

        "DOC" means a document of compliance issued to an Operator in accordance with the ISM Code;

        "Dollars" and "$" means the lawful currency for the time being of the United States of America and in respect of all payments to be made under this Lease in Dollars, means funds which are for same day settlement in the New York Clearing House Interbank Payments System (or such other U.S. dollar funds as may at the relevant time be customary for the settlement of international banking transactions denominated in United States dollars);

        "Earnings Account" means any of the accounts of the Lessee or the Sub-Lessee or the Other Sub-Lessees of the Ship or any of the Other Ships designated in writing by the Lessor (based, where applicable on information received from the First Security Agent or the Second Security Agent) to be an Earnings Account for the purposes of this Lease (and includes any fixed term deposit contract or account associated with such account) and "Earnings Accounts" means all of such accounts and fixed term deposit contracts and/or accounts;

        "EBITDA" means, for any period, the earnings before interest, taxes and depreciation and amortisation (calculated as income from operations plus any depreciation and amortisation, Interest Expense, and taxes on overall net income deducted in calculating income from operations in respect of such period) of the Golar Gas Group determined in accordance with Relevant GAAP on a consolidated basis;

        "Economically Burdensome" has the meaning given to that expression in the Financial Schedule;

        "Encumbrance" means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement or security interest or other encumbrance of any kind securing any obligation of any person or any type of preferential arrangement (including, without limitation, title transfer and/or retention arrangements having a similar effect);

        "Environmental Affiliate" means any agent or employee of the Lessee or any other Relevant Party or any person having a contractual relationship with the Lessee or any other Relevant Party in connection with any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from the Relevant Ship;

        "Environmental Approval" means any consent, authorisation, licence or approval of any governmental or public body or authorities or courts applicable to any Relevant Ship or its operation or the carriage of cargo and/or passengers thereon and/or the provision of goods and/or services on or from the Relevant Ship required under any Environmental Law;

        "Environmental Claim" means:

        (a) any and all enforcement, clean-up, removal or any other governmental or regulatory action or order or claim instituted or made pursuant to any Environmental Law or any Environmental Approval or resulting from a Spill; and

        (b)     any claim made by any other person relating to a Spill;

        "Environmental Incident" means any Spill:

        (a)     from any Relevant Ship; or

        (b)     from any other vessel in circumstances where:

                (i) the Ship or the Lessor, the Lessee, the Sub-Lessee or the Manager may be liable to Environmental Claims arising from the Spill; and/or

                (ii) the Ship may be arrested, attached or attached in connection with any such Environmental Claims;

        "Environmental Laws" means laws, regulations and conventions concerning pollution or protection of human health or the environment;

        "Financial    Schedule"    means    Schedule   4   and    includes   its
        appendices/annexes;

        "Financial Year" has the meaning given to that expression in Schedule 1 of the Interpretation Act 1978;

        "First Security Agent" means Den norske Bank ASA of Stranden 21, Oslo, Norway and includes its successors in title;

        "Fixed Liability Amount" has the meaning given to that expression in the Letter of Credit;

        "Free Available Cash" means, at any relevant time, the amount of the Cash Balances, freely available for use by the Lessee and/or the Sub-Lessee and/or any of the Other Sub-Lessees which may, notwithstanding any Encumbrance, right of set-off or agreement with any other party, be withdrawn and/or encashed and used by it for any lawful purpose without restriction (save for restrictions that may be imposed by the First Security Agent or the Second Security Agent);

        "GIMI" means the liquefied natural gas carrier "GIMI" registered under British flag in the ownership of the relevant Other Lessor;

        "Golar Gas Group" means the Lessee, the Sub-Lessee and the Other Sub-Lessees;

        "GOLAR SPIRIT" means the liquefied natural gas carrier "GOLAR SPIRIT" registered under British flag in the ownership of the relevant Other Lessor;

        "Gotaas Larsen" means Gotaas Larsen Shipping Corp., a corporation incorporated in the Republic of Liberia having its registered office at 80 Broad Street, Monrovia, Republic of Liberia and includes its successors in title;

        "Government Entity" means and includes (whether having a distinct legal personality or not) any national or local government authority, board, commission, department, division, organ, instrumentality, court or agency and any association, organisation or institution of which any of the foregoing is a member or to whose jurisdiction any of the foregoing is subject or in whose activities any of the foregoing is a participant;

        "HILLI" means the liquefied natural gas carrier "HILLI" registered under British flag in the ownership of the relevant Other Lessor;

        "Holding  Company"  means any  holding  company  within  the  meaning of section 736 of the Companies Act 1985;

        "ICTA" means the Income and Corporation Taxes Act 1988;

        "Indebtedness" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

        "Indemnified Person" means each member of the Lessor Group and their respective officers, directors, employees, servants and agents;

        "Indexation Relief Letter" means a side letter to this Lease in respect of indexation relief, to be executed by the Lessor and the Lessee;

        "Initial Security Table" has the meaning given to that expression in the Financial Schedule;

        "Insolvency  Event"  means,  in  relation  to the  Lessee or the  Lessee
        Parent, any of the events referred to in clauses 26.1.8 to 26.1.14 inclusive occurring in respect of the Lessee or, as the case may be, the Lessee Parent;

        "Insurances" means all policies and contracts of insurance (which expression includes all entries of the Ship in a protection and indemnity or war risks association) which are from time to time during the Lease Period in place or taken out or entered into by the Lessee pursuant to clause 16 (or, during, the Sub-Lease Period, by the Sub-Lessee) for the benefit of the Lessee alone or the Lessee and the Lessor and, during the Sub-Lease Period, the Sub-Lessee in respect of the Ship (but excluding any policies and contracts of insurance taken out or entered into for the sole benefit and, save as provided in clause 16.1.1, at the cost of the Lessor and without being subject to any indemnity provision under this Lease (provided such policies and contracts of insurance do not affect recoveries under the Insurances effected by the Lessee and/or the Sub-Lessee) or otherwise howsoever in connection with the Ship and all benefits thereof (including claims of whatsoever nature and return of premiums);

        "Interest Expense" means, for any period, interest charges and related expenses for such period of the Golar Gas Group determined in accordance with Relevant GAAP on a consolidated basis;

        "Irrecoverable VAT" has the meaning given to that expression in the Financial Schedule;

        "ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention constituted pursuant to Resolution A. 741 (18) of the International Maritime Organisation and incorporated into the Safety of Life at Sea Convention and includes any amendments or extensions of it and any regulations issued pursuant to it;

        "KHANNUR" means the liquefied natural gas carrier "KHANNUR" registered under British flag in the ownership of the relevant Other Lessor;

        "LC Bank" means Bayerische Landesbank, a German company acting out of its London branch at 13/14 Appold Street, London EC2A 2NB and, where the context so requires, means such other bank acceptable to the Lessor as may replace such bank as an "LC Bank" pursuant to clause 25 and includes its successors in title;

        "Lease Documents" means this Lease, the Proceeds Deed, the Third Priority Three Party Deed, the Agency and Trust Deed, any Additional Security Documents executed by the Lessee and any other document to which the Lessee is party and which the Lessor and the Lessee agree shall be a "Lease Document" for the purposes of this Lease and all notices, consents, certificates and other documents and agreements to which the Lessee is party issued or, as the case may be, to be issued pursuant to any of the foregoing;

        "Lease Fee" has the meaning given to that expression in the Financial Schedule;

        "Lease Obligations" means all moneys, obligations and liabilities from time to time owing or payable, incurred or assumed by the Lessee in favour of the Lessor under or pursuant to this Lease and the other Lease Documents;

        "Lease Period" means the period during which the Lessee shall be entitled to the possession and use of the Ship in accordance with this Lease;

        "Legal Fee" means the fees and disbursements of Messrs Norton Rose acting as counsel to the Lessor, together with the fees in respect of any correspondent counsel instructed by Messrs Norton Rose with the approval of the Lessee;

        "Lessee" means Golar Gas Holding Company, Inc., a Liberian corporation having its registered office at 80 Broad Street, Monrovia, Republic of Liberia and includes its successors in title;

        "Lessee Group" means together the Lessee Parent and each of its Subsidiaries from time to time and for the purposes of "Annual Financial Statements" and "Quarterly Financial Statements" (and the expression "Lessee Group" where used in such definitions) any company or entity whose accounts are to be consolidated with those of the Lessee Parent in accordance with Relevant GAAP shall be treated as a Subsidiary of the Lessee Parent;

        "Lessee Parent" means Golar LNG Limited, a Bermudan company having its principal place of business at Par-la-Ville Place, Second Floor, 14 Par-la-Ville Road, Hamilton HM08, Bermuda, and being the indirect Holding Company of the Lessee and includes its successors in title;

        "Lessee Parent Guarantee" means the guarantee of the obligations of the Lessee under this Lease issued or (as the context may require) to be issued by the Lessee Parent in favour of the Lessor in the agreed form;

        "Lessee's Auditors" means PricewaterhouseCoopers or another first class firm of international accountants;

        "Lessee's Quiet Enjoyment Letter" means the letter of quiet enjoyment executed or (as the context may required) to be extended by the Lessee in favour of the Time Charterer;

        "Lessor" means Golar Freeze (Bermuda) Limited (whose name shall be changed to Sovereign Freeze Limited), a Bermudan company whose principal place of business is at Sovereign House, 298 Deansgate, Manchester M3 4HH and includes its successors in title;

        "Lessor Agent" means Sovereign Finance Plc of Sovereign House, 298 Deansgate, Manchester M3 4HH;

        "Lessor Group" means the group of companies from time to time comprising the Lessor Parent and all of its Subsidiaries;

        "Lessor Mortgage" means the first priority statutory mortgage of the Ship and collateral deed of covenant (containing an assignment by the Lessor of its interest in the Insurances (other than the Insurances in respect of protection and indemnity and other third party risks) executed or (as the context may require) to be executed by the Lessor in favour of the Lessee in the agreed form as security for its obligations to pay certain sums to the Lessee under this Lease;

        "Lessor Parent" means Alliance & Leicester plc;

        "Lessor Payment Account" means the account of the Lessor referred to in clause 8.1;

        "Lessor Proceeds Accounts" means any proceeds accounts opened or, as the context may require, to be opened by the Lessor pursuant to and in accordance with clause 2.8 of the Proceeds Deed;

        "Lessor Proceeds Accounts Assignment" means the assignment executed or (as the context may require) to be executed by the Lessor in favour of the Lessee in respect of the Lessor Proceeds Accounts, and, where the context requires, includes any Lessor Proceeds Accounts Assignment executed pursuant to clause 8.6 of the Proceeds Deed;

        "Lessor Support Letters" means the support letters issued or (as the context may require) to be issued by the Lessor Parent to (inter alios):

        (a) the Lessee, the First Security Agent and the Second Security Agent in respect of, amongst other things, the ownership and obligations of the Lessor under this Lease and the other Transaction Documents to which it is a party in the agreed form; and

        (b) the Time Charterer in respect of the obligations of the Lessor under the Quiet Enjoyment Letter;

        "Lessor's Encumbrance" means any Encumbrance which arises or is created solely as a result of:

        (a) any obligation of the Lessor or a member of the Lessor Group or any claim against or affecting the Lessor or a member of the Lessor Group (other than (except for the purposes of clauses
                3.6.3 and 21) a claim for or obligation in respect of Taxes or a claim or obligation in respect of which the liability to pay the same, or the amount of the same, is then being disputed by the Lessor or a member of the Lessor Group in good faith and which will not cause any interference to the use, possession and quiet enjoyment of the Ship by the Lessee during the Lease Period), in each case, that is not related to, or does not arise directly or indirectly as a result of, the transactions contemplated by this Lease or any of the other Transaction Documents including, without limitation, any Encumbrance which arises as a result of the operation of any vessel (other than the Ship and the Other Ships) of which any member of the Lessor Group is the owner or a disponent owner;

        (b) any Taxes imposed upon the Lessor or a member of the Lessor Group which are not required to be indemnified against by the Lessee or by any other person under this Lease or under any of the other Transaction Documents (other than (except for the purposes of clauses 3.6.3 and 21) Taxes in respect of which the liability to pay the same, or the amount of the same, is being disputed by the Lessor or a member of the Lessor Group in good faith and which will not cause any interference to the use, possession and quiet enjoyment of the Ship by the Lessee during the Lease Period);

        (c) any act or omission of the Lessor or a member of the Lessor Group (but not of any member of the Lessee Group acting as agent or representative of the Lessor or a member of the Lessor Group) that is not related to, or does not arise directly as a result of, the transactions contemplated by this Lease or any of the other Transaction Documents;

        (d) any act or omission of the Lessor or a member of the Lessor Group (but not of any member of the Lessee Group acting as agent or representative of the Lessor or a member of the Lessor Group) constituting a breach by the Lessor of its express obligations under this Lease or any of the other Transaction Documents; or

        (e) any act or omission of the Lessor which constitutes the gross negligence or wilful misconduct of the Lessor;

        "Letter of Credit" means the Letter of Credit issued or (as the context may require) to be issued by the LC Bank in favour of the Lessor in a form and in an amount acceptable to the Lessor and, where the context so requires, means any replacement letter of credit executed pursuant to clause 25, such letter of credit to be for a period initially expiring on 14 January 2015;

        "Letter of Credit Amount" means, at any relevant time, the maximum amount of the liability of the LC Bank to the Lessor under, and as determined pursuant to, the Letter of Credit at such time (but, for the purpose of the definition of Applicable Security Amount disregarding any Relevant Bank Change of Law Event or Relevant Bank Illegality Event which may affect the liability of the LC Bank to the Lessor under the Letter of Credit at such relevant time);

        "Letter of Credit Expiry Date" means, at any relevant time, the date on which the Letter of Credit expires in accordance with its terms;

        "LIBOR" has the meaning given to that expression in the Financial Schedule;

        "Loss Payable Clauses" means the provisions regulating the manner of payment of sums receivable under the Insurances which are to be incorporated in the relevant insurance documents, such Loss Payable Clauses to be in the form set out in Schedule 6 or in such forms as may from time to time be agreed in writing by the Lessor;

        "Management Agreement" means an agreement entered into or (as the context may require) to be entered into between the Sub-Lessee and the Manager on terms acceptable to the Lessor providing for the Manager to provide services relating to the commercial and technical management and crewing of the Ship during the Sub-Lease Period;

        "Manager" means Golar Management (UK) Limited, an English company with company number 04396172 having its principal place of business at 30 Marsh Wall, London E14 9TP and includes its successors in title;

        "Manager's Undertaking" means an undertaking in respect of the Ship executed or (as the context may require) to be executed by the Manager in favour of the Lessor Agent in respect of the Ship in the agreed form;

        "Mandatory Prepayment Event" means any of the events or circumstances described in clause 26.2;

        "Manuals and Technical Records" means all such books, records, logs, manuals, handbooks, technical data, drawings and other materials and documents (whether or not kept or required to be kept in compliance with any applicable laws or the requirements of the Classification Society) relating to the Ship;

        "Margin" has the meaning given to the expression "Percentage Return" in the Financial Schedule;

        "Maximum Unsecured Strip Liability Amount" means the maximum unsecured Strip Liability Amount permitted under this Lease as determined for any Security Period by reference to the amounts set out in column 4 of the Initial Security Table for such Security Period set out in column 1 of the Initial Security Table;

        "Minimum Free Available Cash" means an amount equal to twenty five million Dollars ($25,000,000);

        "Minimum LC Bank Credit Rating" means, in relation to the Initial LC Bank or any Relevant Bank, A3 "with negative credit watch" by Moodys or A- by Standard & Poor's;

        "month" means a period beginning in one (1) calendar month and ending in the next calendar month on the day numerically corresponding to the day of the calendar month on which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such next calendar month and (b) if such numerically corresponding day is not a Banking Day, the period shall end on the preceding Banking Day and "months" and "monthly" shall be construed accordingly;

        "Moodys" means Moodys Investors Services Inc. or its successors in title;

        "Net Debt" means, on a consolidated basis, an amount equal to the aggregate of all Borrowed Money of the Golar Gas Group other than Subordinated Debt minus Free Available Cash;

        "Net Sale Proceeds" means, in relation to a sale of the Ship, the amount of all consideration actually received by the Lessor from a purchaser on the sale of the Ship and any non-refundable deposit irrevocably paid to the Lessor by a person acquiring or proposing to acquire the Ship under a contract or offer to purchase or otherwise acquire the Ship which has been withdrawn, terminated or cancelled or has lapsed, less any VAT in respect of the sale of the Ship for which the Lessor is required to account, the Lessor's expenses (excluding Recoverable VAT on such expenses) reasonably incurred in connection with such sale including, without limitation, (where applicable) broker's commissions, Lessor's marketing expenses, legal costs, agency fees and port charges, insurance premiums and stamp duties, registration fees and any expenses relating to the repair of the Ship (including putting the Ship in class) intended to restore the Ship to the condition required by this Lease or pursuant to the provisions of any sale and purchase agreement in respect of the sale of the Ship;

        "Net Total Loss Proceeds" means the Total Loss Proceeds actually received by the Lessor from the insurers following a Total Loss of the Ship, less any expenses (excluding Recoverable VAT on such expenses), taxes or duties incurred by the Lessor in connection with the collection of such proceeds;

        "Notified Termination Date" has the meaning given to that expression in clause 3.3.1;

        "Other Lessor" means:

        (a) Golar Gimi (Bermuda) Limited (whose name shall be changed to Sovereign Gimi Limited) in respect of "GIMI";

        (b) Golar Spirit (Bermuda) Limited (whose name shall be changed to Sovereign Spirit Limited) in respect of "GOLAR SPIRIT";

        (c) Golar Hilli (Bermuda) Limited (whose name shall be changed to Sovereign Hilli Limited) in respect of "HILLI"; and

        (d) Golar Khannur (Bermuda) Limited (whose name shall be changed to Sovereign Khannur Limited) in respect of "KHANNUR",

        and "Other Lessors" means all of them;

        "Other Ships" means "GIMI", "GOLAR SPIRIT", "HILLI" and "KHANNUR" and "Other Ship" means any of them;

        "Other Ship Leases" means the lease agreements made or (as the context may require) to be made between the Other Lessors and the Lessee in respect of the Other Ships;

        "Other Ship Relevant Documents" means all of the "Relevant Documents" as that expression is defined in each of the Other Ship Leases;

        "Other Sub-Lessees" has the meaning given to that expression in the Proceeds Deed;

        "Operator" means any person who is at any time during the Lease Period concerned in the operation of the Ship and falls within the definition of "Company" set out in the ISM Code;

        "Original Time Charter" means the time charter dated 25 September 2002 as amended by Addendum No. 1 dated 2 February 2003, both made between the Time Charterer and Golar Freeze Inc. pursuant to which the Time Charterer has taken the Ship on time charter for a period from the Ship's delivery thereunder and expiring within a thirty (30) day period of 31 March 2008;

        "Permitted Encumbrance" means:

        (a)     any Lessor's Encumbrance;

        (b) any Encumbrance for Taxes either not yet assessed or, if assessed, not yet due and payable or being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided) so long as any such proceedings or the continued existence of such Encumbrance do not involve any likelihood of the sale, forfeiture or loss of, or of any interest in the Ship;

        (c) liens arising in the ordinary course of business by statute or by operation of law in respect of obligations which are not overdue or which are being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been provided) so long as any such proceedings or the continued existence of such lien do not involve any likelihood of the sale, forfeiture or loss of, or of any interest in the Ship;

        (d) any Encumbrance arising out of claims, judgments or events against the Lessee which are being contested in good faith or which are the subject of a pending appeal (and for the payment of which adequate reserves have been provided or, as the case may be, which the Lessor is satisfied are covered by Insurances) so long as any such claims, judgments or the continued existence of such Encumbrance do not involve in the reasonable opinion of the Lessor any likelihood of the sale, forfeiture or loss of, or of any interest in the Ship;

        (e)     Permitted Liens;

        (f)     any Encumbrance  granted pursuant to the Transaction  Documents;
                or

        (g) any other Encumbrance, the creation of which has been expressly permitted in writing by the Lessor;

        "Permitted Liens" means:

        (a) any Ship repairer's or outfitter's possessory lien for a sum not (except with the prior written consent of the Lessor) exceeding the Casualty Amount unless the Lessor has received evidence to its satisfaction that the cost of the work in respect of which the lien may arise is covered by insurances on terms satisfactory to the Lessor (in its absolute discretion) or;

        (b) any lien on the Ship for Master's, officer's or crew's wages outstanding in the ordinary course of trading; and

        (c)     any lien for salvage or general average;

        "Pollutant" means and includes oil and its products, any other polluting, toxic or hazardous substance and any other substance whose release into the atmosphere is regulated or penalised by Environmental Laws;

        "Primary Period" means the period from and including the Delivery Date and terminating, subject to the terms and conditions of this Lease, on the earlier of (a) the date falling twenty (20) years after the Delivery Date and (b) the date of termination of the leasing of the Ship under this Lease;

        "Primary Rental" has the meaning given to that expression in the Financial Schedule;

        "Primary Rental Date" has the meaning given to that expression in the Financial Schedule;

        "Proceeds Deed" means the agreement entered or (as the context may require) to be entered into between (inter alios) the Lessor, the Lessee, the Sub-Lessee, the Account Bank, the Lessor Agent, the Standby Purchaser, the First Security Agent and the Second Security Agent in the agreed form;

        "Protocol of Delivery and Acceptance" means the protocol of delivery and acceptance in relation to the Ship in the form of Schedule 3;

        "Qualifying Replacement Bank" means a Bank incorporated in a Zone A country (as the terms "Bank" and "Zone A" are defined in the Guidance Notes to Bank of England Return BSD2) with a Credit Rating of not less than the Minimum LC Bank Credit Rating and otherwise approved in writing by the Lessor (such approval not to be unreasonably withheld but withholding of such approval it is agreed shall be deemed to be reasonable where, inter alia, for internal credit reasons, the Lessor is unable to accept any additional credit exposure to such bank in an amount equal to the liability which such bank will be assuming in relation to the transactions contemplated by this Lease);

        "Quarterly Financial Statements" means quarterly:

        (a) financial statements of the Lessee, the Manager, the Sub-Lessee and each of the Other Sub-Lessees;

        (b)     consolidated financial statements of the Golar LNG Group; and

        (c) pro-forma consolidated and combined financial statements of the Golar Gas Group,

        prepared as at 31 March, 30 June and 30 September (but not 31 December) in each year (or three (3), six (6) or nine (9) (but not twelve (12)) months after the commencement of the Lessee's accounting period should its accounting reference date be changed, with the prior written consent of the Lessor from 31 December) comprising a profit and loss account and a balance sheet and a cash flow statement;

        "Quiet Enjoyment Letter(s)" means the letter(s) of quiet enjoyment executed or (as the context may require) to be executed by (inter alios) the Lessor and/or the Lessor Agent in favour of, and agreed, by the Time Charterer pursuant to the Time Charter;

        "Rated Time Charterer" has the meaning given to that expression in clause 25.6;

        "Recoverable VAT" means Value Added Tax which is not Irrecoverable VAT;

        "Relevant Bank" means the LC Bank and/or, as the case may be, any Additional Security Provider (other than an Additional Security Provider which is a member of the Lessee Group);

        "Relevant Bank Change of Law Event" means, in respect of any Relevant Bank, an event or circumstance arising by virtue of a Change of Law which requires or, in the reasonable opinion of the Lessor, will when implemented require the Relevant Bank to make any deduction or withholding in respect of Taxes from any payment to be made to the Lessor under any of the Relevant Bank Documents to which such Relevant Bank is a party and/or which would otherwise cause the amounts payable by such Relevant Bank to the Lessor under any of such Relevant Bank Documents to be less than the amount which would have been payable but for such event or circumstance (save where such event or circumstance is due to a Relevant Bank Event);

        "Relevant Bank Documents" means, in relation to any Relevant Bank, each of the documents executed from time to time by such Relevant Bank as security for the obligations and liabilities of the Lessee under this Lease or otherwise in connection with this Lease;

        "Relevant Bank Event" means, in respect of any Relevant Bank, any of the following events:

        (a) any Relevant Bank is unable to pay its debts within the meaning of section 123(1)(a), (b), (e) or (2) of the Insolvency Act 1986 or becomes insolvent or stops or suspends making payments (whether of principal or interest) with respect to all or any class of its debts or announces an intention to do so; or

        (b) any petition is presented or other step is taken for the purpose of winding up such Relevant Bank or an order is made or resolution passed for the winding up of such Relevant Bank which remains unstayed or a notice is issued convening a meeting for the purpose of passing any such resolution which remains unstayed; or

        (c) any petition is presented or other step is taken for the purpose of the appointment of an administrator of such Relevant Bank which remains unstayed or an administration order is made in relation to such Relevant Bank; or

        (d) any administrative or other receiver is appointed of such Relevant Bank or any part of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any material (in the reasonable opinion of the Lessor) part of the assets of such Relevant Bank; or

        (e) any steps are taken, or negotiations commenced, by such Relevant Bank or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its indebtedness or to proposing any kind of composition, compromise or arrangement involving such Relevant Bank and any of its creditors; or

        (f) there occurs, in relation to such Relevant Bank in any country or territory in which it carries on business or to the jurisdiction of whose courts any part of its assets is subject, any event which, in the reasonable opinion of the Lessor, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in paragraphs (a) to (d) (inclusive) above or otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

        (g) such Relevant Bank fails to pay any sum payable by it under the Relevant Bank Documents to which it is a party at the time, in the currency and in the manner stipulated in such Relevant Bank Documents (having regard to any grace periods applicable to payments contained in such Relevant Bank Documents) and such sum remains unpaid;

        "Relevant Bank Illegality Event" means, in respect of any Relevant Bank, an event or circumstance which causes or, in the reasonable opinion of the Lessor, will when implemented cause any of the Relevant Bank Documents executed by such Relevant Bank to become at any time and for any reason illegal, invalid or unenforceable or otherwise to cease to remain in full force or effect or makes it illegal, impossible or unlawful at any time for such Relevant Bank to fulfil any of the covenants and obligations expressed to be assumed by such Relevant Bank in the Relevant Bank Documents executed by such Relevant Bank or for the Lessor to exercise the rights or any of them vested in it under any of the Relevant Bank Documents executed by such Relevant Bank but in any such case other than in circumstances where, in relation to the Relevant Bank, the relevant event or circumstance arises by reason of a Relevant Bank Event in respect of the Relevant Bank;

        "Relevant Bank Security" means:

        (a)     in relation to the LC Bank, the Letter of Credit; and

        (b) in relation to any Additional Security Provider which is not a member of the Lessee Group, the Additional Security provided by such Additional Security Provider;

        "Relevant Documents" means the Lease Documents, the Standby Documents, the Management Agreement, the Lessee Parent Guarantee, the Manager's Undertaking, the Third Sub-Lessee Share Security, the Letter of Credit, any Additional Security Documents, the Quiet Enjoyment Letter, the Third Earnings Account Security, the Supplemental Agreement and any other document or instrument from time to time executed as a guarantee and/or security for the obligations of the Lessee and/or any sums of money from time to time owing whether actually or contingently, under or pursuant to this Lease or any of the other Lease Documents and any other documents supplemental to any of them of which the parties agree from time to time shall be Relevant Documents for the purpose of this Lease and all notices, consents, certificates and other documents and agreements issued or, as the case may be, to be issued pursuant to any of the foregoing;

        "Relevant Event" means any Termination Event or any Mandatory Prepayment Event or any event which after the giving of notice or lapse of time or the satisfaction of any other condition (or any combination thereof) would constitute a Termination Event or a Mandatory Prepayment Event;

        "Relevant GAAP" means accounting principles, concepts, bases and policies generally adopted and accepted in the respective jurisdictions in which the Lessee, the Sub-Lessee, the Other Sub-Lessees and the Lessee Parent are required to produce and file accounts from time to time;

        "Relevant Jurisdiction" means any jurisdiction in which or where any Relevant Party is incorporated, resident, domiciled, has a permanent establishment, carries on, or has a place of business or to which it is otherwise effectively connected;

        "Relevant Party" means any of the Lessee, the Sub-Lessee, the Lessee Parent, the Manager or any other party which is a member of the Lessee Group who is a party to any of the other Relevant Documents;

        "Relevant Period" means:

        (a) in relation to a Relevant Bank Illegality Event, the period of sixty (60) days from the occurrence or announcement of the Relevant Bank Illegality Event or, if shorter, the period from the occurrence or announcement of such Relevant Bank Illegality Event up to the date falling five (5) days prior to the date upon which the Relevant Bank Illegality Event is to take effect; and

        (b) in relation to a Relevant Bank Change of Law Event, the period of sixty (60) days from the occurrence or announcement of the Relevant Bank Change of Law Event or, if shorter, the period from the occurrence or announcement of such Relevant Bank Change of Law Event up to the date falling five (5) days prior to the date upon which such Relevant Bank Change of Law Event is to take place;

        "Relevant Security Agent" has the meaning given to that expression in the Proceeds Deed;

        "Relevant Shareholder" has the meaning given to that expression in clause 2.2.10;

        "Relevant Ship" means the Ship, the Other Ships and any other vessel from time to time (whether before or after the date of this Lease) owned, managed or crewed by, or leased to the Lessee or the Sub-Lessee for which that person has or may have responsibility for liabilities or claims resulting from non-compliance with Environmental Laws and/or the occurrence of an Environmental Incident;

        "Rental" has the meaning given to that expression in the Financial Schedule;

        "Required LC Amount" means an amount equal during each Security Period shown in the Applicable Security Table to the Total Security Amount for and during each such Security Period minus the corresponding Maximum Unsecured Strip Liability Amount for and during each such Security Period;

        "Required Letter of Credit Expiry Date" means the date falling ten (10) days after the expiry of the Primary Period;

        "Required Security Amount" means, in relation to each new Additional Security Table provided in accordance with paragraph 9 of the Financial Schedule, the amount shown in column (6) of that new Additional Security Table and, where additional security is required to be provided pursuant to clause 25.2 by reference to such amount, ignoring for this purpose the fact that such amount is shown as a negative figure for the purpose of that new Additional Security Table;

        "Requisition Compensation" means all sums of money or other compensation from time to time payable in respect of the Compulsory Acquisition of the Ship;

        "RPI"  has  the  meaning  given  to  that  expression  in the  Financial
        Schedule;

        "Secondary Period" means the period for which the Lease Period is extended in accordance with clause 3.2;

        "Secondary Rental" has the meaning given to that expression in the Financial Schedule;

        "Second Security Agent" means Nordea Bank Norge ASA of Middlethunsgate 17, 0107 Oslo, Norway and includes its successors in title;

        "Security Period" has the meaning given to that expression in the Financial Schedule;

        "Ship" means the liquefied natural gas carrier "GOLAR FREEZE" having International Maritime Organisation Number registered in the name of the Lessor under the British flag with Official Number 905530 and includes any share or interest therein and her engines, machinery, boats, tackle, outfit, equipment, spare gear, belongings and appurtenances whether on board or ashore, (but excluding consumable or other stores and provisions, bunkers, domestic fuel, lubricants, rented or leased equipment and charterer's and sub-charterer's additions) which are property of the Lessor on the Delivery Date or become installed on the Ship thereafter or which, having been removed therefrom, remain the property of the Lessor pursuant to this Lease, together with any and all substitutions therefor and all additions, improvements and replacements and removals thereof from time to time made in or to her in accordance with the provisions of this Lease and, where the context permits "Ship" shall include the Manual and Technical Records;

        "SMC" means a safety management certificate issued in respect of the Ship in accordance with the ISM Code;

        "Spill" means any emission, spill, release or discharge of a Pollutant from any Relevant Ship into the environment;

        "Standard & Poor's" means Standard & Poor's Rating Services and includes its successors in title;

        "Standby Documents" means the Standby Put Option Agreement, the Third Standby Purchaser Assignment, the Third Standby Purchaser Share Security, the Standby Lease Agreement, the Standby Rental Assignment, the Third Standby Mortgage and any other document, notice, letter or instrument entered into or given pursuant to the terms of any of the foregoing or any document which it is agreed should be a "Standby Document" for the purpose of this Lease;

        "Standby Lease Agreement" means the standby lease agreement entered or to be entered into between the Lessee and the Standby Purchaser pursuant to which the Standby Purchaser shall, following the purchase of the Ship or by the Standby Purchaser, lease the Ship to the Lessee;

        "Standby Option Notice" has the meaning given to that expression in the Standby Put Option Agreement;

        "Standby Purchaser" means LNG Shipping Co., a Cayman Islands company having its principal place of business at P.O. Box 694GT, CIBC Financial Centre, 11 Dr Roys Drive, George Town, Grand Cayman, Cayman Islands, or any other person who may from time to time, with the approval of the Lessor, replace that person as Standby Purchaser and includes its successors in title;

        "Standby Put Option Agreement" means the agreement entered into or to be entered into between the Lessor and the Standby Purchaser pursuant to which the Lessor may sell its interest in the Ship to the Standby Purchaser on the terms and conditions set out therein;

        "Standby Rental Assignment" means the assignment executed or (as the context may require) to be executed by the Lessee, the Standby Purchaser and the Lessor in the agreed form pursuant to which the Lessee shall assign in favour of the Standby Purchaser its rights under clause 5.1.1 of the Proceeds Deed and the Standby Purchaser shall assign in favour of the Lessor the Initial Rental (as defined in the Standby Lease) and the property assigned by the Lessee in favour of the Standby Purchaser under this assignment;

        "Sterling", "Pounds" and "(pound)" means the lawful currency for the time being of the United Kingdom and in respect of all payments to be made under this Lease in Sterling mean immediately available, freely transferable cleared funds in Sterling;

        "Strip Liability Amount" means, at any date, an amount equal to the difference between the Total Security Amount and the aggregate of the Letter of Credit Amount and the Additional Security Amount at that date;

        "Sub-Lease" means a lease made or (as the context may require) to be made between the Lessee and the Sub-Lessee for a period of twenty (20) years in the agreed form;

        "Sub-Lease Period" means the period during which the Sub-Lessee shall be entitled to the use and possession of the Ship in accordance with the Sub-Lease;

        "Sub-Lessee" means Golar Freeze UK Ltd., an English company with company number 04679420 having its principal place of business at 30 Marsh Wall, London E14 9TP and includes its successors in title;

        "Subordinated Debt" means any Indebtedness of the Lessee, the Manager or any of their Subsidiaries which is a Relevant Party owing to the Lessee Parent which is subject to the Subordination Deed;

        "Subordination Deed" means a deed dated April 2003 entered or (as the context may require) to be entered into between (inter alios) the Lessee, the Sub-Lessee, the Other Sub-Lessees, the Manager, Gotaas Larsen, the Lessee Parent and the First Security Agent in the agreed form;

        "Subsidiary" of any person means:

        (a) in respect of a person incorporated outside England and Wales means any company or entity directly or indirectly controlled by such person, and for this purpose "control" means either the ownership of more than fifty per cent (50%) of the voting share capital (or equivalent rights of ownership) of such company or entity or the power to direct its policies and management whether by contract or otherwise; and

        (b) in respect of a person incorporated in England and Wales, a subsidiary within the meaning of section 736 Companies Act 1985;

        "Supplemental Agreement" means the Supplemental Agreement of even date herewith relating to a certain tax deed made between the Lessor Agent and the Lessee;

        "Swap Liabilities" means Indebtedness incurred in respect of swaps, foreign exchange contracts, futures and other derivatives (but so that when calculating the value of any derivative transaction, only the marked to market value shall be taken into account) and guarantees in respect of such Indebtedness;

        "Tax Authority" has the meaning given to that expression in the Financial Schedule;

        "Tax Contest Letter" means a side letter to this Lease to be entered into by the Lessor and the Lessee and regulating the conduct of tax disputes;

        "Tax Written Down Value" has the meaning given to that expression in the Financial Schedule;

        "Taxes" includes all present and future taxes, levies, imposts, duties, fees or charges in the nature of a tax including, without limitation, corporation, capital gains, income, gross receipts, franchise, transfer, sales, use, business, occupation, transaction, purchase, value added, excise, personal property, real property, stamp, documentary, national insurance or other taxes at the rate applicable for the time being imposed by any national or local taxing or fiscal authority or any other agency or government, together with interest thereon and penalties in respect thereof and "Tax" and "Taxation" shall be construed accordingly;

        "Termination" means the termination of the leasing of the Ship under this Lease otherwise than by the expiry of the Lease Period by effluxion of time;

        "Termination Event" means any of the events or circumstances described in clause 26.1;

        "Termination Fee" means a sum calculated pursuant to paragraph 6.3 of the Financial Schedule;

        "Termination Notice" means a notice served by the Lessor on the Lessee pursuant to clause 27.1;

        "Termination Payment Date" has the meaning given to that expression in the Financial Schedule;

        "Termination Sum" has the meaning given to that expression in the Financial Schedule and shall include, for the purpose of this Lease (except the Financial Schedule), any Termination Fee;

        "Third Earnings Account Security" means third priority deed(s) of assignment executed or (as the context may require) to be executed by any person in favour of the Lessor Agent in respect of (inter alia) an Earnings Account as security for the obligations of the Lessee under (inter alia) this Lease in the agreed form or in such other form as the Lessor may reasonably require for the purpose of creating effective security over such account under any applicable laws;

        "Third Priority Three Party Deed" means the third priority assignment of
        (a) the Lessee's rights, title and interest in and to (i) all Insurances and Requisition Compensation of the Ship, (ii) the Lease and (iii) the Sub-Lease and (b) the Sub-Lessee's rights, title and interest in and to
        (i) all Insurances and Requisition Compensation of the Ship and (ii) the Time Charter executed or (as the context may require) to be executed by the Lessee and the Sub-Lessee in favour of the Lessor Agent in the agreed form;

        "Third Standby Mortgage" means any third priority mortgage in respect of the Ship executed by the Standby Purchaser in favour of the Lessor pursuant to clause 5.2.5 of the Proceeds Deed;

        "Third Standby Purchaser Assignment" means the third priority assignment executed or (as the context may require) to be executed by the Standby Purchaser in favour of the Lessor Agent in the agreed form in respect of the rights, title and interest of the Standby Purchaser in and to (inter alia) the Insurances and Requisition Compensation;

        "Third Standby Purchaser Share Security" means the third priority charge of the issued and outstanding share capital of the Standby Purchaser executed or (as the context may require) to be executed by the shareholder of the Standby Purchaser in favour of the Lessor Agent in the agreed form;

        "Third Sub-Lessee Share Security" means the third priority charge of the issued and outstanding share capital of the Sub-Lessee executed or (as the context may require) to be executed by the Manager in favour of the Lessor Agent in the agreed form;

        "Time Charter" means the Original Time Charter as novated by the Time Charter Novation Agreement and as further amended and supplemented pursuant to Addendum No. 2 dated April 2003 and including any extensions and replacement thereof pursuant to the terms thereof and including any other time charter(s) approved by the Lessor pursuant to clause 25.6;

        "Time Charter Novation Agreement" means the novation agreement dated 4 April 2003 made between the Time Charterer, Golar Freeze Inc. and the Sub-Lessee pursuant to which the rights, title and interest and all obligations of Golar Freeze Inc. under the Original Time Charter have been novated in favour of the Sub-Lessee; "Time Charterer" means Methane Services Limited, an English company with company number 0737366 having its principal place of business at 100 Thames Valley Park Drive, Reading, Berkshire, RG6 1PT and includes its successors in title and includes any other person which is a party to a Time Charter as charterer from time to time;

        "Total Loss" means:

        (a) actual or constructive or compromised or arranged total loss of the Ship; or

        (b)     the Compulsory Acquisition of the Ship; or

        (c) the hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation of the Ship (other than where the same amounts to Compulsory Acquisition of the Ship) by any persons, unless the Ship be released and restored to the Lessee or, during the Sub-Lease Period, the Sub-Lessee from such hijacking, theft, condemnation, capture, seizure, arrest, detention or confiscation within sixty (60) days after the occurrence thereof; or

        (d) the expiry of one hundred and eighty (180) days (or such longer period as the Lessor, the Lessee and the Relevant Security Agent may agree) after the Ship shall have been requisitioned for hire by a Government Entity or other competent authority, whether de jure or de facto;

        "Total Loss Date" means the date upon which the Ship is deemed to have become a Total Loss pursuant to clause 22.2.2;

        "Total Loss Payment Date" means the earliest of any of the following dates next occurring after the Total Loss Date:

        (a) the date falling one hundred and twenty (120) days after the Total Loss Date (or such later day as the Lessor may agree from time to time); or

        (b) the first Banking Day after the day on which the Lessor receives the Total Loss Proceeds or Requisition Compensation;

        "Total Loss Proceeds" means the proceeds of any policy or contract of insurance arising in respect of a Total Loss;

        "Total Security Amount" has the meaning given to that expression in the Financial Schedule;

        "Transaction Documents" has the meaning given to that expression in the Proceeds Deed;

        "Transaction Fees" means the Arrangement Fee, the Lease Fee and the Legal Fee;

        "United Kingdom" means Great Britain and Northern Ireland;

        "Value Added Tax" or "VAT" means value added tax as provided for in VATA and legislation (whether delegated or otherwise) supplemental thereto or in any primary or subordinate legislation promulgated by the European Union or any body or agency thereof and any tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar or turnover Tax replacing or introduced in addition to any of the same;

        "Variable Liability Amount" has the meaning given to that expression in the Letter of Credit;

        "Variable Assumption" has the meaning given to that expression in the Financial Schedule;

        "VATA" means the Value Added Tax Act 1994; and

        "WDA Letter" means a side letter to this Lease to be entered into by the Lessor and the Lessee in relation to the rate of writing down allowances.

1.3     Insurance definitions

        In clause 16:

1.3.1 "excess risks" means the proportion (if any) of claims for general average, salvage and salvage charges and under the ordinary collision clause not recoverable in consequence of the value at which a vessel is assessed for the purpose of such claims exceeding her insured value;

1.3.2   "protection and indemnity risks" means:

        (a) the usual risks (including oil pollution) covered by a United Kingdom protection and indemnity association or a protection and indemnity association which is managed in London or Norway or is otherwise a member of the "International Group" of protection and indemnity associations (including, without limitation, the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation therein of clause 8 of the Institute Time Clauses (1/11/95) or the Institute Amended Running Down clause (1/10/71) or any equivalent provision); or

        (b) (if placed on Norwegian terms) means protection and indemnity risks as defined in the Norwegian Marine Insurance Plan of 1964 as amended; and

1.3.3 "war risks" includes those risks covered by the standard form of English marine policy with Institute War and Strike Clauses (Time) (1/11/95) attached or similar cover (or if placed on Norwegian terms, means the war risks described in The Norwegian Maritime Insurance Plan of 1966 as amended).

1.4     Headings

        Clause headings and the index are inserted for convenience of reference only and shall be ignored in the interpretation of this Lease.

1.5     References

        In this Lease, unless the context otherwise requires:

1.5.1 references to Clauses and Schedules are to be construed as references to Clauses of, and Schedules to, this Lease and references to this Lease include its Schedules;

1.5.2 references to (or to any specified provision of) this Lease or any other document shall be construed as references to this Lease, that provision or that document as in force for the time being and as amended in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties;

1.5.3 references to a "regulation" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

1.5.4   words importing the plural shall include the singular and vice versa;

1.5.5   references to a time of day are to London time;

1.5.6   references   to  a  person  shall  be  construed  as  references  to  an individual, firm, company, corporation, unincorporated body of persons or any Government Entity;

1.5.7 references to a "guarantee" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "guarantees" shall be construed accordingly;

1.5.8 references to an "obligation" include, for the avoidance of doubt, an obligation to make a payment;

1.5.9 except in the Financial Schedule references to any enactment shall be construed as references to such enactment as re-enacted, amended or extended; and

1.5.10 references to any person include the successors and permitted assigns of such person.

1.6     Value added tax

        Any Value Added Tax or any similar tax properly chargeable in respect of supplies of goods or services under the terms of this Lease or any of the other Relevant Documents shall be payable (subject to production of an appropriate Value Added Tax invoice) in addition to the amounts otherwise payable hereunder or thereunder, which amounts are determined exclusive of Value Added Tax.

1.7     Conflicts

        In the event of any conflict between this Lease and any of the other Lease Documents, the provisions of this Lease shall prevail but in the event of any conflict between a Lease Document and the Proceeds Deed, the provisions of the Proceeds Deed shall prevail.

1.8     Agreed forms

        In this Lease, any document expressed to be "in the agreed form" means a document in a form agreed by (and for the purposes of identification signed by or on behalf of) the Lessee and the Lessor or (in the case of any of the Relevant Documents) a document in the form actually executed by both the Relevant Party or Relevant Parties and the Lessor.

1.9     Contracts (Rights of Third Parties) Act 1999

        With the exception of any Indemnified Persons, no term of this Lease shall be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Lease. For the avoidance of doubt however it shall not be necessary for the parties to this Lease to obtain the consent of the Indemnified Persons in order to amend, supplement or modify the terms of this Lease.

2       Lessee's representations and warranties

2.1     Continuing representations and warranties

        The Lessee represents and warrants to the Lessor that:

2.1.1   Due incorporation

        each Relevant Party is duly incorporated and validly existing under the laws of its country or state of incorporation as a limited liability company and has power to carry on its business as it is now being conducted and to own its property and other assets;

2.1.2   Corporate power

        each Relevant Party has power to execute, deliver and perform its obligations under the Relevant Documents to which it is or is to be party and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same;

2.1.3   Binding obligations

        this Lease constitutes and each other of the Relevant Documents, upon execution and delivery thereof, will constitute the legal, valid and binding obligations of each Relevant Party enforceable in accordance with its terms except as such enforcement may be limited by any relevant bankruptcy, insolvency, administration or similar laws affecting creditors' rights generally and by general principles of equity;

2.1.4   No conflict with other obligations

        the execution and delivery of, and the performance of the Relevant Documents to which any Relevant Party is a party will not (a) contravene any existing applicable law, statute, rule or regulation or any judgment, decree or permit to which any Relevant Party is subject, (b) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any Relevant Party is a party or is subject or by which it or any of its property is bound, (c) contravene or conflict with any provision of the memorandum and articles of association/articles of incorporation and by-laws or other constitutional documents of any Relevant Party or (d) result in the creation or imposition of or oblige any Relevant Party to create any Encumbrance (other than a Permitted Encumbrance) on the undertakings, assets, rights or revenues of any Relevant Party;

2.1.5   Choice of law

        the choice by the Relevant Parties of English law to govern the Relevant Documents and, where applicable, the submission by the Relevant Parties to the non-exclusive jurisdiction of the English courts are valid and binding;

2.1.6   No immunity

        no Relevant Party nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement);

2.1.7   Financial statements correct and complete

        the unaudited proforma consolidated and combined financial statements of the Lessee and its Subsidiaries (excluding Oxbow Holdings Inc. and Golar Maritime (Asia) Inc.) and the audited consolidated financial statements of the Lessee Group in respect of the financial year ended on 31 December 2001 and the financial statements of the Golar Gas Group in respect of the nine (9) months ended as of 30 September 2002 (prepared on a pro-forma consolidated and combined basis) as delivered to the Lessor have been prepared in accordance with Relevant GAAP consistently applied and present fairly and accurately the consolidated and combined financial position of the Lessee and its Subsidiaries (excluding Oxbow Holdings Inc. and Golar Maritime (Asia) Inc.) and the Lessee Group and the consolidated and combined financial position of the Golar Gas Group as at the relevant date and the consolidated results of the operations of the Lessee and its Subsidiaries (excluding Oxbow Holdings Inc. and Golar Maritime (Asia) Inc.) and the Lessee Group for the financial year ended as at the relevant date and the consolidated and combined results of the operations of the Golar Gas Group respectively for the nine (9) months ended as at the relevant date, and, as at the relevant date, neither the Lessee nor any of its Subsidiaries (excluding Oxbow Holdings Inc. and Golar Maritime (Asia) Inc.) nor any of the Lessee Group nor any of the Golar Gas Group had any significant liabilities (contingent or otherwise) which are not disclosed by, or reserved against in, such financial statements and neither the Lessee nor any of its Subsidiaries (excluding Oxbow Holdings Inc. and Golar Maritime (Asia) Inc.) nor any of the Lessee Group nor any of the Golar Gas Group had any unrealised or anticipated losses which are not disclosed by, or reserved against or provided for in, such financial statements; and

2.1.8   Tax residence

        the Sub-Lessee is resident in the United Kingdom and is not resident for Tax purposes in any jurisdiction other than the United Kingdom.

2.2     Initial representations and warranties

        The Lessee further represents and warrants to the Lessor that:

2.2.1   Consents obtained

        every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by each Relevant Party to authorise, or required by such Relevant Party in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of the Relevant Documents to which it is a party or the performance by each Relevant Party of its obligations under the Relevant Documents to which it is a party has been obtained or made and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

2.2.2   Pari passu

        the obligations of each Relevant Party under the Relevant Documents are direct, general and unconditional obligations of such Relevant Party and rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of each Relevant Party save for obligations mandatorily preferred by law and not by contract;

2.2.3   No default under other Indebtedness

        no Relevant Party is (nor would be with the giving of notice or lapse of time or the satisfaction of any other condition or combination thereof
        be) in material breach of or in default under any agreement  relating to
        (a) Borrowed Money or (b) Indebtedness in respect of amounts exceeding one million Dollars ($1,000,000), to which it is a party or by which it may be bound;

2.2.4   Information

        the information, exhibits and reports furnished by the Lessee to the Lessor in connection with the matters contemplated by the Relevant Documents or in connection with the negotiation and preparation of the Relevant Documents are true and accurate in all material respects and not misleading, do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained therein;

2.2.5   No withholding taxes

        (a) no Taxes are imposed by withholding or otherwise on any payment to be made by any Relevant Party under any of the Relevant Documents or are imposed on or by virtue of the execution or delivery by any Relevant Party of the Relevant Documents or any other document or instrument to be executed or delivered under any of the Relevant Documents;

        (b)     the Lessee is exempt from tax in the Republic of Liberia;

        (c) neither the Lessee nor any of its Subsidiaries or affiliates is a division, bureau, office, agency, department, committee or political subdivisions of the Government of the Republic of Liberia or another sovereign jurisdiction;

        (d) the Lessee is not regularly engaged in the conduct of activities pursuant to contractual arrangements with the Republic of Liberia or any division, bureau, office, agency, department, committee or political subdivisions thereof;

        (e)     the Lessee is not:

                (i) regularly engaged in the ownership, use or disposition of real property located in the Republic of Liberia or agricultural or mineral products derived therefrom; nor

                (ii) regularly engaged in the conduct of activities pursuant to a contractual arrangement with the Republic of Liberia or any agency or political subdivision thereof;

                (iii) a corporation in respect of which more than twenty five percent (25%) of the total combined voting power and more than twenty five percent (25%) of the total value of outstanding equity stock is owned directly or indirectly by Liberian resident persons; nor

                (iv) carrying on business operations in the Republic of Liberia;

2.2.6   No Relevant Event

        no Relevant Event has occurred and is continuing;

2.2.7   The Ship

        the Ship on the Delivery Date will:

        (a)     be in the absolute ownership of the Lessor;

        (b) maintain the Classification free of all requirements and recommendations of the Classification Society that are overdue or have not been complied with in accordance with their relevant terms; and

        (c) save in respect of or pursuant to the Sub-Lease and the Time Charter, not be subject to any lease or contract or to any agreement to enter into any charter or contract which, if entered into by the Lessee after the date of any or all of the Lease Documents, would have required the consent of the Lessor;

2.2.8   Freedom from Encumbrances

        neither the Lessee's interest in the Ship, the Insurances or any Requisition Compensation nor any part thereof will be on the Delivery Date subject to any Encumbrances save for any Permitted Encumbrances;

2.2.9   Environmental matters

        to the best of the knowledge and belief of the Lessee and its officers:

        (a) all Environmental Laws applicable to the Ship have been complied with and all consents, licences and approvals required under such Environmental Laws have been obtained and complied with;

        (b) no Environmental Claim has been made, or is pending, against the Lessee or the Ship and not fully satisfied;

        (c) no Environmental Claim has been made, or is pending, against any Relevant Party (other than the Lessee) or any Relevant Ship (other than the Ship) and not fully satisfied which constitutes or may give rise to a Termination Event of the type specified in clause 26.1.18; and

        (d)     there has been no Environmental Incident;

2.2.10  Share ownership

        (a) Gotaas Larsen is the sole legal and beneficial owner of the whole of the issued share capital of the Lessee as at the date of this Lease;

        (b) the Lessee Parent is the sole, legal and beneficial owner of the whole of the issued share capital of Gotaas Larsen as at the date of this Lease; and

        (c) not less than twenty five percent (25%) of the issued and outstanding share capital of the Lessee Parent is directly or indirectly, legally and beneficially owned by Mr. John Fredriksen (the "Relevant Shareholder");

2.2.11  Copies true and complete

        the copies of the Management Agreement and such of the Transaction Documents to which the Lessor is not a party delivered by the Lessee to the Lessor are true and complete copies of such documents, each of such documents constitutes the valid, legally binding and enforceable obligations of the Relevant Parties which are parties thereto, are in full force and effect and there have been no material amendments or variations thereof or defaults thereunder;

2.2.12  No litigation

        no litigation, arbitration or administrative proceeding is taking place, pending or, to the knowledge of the officers of the Lessee, threatened against any Relevant Party which could, if adversely determined, have a material adverse effect on the business, assets or financial condition of the Lessee Group taken as a whole; and

2.2.13  No filings required

        save for the filing of the Third Priority Three Party Deed, the Third Standby Purchaser Share Security, the Third Sub-Lessee Share Security, the Standby Rental Assignment and the Third Standby Purchaser Assignment and the Third Earnings Account Security with the Companies Registry in England and Wales and the filing of the Third Standby Purchaser Share Security, the Standby Rental Assignment and the Third Standby Purchaser Assignment with the Companies Registry in the Cayman Islands, it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Relevant Documents that any of them or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Relevant Documents and the Relevant Documents are, or will, upon execution thereof by any Relevant Party, be in proper form for their enforcement in the courts of each Relevant Jurisdiction.

2.3     Repetition of representations and warranties

        On and as of the Delivery Date and (except in relation to the representations and warranties in clause 2.2) on each Primary Rental Date the Lessee shall be deemed to repeat the representations and warranties in clause 2.1 (and so that the representation and warranty in clause 2.1.7 shall for this purpose refer to the then latest audited financial statements of the Lessee, the Sub-Lessee, the Other
        Sub-Lessees and the Manager, the audited consolidated financial statements of the Lessee Group and the consolidated and combined financial statements of the Golar Gas Group delivered to the Lessor under clause 11.1.4) as if made with reference to the facts and circumstances existing on such day.

2.4     Not prejudiced by Lessor's investigation

        The rights and remedies of the Lessor in relation to any misrepresentation or breach of warranty on the part of the Lessee shall not be prejudiced by any investigation by or on behalf of the Lessor into the affairs of any person (other than the Lessor) being a party to any of the Relevant Documents, by the performance of any of the Relevant Documents, or by any other act or thing which may be done or omitted to be done by the Lessor under any of the Relevant Documents which would or might, but for this clause 2.4, prejudice such rights and remedies.

3       Term of Lease

3.1     Primary Period

        The Lessor shall let and demise to the Lessee and the Lessee shall lease the Ship, subject to the terms and conditions of this Lease, for the Primary Period.

3.2     Secondary Period

        The Lessee shall be entitled, provided that no Relevant Event has occurred and is continuing, on giving to the Lessor notice (which notice, when given, shall be irrevocable) not less than thirty (30) days prior to the end of (a) the Primary Period and (b) (subject as hereinafter provided) each succeeding period of twelve (12) months from the end of the Primary Period, to extend the Lease Period for a period of twelve (12) months or, if less, up to a maximum period equivalent to any remaining useful life of the Ship. The Lessee's entitlement to extend the Lease Period in the manner referred to above is subject to the Lessee providing evidence reasonably satisfactory to the Lessor that the Ship remains seaworthy and has a remaining useful life equal to the term for which the Lease Period is to be extended pursuant to this clause 3.2.

3.3     Voluntary termination and expiry

3.3.1   Notice of termination

        The Lessee shall, subject to clause 25.5, be entitled to terminate the Lease Period on any date provided that:

        (a) the Lessee shall have given to the Lessor notice of the proposed date of termination not less than thirty (30) days before such date; or

        (b) if the Lessee becomes liable to make a payment in respect of an increased cost to the Lessor under clause 31.1 or if the Lessee certifies in writing that it wishes to terminate the Lease Period because it has become Economically Burdensome, the Lessee shall be entitled to give to the Lessor notice of the proposed termination not less than five (5) Banking Days before such date.

                A voluntary termination under this clause 3.3 will also occur in the circumstances contemplated by clauses 3.8, 25, 27.3 and
                31.3. For the purpose of this clause 3.3, the date specified as the proposed date of any termination in any notices delivered pursuant to sub-clauses (a) and (b) above or the date of any notices given pursuant to clause 3.8, 25 or, as the case may be, the date five (5) Banking Days following the issue of a notice of termination pursuant to clauses 27.3 or 31.3, shall be referred to as the "Notified Termination Date".

3.3.2   Continuation of Lease Period

        Notwithstanding anything to the contrary in this Lease where the Lease Period expires by effluxion of time or if the Lessee gives notice to terminate the Lease Period pursuant to this clause 3.3, the Lease Period shall continue on the terms set out in clause 18.3 until and end on the date on which the Ship shall be delivered to a purchaser thereof pursuant to a sale of the Ship as contemplated by clause 3.4, whenever such delivery shall take place.

3.3.3   Termination payments

        On the Notified Termination Date the Lessee shall pay to the Lessor an amount equal to the Termination Sum on such date together with all amounts of Rental and other moneys then due and owing by the Lessee to the Lessor under this Lease or any of the other Lease Documents.

3.3.4   Mitigation

        Where the Lease Period is terminated because it has become Economically Burdensome to the Lessee, the Lessor and the Lessee agree that they shall, at the cost of the Lessee, use all reasonable endeavours to arrange for a termination of the Lease Period in an efficient manner so as to try and minimise the after-tax cost to the Lessee arising from such termination. It is acknowledged and agreed, however, that the Lessor shall not be obliged to agree to any arrangement or take any action in connection with the above mitigation arrangements if to do so would give rise to any additional cost or liabilities to the Lessor in respect of any such termination of the Lease Period unless the Lessor is indemnified or otherwise secured in a manner satisfactory to it, in its absolute discretion, in respect of any such additional costs or liabilities.

3.4     Sale of Ship on expiry or voluntary termination

        During the period commencing ninety (90) days before the last day of the Lease Period (or, as the case may be, commencing on the date of notice being given under clause 3.3) and ending on the date on which the completion of the sale or disposal of the Ship takes place the Lessor shall, subject to the provisions of the Proceeds Deed relating to the sale or other transfer or disposal of the Ship and provided it shall not be prevented from so doing for any reason whatsoever which is beyond its reasonable control, endeavour to sell all of its rights, title and interest in and to the Ship with an intended delivery or completion on, or as soon as practicable after, the Notified Termination Date or, as the case may be, the date of expiry of the Lease Period by effluxion of time. The Net Sale Proceeds arising in respect of any sale shall be applied, subject to clause 10.4 and the provisions of clauses 3.1 and
        3.3 of the Proceeds Deed, as follows:

3.4.1 first, in retention by the Lessor of an amount equal to one tenth of one per cent (0.1%) of the amount of the Net Sale Proceeds;

3.4.2 secondly, in or towards retention by the Lessor of an amount equal to all or any part of the Termination Sum which the Lessee shall not, on or before the date of application of the Net Sale Proceeds, have paid to the Lessor in accordance with clause 3.3;

3.4.3 thirdly, in or towards settlement of any other amounts owing by the Lessee to the Lessor under this Lease or any of the other Lease Documents (including any interest due in respect thereof);

3.4.4 fourthly, in or towards refunding to the Lessee by way of rebate of Rental an amount not exceeding all Rental (including, without limitation, any Termination Sum) paid to the Lessor by the Lessee under this Lease; and

3.4.5   fifthly,  to the  Lessee,  by  way of  sales  commission  determined  in
        accordance   with  the  provisions  of  clause  3.6.4  or  otherwise  as appropriate.

3.5     Redelivery voyage

        Should the Ship be upon a voyage (other than under requisition for hire) at the time the Lease Period would (but for the provisions of this clause 3.5) have terminated the Lease Period shall (if required by the Lessee) continue for such additional time as may be necessary for the completion of such voyage. The Lease Period shall also continue for such additional time as may be necessary in order to bring the Ship to a port of re-delivery as provided in clause 18.1 The Lessee shall use all reasonable endeavours to bring the Ship to such port of re-delivery as soon as practicable following completion of the relevant voyage. Nothing in this clause 3.5 shall, where the Lease Period is terminated following the issue of a Termination Notice, operate to modify the dates on which the Lessee is required to make any payments (whether of any Termination Sum or otherwise) under this Lease.

3.6     Sales agency

        In respect of any sale of the Ship in accordance with clause 3.4, the Lessor hereby appoints the Lessee (and such appointment shall, without prejudice to clause 3.4.5, constitute a full discharge by the Lessor of its obligation under clause 3.4 to endeavour to sell the Ship) to act as the sole and exclusive agent of the Lessor for the purpose of negotiating the sale of the Ship on the following terms:

3.6.1 the Lessee will (if and to the extent it is permitted to do so under the Proceeds Deed) endeavour to arrange the sale of the Ship for a cash consideration payable by the purchaser in full on completion of such sale in Pounds, Dollars or such other currency as the Lessor may approve (such approval not to be withheld in the case of a currency which is then freely convertible into Pounds) on the best terms (including price) reasonably obtainable on the open market (and in any event for no less than the Tax Written Down Value of the Ship as at the date of such sale) provided that the Ship shall not be sold to:

        (a)     the Lessee or the Sub-Lessee; or

        (b) any person acting in trust for, as nominee of, as agent, or otherwise as representative of, or on behalf of any of the persons referred to in (a) above,

        and the Lessee will keep the Lessor informed from time to time of its progress;

3.6.2 the Lessee's authority will not extend to concluding a contract for the sale of the Ship for which the Lessor's specific written authority will be required (which authority shall not be withheld or delayed where (a) the sale complies with the other provisions of this clause 3.6, (b) the resulting Net Sale Proceeds will equal or exceed the Tax Written Down Value as at the proposed date of sale and (c) the aggregate of the Net Sale Proceeds which can be retained by the Lessor pursuant to clauses
        3.1 and 3.3 of the Proceeds Deed and the Applicable Security Amount as at the proposed date of sale will exceed the aggregate amount of the Termination Sum and all other amounts owing by the Lessee to the Lessor under this Lease and any amounts due but unpaid under any of the other Lease Documents (including any interest due in respect thereof) as at the proposed date of sale or that, to the extent that either (b) or (c) above do not apply, the Lessee has satisfied the Lessor that the Lessee and/or the Lessee Parent will have adequate financial resources available to enable the Lessee to pay the balance of such aggregate amount to the Lessor in accordance with clause 3.4));

3.6.3 the Ship shall be offered for sale on an "as is where is" basis and for delivery on, or as soon as practical after, termination or expiry of the Lease Period and any contract for its sale shall include terms to the following effect:

        (a) that all terms, conditions, representations or warranties, expressed or implied by statute or otherwise, whether as to the state or quality of the Ship or as to description, fitness for purpose, merchantable quality, satisfactory quality or otherwise, are, so far as is permitted by law, expressly excluded as between the Lessor and the buyer save in respect of the warranty that the Lessor shall be passing such title to the Ship as the Lessor received from Golar Freeze Inc. free from any Lessor's Encumbrances;

        (b) that, if the proposed sale contract provides for delivery of the Ship by the Lessor, such obligation is conditional upon the Ship first being redelivered to the Lessor;

        (c) that the purchase moneys shall be paid to the Lessor in full in cash on completion of the sale to the relevant Lessor Proceeds Account and otherwise, where applicable, in accordance with, the provisions of the Proceeds Deed;

3.6.4   if the Net Sale Proceeds exceed the aggregate of:

        (a) any sums which the Lessor may be entitled to retain in accordance with clauses 3.4.1, 3.4.2 and 3.4.3; and

        (b) any sums which the Lessor shall be obliged to pay to the Lessee by way of rebate of Rental in accordance with clause 3.4.4 and as determined pursuant to clause 3.4 then,

        subject to clause 10.4 the Lessor shall promptly pay to the Lessee by way of sales commission, an amount equal to such excess;

3.6.5 the Lessee shall be entitled to delegate its rights and duties under this clause 3.6 to any member of the Lessee Group or to any other person as the Lessor may approve, such approval not to be unreasonably withheld; and

3.6.6 the sales agency rights under this clause shall not apply or shall be terminated if at the time the sales agency appointment would arise or at any time thereafter a Termination Event occurs and is continuing and the Lessor has served a Termination Notice.

3.7     Credit review

        The Lessor shall be entitled during the period between the dates falling one hundred and eighty (180) and ninety (90) days prior to the Credit Review Date (in this clause 3.7 the "Credit Review Period") to carry out a review of the security arrangements constituted by the Relevant Documents and the creditworthiness of the Lessee and the Lessee Parent (taking into account the exposure of the Lessee and the Lessee Parent under the Relevant Documents having regard to any Relevant Bank Documents which will continue in full force and effect after the Credit Review Date, any new valuations of the Ships and the Other Ships provided to the Lessor at such time and any surplus amounts available in respect of the Ships and the Other Ships as security to the Lessor and the Other Lessors at that time) and, at the absolute discretion of the Lessor, to determine whether such security arrangements and/or creditworthiness are adequate to secure the Strip Liability Amount and any other unsecured obligations of the Lessee under this Lease and the other Lease Documents in respect of the period falling after the Credit Review Date. The Lessor agrees that it shall consult with the Lessee during the Credit Review Period when considering the matters to be considered by the Lessor pursuant to this clause. Following such review the Lessor shall notify the Lessee of its decision on or before the expiry of the Credit Review Period and, if it considers that such security arrangements and/or creditworthiness are inadequate, the Lessor will initially notify the Lessee in writing and during the period from the date of such notification up to the date falling forty five (45) days prior to the Credit Review Date and if the Lessee so requests, the Lessor and the Lessee shall discuss in good faith alternative arrangements which, if implemented, would cause the Lessor to be comfortable with the security arrangements and/or creditworthiness of the Lessee and the Lessee Parent and if agreement in principle can be reached on such alternative arrangements then such alternative arrangements shall be documented on terms and in a form acceptable to the Lessor on or prior to the Credit Review Date.

        If, notwithstanding the said good faith discussions, the Lessor is still not satisfied that the security arrangements and/or creditworthiness of the Lessee and the Lessee Parent, even on a modified basis, are adequate, the Lessee will be entitled at the Lessee's option to either:

3.7.1   issue a notice of the type  referred to in clause 3.8 under  clause 3.8;
        or

3.7.2 constitute to the satisfaction of the Lessor prior to the Credit Review Date, such additional security as shall be acceptable to the Lessor and having a value for security purposes (as determined by the Lessor) at the date upon which such further security shall be constituted as the Lessor shall in its absolute discretion require to secure the Strip Liability Amount and any other unsecured obligations of the Lessee under this Lease and the other Lease Documents having regard to the circumstances in which such additional security is required to be provided under this clause.

        The Lessor agrees that for the purpose of clause 3.7.2 the provision by the Lessee of a letter of credit or bank guarantee from a Qualifying Replacement Bank on terms acceptable to the Lessor in an amount equal to the amount of the Strip Liability Amount and/or such other additional security requirement to be provided under this clause shall be acceptable additional security for the relevant amount secured for the purpose of this clause.

3.8     Credit review notice

        If the Lessee shall, pursuant to clause 3.7 elect to give a notice of the type referred to in this clause 3.8, the Lessee shall be immediately obliged to give a notice pursuant to clause 3.3 (other than with respect to the period of such notice) to terminate the Lease Period on the Credit Review Date. The provisions of clauses 3.4, 3.5 and 3.6 shall apply to such termination of the Lease Period.

4       Conditions

        4.1 Lessee's conditions precedent

        The obligation of the Lessor (in each case as between the Lessor and the Lessee pursuant to clause 4.5) to pay the Transaction Fees and to let and demise the Ship to the Lessee under this Lease is subject to the condition that on the Delivery Date the Lessor shall have received the documents and evidence specified in Schedule 1, in each case, in form and substance satisfactory to the Lessor (and that, unless otherwise agreed by the Lessor and the Lessee, Delivery shall occur on or prior to 11 April 2003).

4.2     Further conditions

        The obligation of the Lessor to pay the Transaction Fees and to demise the Ship to the Lessee under this Lease shall be subject to the further condition that the Lessor shall have received a Delivery Request Notice not less than two (2) Banking Days (or such shorter period as the Lessor and the Lessee may agree) prior to the required date for payment of the Transaction Fees and the proposed date of delivery of the Ship to the Lessee under this Lease and to the further conditions that at the time of the giving of the Delivery Request Notice and immediately prior to the time when Delivery is to take place:

        (a)     the  representations  and  warranties set out in clauses 2.1 and
                2.2 (and so that the representation and warranty in clause 2.1.7 shall for this purpose refer to the then latest audited financial statements delivered to the Lessor under clause 11.1) and the representations and warranties set out in clauses 4.1 and 4.2 of the Lessee Parent Guarantee (and so that the representation and warranty in clause 4.1.6 of the Lessee Parent Guarantee shall for this purpose refer to the then latest audited financial statements delivered to the Lessor under clause 5.1.4 of the Lessee Parent Guarantee) are true and correct as if each was made with respect to the facts and circumstances existing at such time;

        (b) no Relevant Event shall have occurred and be continuing or would arise by reason of payment of the Transaction Fees or by reason of Delivery taking place; and

        (c) no Relevant Bank Event, Relevant Bank Change of Law Event or Relevant Bank Illegality Event shall have occurred and be continuing.

4.3     Temporary waivers

        The conditions specified in clauses 4.1 and 4.2 are inserted for the sole benefit of the Lessor and may be waived in whole or in part and with or without conditions by the Lessor provided always that if any of the said conditions are outstanding after Delivery then, unless the Lessor shall have given a specific written waiver or deferral in respect thereof, the Lessee shall ensure that each such outstanding condition is fulfilled within thirty (30) days of the Delivery Date and provided further that the Lessor shall be entitled to treat the failure of the Lessee to perform such outstanding conditions within such period of thirty (30) days as a Termination Event and as a repudiatory breach of this Lease by the Lessee.

4.4     Payment of Transaction Fees

4.4.1 Subject to satisfaction of the conditions precedent to the payment of the Transaction Fees referred to in clause 4, the Lessor agrees to pay the Arrangement Fee to the Arranger, the Lease Fee to Sovereign Finance Plc and the Legal Fee to Messrs Norton Rose.

4.4.2 The Lessor shall not be entitled to set off or withhold from the Transaction Fees payable by the Lessor pursuant to this clause 4.4 any amounts due or expressed to be due from any Relevant Party under this Lease or any of the Relevant Documents.

4.5     Lessor's conditions precedent

        The obligations of the Lessee under this Lease are conditional upon the Lessee having received on or prior to the Delivery Date the following documents and evidence to its satisfaction:

4.5.1 a copy, certified by a director of the Lessor, of resolutions of the board of directors of the Lessor approving the transactions contemplated by the Relevant Documents and the execution of the Relevant Documents to which the Lessor is a party; and

4.5.2 the Proceeds Deed, the WDA Letter, the Tax Contest Letter, the Indexation Relief Letter, the Lessor Mortgage, the Lessor Proceeds Accounts Assignment and the Quiet Enjoyment Letter duly executed by the Lessor, the Lessor Support Letters duly executed by the Lessor Parent and the Supplemental Agreement and the Quiet Enjoyment Letter duly executed by the Lessor Agent.

5       Delivery and acceptance

5.1     Commencement of Lease Period

        On or before the date falling three (3) Banking Days after the service of the Delivery Request Notice, the Lessor confirming its satisfaction with the conditions set out in clauses 4.1 and 4.2, the Lessor shall, subject to the provisions of clauses 4.1 and 4.2, deliver the Ship to the Lessee under this Lease and the Ship shall become subject to and governed by this Lease, the Lease Period shall commence and the Lessee shall be deemed to have accepted delivery of the Ship under this Lease. Delivery shall be conclusively evidenced by the execution of the Protocol of Delivery and Acceptance by the Lessor and the Lessee.

5.2     Condition of Ship Lessee's responsibility

        The Lessee acknowledges that the condition of the Ship on delivery to the Lessee shall be the sole responsibility of the Lessee. Accordingly, the Lessee shall not be entitled for any reason whatsoever to refuse to accept delivery of the Ship under this Lease once the Delivery Request Notice has been served on the Lessor and the Lessor shall have confirmed its satisfaction with the conditions set out in clauses 4.1 and 4.2 and the Lessor shall not be liable for any loss or expense, or any loss of profit, resulting directly or indirectly from any defect or alleged defect in the Ship.

5.3     Delays in Delivery

        The Lessor shall not be responsible for any loss or expense, or any loss of profit, arising from any delay in the delivery of, or failure to deliver, the Ship to the Lessee under this Lease where such delay or failure is not caused by the wilful misconduct or gross negligence of the Lessor or breach of its express obligations under this Lease.

5.4     Cancellation before Delivery

        If for any reason, other than a default by the Lessor, the Ship shall not have been delivered to and accepted by the Lessee in accordance with clause 5 by 11 April 2003 then the Lessor may cancel its obligation under this Lease to lease the Ship to the Lessee by giving notice to the Lessee to that effect.

5.5     Indemnity for delay and non-delivery

        The Lessee shall (in addition to any other obligation it may then have under clause 9 to indemnify and hold harmless the Lessor as therein provided) indemnify the Lessor in respect of any liabilities, losses (other than the loss of profit which, had such delivery occurred without delay or at all, would have accrued to the Lessor as a consequence of the payment by the Lessee of the Rentals payable hereunder), costs or expenses reasonably incurred by the Lessor as a consequence of any delay in the delivery or non-delivery of the Ship to the Lessee under this Lease following the Lessor confirming its satisfaction with the conditions set out in clauses 4.1 and 4.2 (including, but without prejudice to the generality of the foregoing, any amounts of principal, interest, fees or other sums whatsoever paid or payable on account of any funds borrowed and any loss, premium, penalty or expense which may be incurred in liquidating or employing funds acquired to purchase or finance any or all of the Ship and to maintain or fund such amounts (or any part thereof) or any other amount due or to become due under this Lease) save and to the extent that such delay in delivery or non-delivery arises as a direct consequence of the wilful misconduct or gross negligence of the Lessor or breach of its express obligations under this Lease.

6       Extent of Lessor's liability

6.1     Quiet enjoyment

        The Lessor:

6.1.1 warrants and undertakes to the Lessee that, subject to clauses 17 and 27, the Lessor shall not interfere during the Lease Period with the use, possession and quiet enjoyment of the Ship by the Lessee on the terms of this Lease, provided that the Lessor shall not be liable to the Lessee for or in respect of any interruption to the Lessee's use, possession or quiet enjoyment of the Ship which results directly or indirectly, wholly or partly, from any act or omission of any person other than the Lessor and which does not, subject to clause 29, arise in consequence of any acts of Lessor or any member of the Lessor Group and which are not acts of the Lessee acting as agent on behalf of the Lessor or any member of the Lessor Group); and

6.1.2 the Lessor further undertakes, if reasonably requested to do so by the Lessee and at the Lessee's expense, to take such action as is available to it to protect the use, possession and quiet enjoyment of the Ship during the Lease Period by the Lessee from interference by third parties.

6.2     Limitation of Lessor's liability

        The Lessee expressly agrees and acknowledges that, save only as provided in clause 6.1, no condition, warranty or representation of any kind is or has been given by or shall be deemed to be or to have been given by or on behalf of the Lessor in respect of the Ship, and accordingly the Lessee confirms that it has not, in entering into this Lease, relied on any condition, warranty, representation or covenant by or deemed to have been made by the Lessor or any person on the Lessor's behalf (whether authorised or not), express or implied, whether arising by law, statute or otherwise in relation to the Ship, including, without limitation, warranties or representations as to the description, seaworthiness, quality, construction, suitability, merchantability, satisfactory quality, fitness for any purpose, value, state, condition, appearance, finish, safety, durability, design or operation of any kind or nature of the Ship, and the benefit of any such condition, warranty or representation by the Lessor is hereby irrevocably and unconditionally waived by the Lessee. To the extent permissible under applicable law, the Lessee also waives any rights which it may have in tort or otherwise (including, without limitation, negligence) in respect of any of the matters referred to above and irrevocably agrees that the Lessor shall have no greater liability in tort or otherwise (including, without limitation, negligence) in respect of any such matter than it would have in contract after taking account of all the foregoing exclusions. No third party making any representation or warranty relating to the Ship or any part of the Ship is the agent of the Lessor nor has any such third party authority to bind the Lessor thereby.

6.3     Unfair Contract Terms Act 1977

        Notwithstanding the foregoing provisions of this clause 6 (but without prejudice to the indemnities contained in this Lease and the other Lease Documents), nothing herein shall afford to the Lessor any wider exclusion of any liability of the Lessor for death or personal injury than the Lessor may effectively exclude having regard to the provisions of the Unfair Contract Terms Act 1977.

7       Rental

7.1     Rental amounts

        During the Primary Period the Lessee shall pay instalments of Primary Rental to the Lessor on each Primary Rental Date and, where applicable, during the Secondary Period instalments of Secondary Rental for the Ship and, throughout the Lease Period, any other Rental in each such case in the amounts, at the times and in the manner provided in the Financial Schedule.

7.2     Unconditional payment obligations

        The Lessee's obligation to pay Rental and make other payments in accordance with any of the Lease Documents shall, subject to clause 22.3, be absolute and unconditional irrespective of any contingency whatsoever including (but not limited to) (a) any right of set-off, counterclaim, recoupment, defence or other right which either party hereto may have against the other, (b) any unavailability of the Ship for any reason, including, but not limited to, any lack or invalidity of title or any other defect in the title, seaworthiness, merchantability, satisfactory quality, fitness for any purpose, condition, design, or operation of any kind or nature of the Ship, or the ineligibility of the Ship for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction, or the Total Loss of, or any damage to, the Ship, (c) any failure or delay on the part of either party hereto, whether with or without fault on its part, in performing or complying with any of the terms or conditions of this Lease, (d) any insolvency, bankruptcy, winding up, administration, reorganisation, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against the Lessor or the Lessee or (e) any lack of due authorisation of, or other defect in, this Lease or any of the other Lease Documents.

7.3     Rental adjustments

        The calculation and payment of Rental during the Primary Period are subject to adjustment in accordance with the provisions of the Financial Schedule.

7.4     Advance payments

        No Rental paid in advance shall (except as expressly contemplated by the provisions of this Lease or the Financial Schedule) be repayable by or recoverable from the Lessor.

7.5     Extent of restriction of Lessee's rights

        Nothing contained in clause 7.2 shall constitute a waiver by the Lessee of any right giving rise to a claim by the Lessee for damages or specific performance or any other injunctive relief against the Lessor arising out of a breach by the Lessor of its obligations under this Lease.

8       Payments, interest and calculations

8.1     Manner of payment

        All payments to be made by the Lessee under this Lease or any of the other Lease Documents shall be made (unless specifically otherwise provided in this Lease or any of the other Lease Documents) without prior demand and in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 10.3, free and clear of any deductions or withholdings in Sterling (or, in the case of indemnity payments, in the currency in which the cost or expense which is the subject of the indemnity payment is incurred) for value on the day on which payment is due to the bank account of the Lessor at Girobank Plc of Bridle Road, Bootle, Merseyside GIR 0AA, Account Number 01007246, reference Sovereign Finance plc - Payments Account or to such other bank account as the Lessor may from time to time have notified to the Lessee in writing not less than five (5) Banking Days prior to the due date for payment.

8.2     Payments on Banking Days

        When any payment under this Lease or any of the other Lease Documents would otherwise be due on a day which is not a Banking Day, the due date for payment shall be extended to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day.

8.3     Interest on delayed payments

        If the Lessee fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 8.3) on its due date for payment under this Lease or any of the other Lease Documents, the Lessee shall pay to the Lessor on demand interest on such sum from the due date up to the date of actual payment (after as well as before any relevant judgment) at the Default Rate.

8.4     Calculation of interest

        All interest and other payments of an annual nature under this Lease or any of the other Lease Documents shall accrue from day to day and shall be calculated on the basis of the actual days elapsed and a three hundred and sixty-five (365) day year in the case of a Sterling payment and payments in other currencies where that is the normal basis for interest calculations by banks in such currencies and a three hundred and sixty (360) day year in the case of payments in all other currencies.

8.5     Certificates

        Any certificate or determination of the Lessor as to any rate of interest or any other amount payable under any of the Lease Documents shall, in the absence of manifest error, be conclusive and binding on the Lessee but such certificate or determination shall not override the express provisions of the Financial Schedule. The Lessor shall provide the Lessee with such information pertaining to any certificate or determination referred to in this clause 8.5 (including any calculations set out therein and the basis upon which those calculations have been prepared) as it considers, acting reasonably, appropriate in the circumstances existing at such time.

8.6     Currency indemnity

        If any sum due from the Lessee under this Lease or any of the other Lease Documents or under any order or judgment given or made in relation thereto has to be converted from the currency (the "first currency") in which the same is payable under this Lease or the relevant Lease Documents or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Lessee, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to such Lease Document, the Lessee shall on demand indemnify and hold harmless the Lessor from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Lessor may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from the Lessee under this clause 8.6 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Lease or any of the other Lease Documents and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.

8.7     Double recovery

        Notwithstanding anything to the contrary contained in this Lease and any of the Lease Documents, to the extent that the Lessor has recovered any liability from the Lessee pursuant to the terms of any particular Lease Document the same liability shall not also be recoverable under the provisions of any of the other Lease Documents.

9       Costs and indemnities

        9.1 Ship and corporate administration related expenses

        Subject to clause 9.10, the Lessee shall promptly pay and discharge or cause to be paid or discharged, as soon as the same become payable and indemnify and keep the Lessor fully indemnified at all times on a full indemnity basis from and against all costs or expenses (other than the payment to the Arranger of the Arrangement Fee, payment to Sovereign Finance Plc of the Lease Fee, payment of the Legal Fee and Taxes which are otherwise the subject of clause 10 or which would be so subject but for the operation of clause 10.8) reasonably incurred by the Lessor in respect of, or arising from:

9.1.1 the delivery, import, export, registration, classification, ownership, possession, control, use, management, manning, victualling, the provision of bunkers and lubricating oils, leasing, insurance, maintenance, repair, dry-docking, survey, refurbishment, service, overhaul, modification, change, alteration, loss, damage, storage, laying-up, removal, redelivery, transfer to required redelivery location, sale or disposal of, in or to the Ship, and all costs or expenses which are reasonably incurred by the Lessor and which otherwise arise in connection with the Ship or the performance of the Lessee's obligations under this Lease or any of the other Lease Documents; and

9.1.2 the corporate administration in Bermuda of the Lessor including, without limitation, any amounts payable by the Lessor to Codan Services Limited pursuant to the administration agreement executed on or about the date hereof between Cedar Services Limited, the Lessor and the Lessor Agent.

9.2     Transaction related expenses

        Whether or not the Ship is delivered to the Lessee pursuant to this Lease, the Lessee shall (to the extent that the same has not been taken into account in accordance with the Financial Schedule in computing the amount of any Rental or any adjustments thereto or would be taken into account but for paragraph 10 of the Financial Schedule) pay to the Lessor on demand:

9.2.1 all expenses (including legal, advisory, printing and out-of-pocket expenses) reasonably incurred by the Lessor in connection with the negotiation, preparation and execution of the Transaction Documents (but provided that Delivery does occur, excluding such amount of such expenses paid by the Lessor as referred to in Variable Assumption 1.19.3 in the Financial Schedule);

9.2.2 all expenses (including the Cost of Lessor's Management Time) reasonably incurred by the Lessor in respect of any amendment or extension of, or the granting of any waiver or consent under, any of the Relevant Documents and/or in accordance with any action required to be taken, or documents required to be provided, pursuant to clauses 3.3.4, 3.6, 12,
        14.2 or 32 (it being agreed that, for the purpose of determining the entitlement of the Lessor to recover the Cost of Lessor's Management Time, such entitlement shall arise in respect of any event or circumstance which is not contemplated by the Relevant Documents or which arises otherwise than in the ordinary course of managing a lease transaction of the type contemplated by this Lease (and, for the avoidance of doubt, actions required to be taken, or documents required to be produced pursuant to clauses 3.3.4, 3.6, 12, 14.2 or 32 shall not be treated as having arisen in the ordinary course of managing such a lease transaction)); and

9.2.3 all expenses (including the Cost of Lessor's Management Time, legal, survey and other costs) properly incurred by the Lessor following the occurrence and during the continuance of a Termination Event or Relevant Event or in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under, the Relevant Documents, or in respect of a breach (other than by the Lessor or the Lessor Agent) of any representation, warranty, consent, agreement, condition or stipulation therein contained, or in respect of the repossession of the Ship.

        The Lessor shall notify the Lessee as soon as practicable after any Cost of Lessor's Management Time has started to accrue in accordance with this Lease and the other Relevant Documents (advising the Lessee, if practicable, which of its personnel are senior officers and junior officers) and the Lessor agrees that it shall not invoice the Lessee for the first two thousand Pounds ((pound)2,000) of the Cost of Lessor's Management Time.

        All expenses payable pursuant to this clause 9.2 shall be paid together with any Irrecoverable VAT, and in the currency in which the same are incurred by the Lessor.

9.3     Indemnity for non-payment by Lessee

        The Lessee shall on demand indemnify and hold harmless the Lessor, without prejudice to any of the Lessor's other rights under any of the Relevant Documents, from and against (other than to the extent that the Financial Schedule specifically provides, or would provide but for paragraph 10 thereof, for there to be a corresponding payment of Rental or to the extent that the Lessor has not been compensated pursuant to the provisions of clause 8.3):

9.3.1 any costs or expenses which the Lessee has agreed to pay and which shall be claimed from or assessed against or paid by the Lessor and against any liability incurred by the Lessor by reason of any delay or failure of the Lessee to pay any such costs or expenses; and

9.3.2 any Taxes which the Lessee has agreed to pay and which shall nevertheless be claimed from or assessed against or paid by the Lessor and against any liability incurred by the Lessor by reason of any delay or failure of the Lessee to pay any such Taxes including, without limitation, any delay or failure of the Lessee to make any such deduction or withholding as is referred to in clause 10.3 or by reason of any increased payment as is referred to in clause 10.3 not being made on the due date for such payment.

9.4     Indemnities relating to the Ship

        Subject to clause 9.10, but without prejudice to the Lessee's obligations under clauses 9.1 to 9.3 inclusive, the Lessee agrees at all times, whether before, during or after the Lease Period (but if after the Lease Period to the extent that the same arise by matters arising out of or in respect of the Lease Period), to indemnify and hold harmless the Lessor and each of the other Indemnified Persons from and against all costs, expenses, payments (other than the payment to the Arranger of the Arrangement Fee, payment to Sovereign Finance Plc of the Lease Fee and payment of the Legal Fee), charges, losses, demands, liabilities, claims, actions, proceedings (whether civil or criminal), penalties, fines, damages, judgments, orders or other sanctions, liens, salvage and general average (other than Taxes which are otherwise the subject of clause 10 (or which would be so subject but for the operation of clause 10.6 or 10.8)) (in this clause 9 together referred to as "Indemnity Losses") which may be incurred by, or made or asserted against, the Lessor or any other Indemnified Person at any time:

9.4.1 relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of, the design, nature, description, manufacture, construction, testing, delivery, acceptance, import, export, registration, flag, classification, certification, ownership, possession, control, use, management, operation, manning, crewing, navigation, victualling, supply or servicing (whether at sea or not), provision of bunkers and lubricating oils, leasing, sub-leasing, insurance, maintenance, repair, overhaul, dry-docking, surveys, refurbishment, condition, service, modification, change, alteration, loss, damage, storage, laying up, removal, repossession, re-delivery, return, sale or disposal of, in or to the Ship, or otherwise in connection with the Ship or which arise out of the use or operation of any other vessel owned by or chartered to the Lessee or any company associated with, the Lessee or which arise out of any other claims of whatsoever nature made against the Lessee, or any company associated with the Lessee, or relating to loss or destruction of or damage to any property, or death or injury of, or other loss of whatsoever nature suffered by, any person caused by, relating to, or arising from or out of (in each case whether directly or indirectly) any of the foregoing matters;

9.4.2 which may at any time be made or brought on the ground that any design, article or material in the Ship or the operation or use thereof constitutes an infringement of patent, intellectual property right or any other right whatsoever;

9.4.3 in preventing or attempting to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of the Ship, or in securing or attempting to secure the release of the Ship; and

9.4.4 as a consequence of any default in payment by the Lessee of any sum under any of the Lease Documents when due or any other default by the Lessee in the due and punctual performance of its obligations under any of the Lease Documents (to the extent that the Lessor has not already been compensated pursuant to any of the other provisions of this Lease) including, without limitation, any exercise by the Lessor of its rights under the Standby Documents and any action required to be taken by the Lessor in connection with the exercise of any such rights and the Standby Loan (as defined in the Proceeds Deed) required to be provided to the Standby Purchaser in connection with the Standby Put Option Agreement.

9.5     Conduct of claims

        Unless and until a Relevant Event shall have occurred, and without prejudice to, or constituting a pre-condition to, the Lessor's right to be indemnified pursuant to, this Lease:

9.5.1 the Lessor shall notify the Lessee upon receiving a claim in respect of which the Lessor is or may become entitled to an indemnity under clause
        9.4 as soon as practicable following receipt of such claim;

9.5.2 subject to the prior written approval of the Lessor (such approval not to be unreasonably withheld or unreasonably delayed), the Lessee shall be entitled to take, in the name of the Lessor, such action as the Lessee shall see fit to defend or avoid any such Indemnity Losses as are referred to in clauses 9.4.1, 9.4.2, 9.4.3 or 9.4.4 or to recover the same from any third party, subject to the Lessee first ensuring that the Lessor is indemnified and, if the Lessor so requires, secured to its reasonable satisfaction against all Indemnity Losses thereby incurred or to be incurred and all Taxes incurred or to be incurred as a consequence thereof; and

9.5.3 the Lessor shall, to the extent that it is practical so to do, consult with the Lessee before making any payment to a third party in respect of such Indemnity Losses as are referred to in clauses 9.4.1, 9.4.2, 9.4.3 or 9.4.4 and, to the extent that the Lessee is entitled to take action to avoid such Indemnity Losses in accordance with clause 9.5.2 and subject to the Lessee first ensuring that the Lessor is indemnified and secured to the Lessor's reasonable satisfaction against all Indemnity Losses thereby incurred or to be incurred and all Taxes incurred or to be incurred as a consequence thereof, the Lessor shall at the Lessee's request co-operate with the Lessee in taking such action.

        Notwithstanding the above, the Lessor shall not be obliged to take any such action where the Lessor notifies the Lessee that it considers in its conclusive opinion but acting in good faith that it is or would be materially prejudicial to the interests of the Lessor Group or any member thereof for such action to be taken. The Lessor shall not be obliged to give any reasons for such notification but, when providing the Lessee with such notification, the Lessor will provide the Lessee with written confirmation from a board member of (a) the Lessor Agent where the claim referred to in clause 9.5.1 shall be in respect of an amount less than or equal to five million Pounds ((pound)5,000,000) or
        (b) the Lessor Parent where the claim referred to in clause 9.5.1 shall be in respect of an amount in excess of five million Pounds ((pound)5,000,000), that the decision not to take any such action was taken after consideration by the senior management of the Lessor Agent or, as the case may be, the Lessor Parent. Any amount or any increase in any amount payable by the Lessor as a result of any delay consequent upon the operation of clauses 9.5.2 and 9.5.3 shall, for the avoidance of doubt, be for the account of the Lessee.

9.6     VAT and indemnity claims

        Any amounts payable pursuant to clause 9.4 and/or clause 9.5 shall be paid together with any Irrecoverable VAT, and in the currency in which the same are incurred by the Lessor.

9.7     Environmental Indemnity

        Subject to clauses 9.5 and 9.10, the Lessee shall indemnify the Lessor on demand in respect of all costs, claims, expenses, losses, demands, liabilities, penalties and fines of whatever nature (including, without limitation, those arising under Environmental Laws) which may be incurred or made against the Lessor) at any time relating to, or arising directly or indirectly in any manner or for any cause or reason whatsoever out of an Environmental Claim made or asserted against the Lessor which would or could not have been brought if the Lessor had not entered into this Lease or any of the other Relevant Documents.

9.8     Survival of indemnities

        Notwithstanding anything to the contrary contained in this Lease or any of the other Lease Documents and without prejudice to any right to damages or other claim which the Lessee may have at any time against the Lessor under this Lease, the indemnities by the Lessee in favour of the Lessor and the other Indemnified Persons contained in this Lease and the other Lease Documents shall continue in full force and effect notwithstanding any breach of the terms of this Lease or any of the other Lease Documents (including any fundamental or repudiatory breach) by the Lessor or the Lessee, the termination of the leasing of the Ship to the Lessee under this Lease, the repudiation by the Lessor or the Lessee of this Lease, or the expiration or termination of the Lease Period by effluxion of time or otherwise.

9.9     Interest on indemnity payments

        Moneys becoming due by the Lessee to the Lessor under the indemnities contained in this clause 9 or elsewhere in this Lease or any of the other Lease Documents shall be paid on demand made by the Lessor and shall be paid together with interest thereon at the Default Rate in respect of the period from the date on which the Lessor suffered or incurred the Indemnity Loss until the date of payment by the Lessee to the Lessor (after as well as before judgment) and the Lessor agrees that it will issue a demand hereunder as soon as reasonably practicable after determining that it has suffered or incurred any such Indemnity Loss, and will make such determination as soon as reasonably practicable after becoming aware that it may have suffered or incurred an Indemnity Loss.

9.10    Exclusions from general indemnity

        The indemnities contained in clauses 9.1, 9.4 and 9.7 shall not extend to any costs, expenses, payments, charges, losses, demands, statutes, claims, actions, proceedings (whether and or criminal) penalties, fines, damages, judgments, orders or other sanctions, liens, salvage and general average:

9.10.1 to the extent that the same arises from any act or omission of the Lessor or any other Indemnified Person which constitutes the gross negligence or wilful misconduct of the Lessor or such other Indemnified Person;

9.10.2 to the extent it is caused by any failure on the part of the Lessor to comply with any of its express obligations under any of the Transaction Documents to which the Lessor is a party Provided that any breach by the Lessor of its obligations under any of the Transaction Documents shall not be included within the ambit of this clause 9.10.2 to the extent that such breach is itself caused by, or arises by means of, any act or omission of the Lessee or any other member of the Lessee Group of any Transaction Document;

9.10.3 in respect of which the Lessor and/or any other Indemnified Person is expressly indemnified under any other Lease Document or to the extent that the Lessor and/or any other Indemnified Person has actually been indemnified by any other person;

9.10.4 to the extent that the Lessor or any Indemnified Person has recovered such liability pursuant to clause 10; or

9.10.5 to the extent that such liability is taken into account in the calculations contained in the Financial Schedule in computing the Rental payable under this Lease.

9.11    Mitigation

        If the Lessee shall become liable to indemnify the Lessor or any other Indemnified Person pursuant to this clause 9, the Lessor and the Lessee shall, provided no Relevant Event has occurred and is continuing, consult in good faith for a period not exceeding the earlier of thirty
        (30) days and the date the Lessor or such other Indemnified Person is/are obliged to satisfy or discharge such losses and each of them shall, at the cost of the Lessee, use all reasonable endeavours to avoid (or reduce the amount) of the losses giving rise to such indemnification.

9.12    Lessor as trustee

        The Lessor shall, to the extent that clause 9.13 is not applicable, be the agent and trustee of each of the other Indemnified Persons for the purpose of the indemnities given in their favour under this Lease and any amounts received by the Lessor in such capacity shall be held for the other Indemnified Persons severally.

9.13    Pass through of indemnity benefits

        Without duplicating the liabilities of the Lessee under this Lease, where in this clause 9 an indemnity is expressed to be for the benefit of any Indemnified Person, the Lessor shall be entitled to indemnify such Indemnified Person on the same terms mutatis mutandis as the indemnities expressed to be for the benefit of such Indemnified Person in this clause 9 and the Lessee shall indemnify the Lessor and hold the Lessor harmless on a full indemnity basis from and against each amount paid or payable by the Lessor to such Indemnified Person under any such indemnity.

10      Taxation

10.1    General

        The Lessee shall on demand indemnify the Lessor from and against all or any Taxes imposed on or payable by the Lessor arising by reason or in consequence (whether alone or in conjunction with any other reason or circumstance) of this Lease or any of the other Relevant Documents, or in respect of instruments delivered hereunder or thereunder, or the manufacture, purchase, sale, disposal, supply, delivery, management, control, possession, ownership, leasing, use, operation, existence, design, condition, construction, testing, alteration, maintenance, service, repair, overhaul, import or export from any country or area, return, recovery, storage or sale of the Ship or upon receipt of earnings arising therefrom or on or in respect of any profits of any other party to any of the Relevant Documents or which arise or become payable as a result (whether alone or in conjunction with any other matter or circumstance) of anything done in response to any request by the Lessee.

10.2    Gross-up of indemnity payments

10.2.1 Sums payable to the Lessor under this Lease or any of the other Relevant Documents by way of indemnity or reimbursement shall be calculated on an after-tax basis. Accordingly, if and to the extent that any such sum payable to the Lessor is determined by the Lessor, acting in good faith, to be taxable in the hands of the Lessor, such sum shall, where the payment is to be made by the Lessee, be increased to, or where payment is to be made by any other person, the Lessee shall pay to the Lessor, such amount which (after subtracting any Taxation suffered by the Lessor on the increased payment or, as the case may be, the payment by the Lessee, and after taking into account any deduction for Taxation purposes available to the Lessor and the timing of any such deduction in respect of the discharge by the Lessor of any corresponding liability to a third party) shall equal the amount which the Lessor would have received had the sum payable by the Lessee or such other person not been taxable in the hands of the Lessor. If any sum payable to the Lessor is initially paid on the basis that it is not taxable in the hands of the Lessor and it is subsequently determined to be taxable or vice versa, such adjustment and payment shall be made between the Lessor and the Lessee as the Lessor shall certify as appropriate to restore the after-tax position of the Lessor to that which it would have been had the adjustment not been necessary.

10.2.2 If and to the extent that any sum (the "indemnity sum") constituting (directly or indirectly) an indemnity to the Lessor but paid by the Lessee to any person other than the Lessor, shall be treated as taxable in the hands of the Lessor, the Lessee shall pay to the Lessor such sum (the "compensating sum") as (after subtracting any Taxation suffered by the Lessor on the compensating sum and after taking into account any deductions for Taxation purposes which in the Lessor's sole opinion acting reasonably in good faith are available to the Lessor in respect of any corresponding payment treated as made by the Lessor to such person) shall reimburse the Lessor for any Taxation suffered by it in respect of the indemnity sum.

10.2.3 For the purposes of this clause 10.2 a sum shall be deemed to be taxable in the hands of the Lessor if it falls to be taken into account in computing the profits or gains of the Lessor for the purposes of Taxation and if so the Lessor shall be deemed to have suffered Taxation thereon at the rate of Taxation applicable to the Lessor's profits or gains for the period in which the payment falls to be taken into account for the purposes of such Taxation.

10.3    Withholding Taxes

10.3.1 If at any time any applicable law, regulation or regulatory requirement, (whether or not having the force of law but in respect of which compliance by banks or other financial institutions or institutions of a similar nature to the Lessor in the relevant jurisdiction is generally customary) or any governmental authority, monetary agency or central bank requires any deduction or withholding in respect of Taxes from any payment due to the Lessor or any other Indemnified Person under this Lease or any of the other Relevant Documents the Lessee shall (unless otherwise agreed under or pursuant to any Relevant Document):

        (a) if the payment is to be made by the Lessee, increase the payment in respect of which the deduction or withholding is required to the extent necessary to ensure that, after the making of such deduction or withholding, the Lessor receives on the due date for such payment a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made;

        (b) if the payment is to be made by any person other than the Lessee, pay directly to the Lessor such sum as will, after taking into account any deduction or withholding which is required to be made in respect of such sum, enable the Lessor to receive on the due date for payment a net sum equal to the sum which the Lessor would have received in the absence of any obligation to make a deduction or withholding;

        (c) if paragraph (a) applies the Lessee shall pay to the relevant authority within the period for payment permitted by applicable law the full amount of the deduction or withholding (including, but without prejudice to the generality of the foregoing, the full amount of any deduction or withholding from any increased amount paid pursuant to this clause 10.3); and

        (d) if paragraph (a) applies the Lessee shall furnish to the Lessor within the period for payment permitted by applicable law, appropriate receipts evidencing payment to the relevant authority of all amounts deducted or withheld as aforesaid.

10.3.2 If the Lessor determines acting reasonably and in good faith that the Lessor or a member of the Lessor Group has retained and utilised a tax benefit by reason of any deduction or withholding as aforesaid (and the Lessor shall endeavour to realise or receive such a tax benefit provided it is not otherwise disadvantaged by doing so), which, in the Lessor's determination acting reasonably and in good faith is referable to any deduction or withholding as aforesaid, subject to the Lessee having complied with clause 10.3.1, the Lessor will, as soon as reasonably practicable thereafter, reimburse to the Lessee the payment, or such part of the payment as will leave the Lessor or such Indemnified Person (after such reimbursement) in no better and no worse position than it would have been in if no such deduction or withholding had been required to be made, provided always that:

        (a) the Lessor shall be sole judge (acting in good faith) of the amount of any such benefit and of the date on which such benefit is received or realised and it shall give a certificate setting out the basis of the computation of the amount of any tax benefit referred to in clause 10.3.2;

        (b) the Lessor and each such Indemnified Person shall have an absolute discretion as to the arrangement of its Taxation affairs and, in particular, the order in which it employs or claims credits, refunds and allowances available to it;

        (c) if, following any such reimbursement by the Lessor, the tax benefit in respect of which such reimbursement was made is disallowed in whole or in part by any applicable taxing or other authority, the Lessee shall, upon demand, pay to the Lessor the amount necessary to restore the after tax position of the Lessor or such Indemnified Person to that which it would have been had no adjustment under this proviso (c) been necessary; and

        (d) the Lessor shall not be obliged to make any such reimbursement if, by doing so, it would contravene the terms of any applicable notice, direction or requirement (having the force of law).

        Provided that if the Lessee requests the Indemnified Person, in writing, to make an application for relief (whether in whole or in part) in respect of any deduction or withholding required by law pursuant to the provisions of a double tax treaty, the Indemnified Person shall (at the cost of the Lessee) take such action as the Lessee shall reasonably request to make such application to an applicable Tax Authority. Provided that in determining whether any request under this proviso is reasonable, the Lessor, in its capacity as an Indemnified Person, shall be entitled to take into account the interests of the other customers of the Lessor Group, in its absolute discretion acting in good faith, and the future liability to Tax of the members of the Lessor Group. If the Indemnified Person subsequently obtains a repayment (whether in whole or in part) of such deduction or withholding from that Tax Authority in circumstances where the Lessee has made an increased payment or paid a compensating sum under this clause 10.3 the Indemnified Person shall, provided that the Indemnified Person has received all amounts which are then due and payable to it under any provisions of this Lease or the other Relevant Documents pay to the Lessee such amount as will leave the Indemnified Person in no better and in no worse position than the Indemnified Person would have been in if the deduction or withholding had not been required.

10.4    Non-deductibility

        If the Lessor is required to pay any sum under this Lease or any of the other Relevant Documents and such sum is payable out of or represents a reimbursement of an amount which is brought into account in computing the profits or gains of the Lessor for the purposes of Taxation and the Lessor Determines acting in good faith that such payment will not be allowed to the Lessor as a deductible trading expense or as a basis for, or otherwise as, a deduction or off-set for Taxation purposes in the Accounting Period of the Lessor in which it is required to be paid, the Lessee shall (without prejudice to the generality of clause 1.7), subject to any restrictions set out in the Proceeds Deed, pay to the Lessor such amount as shall put the Lessor in the same after-tax position as the Lessor would have been in had the payment been allowed as a deductible trading expense or as a basis for, or otherwise as, a deduction or off-set as aforesaid. If any such payment is initially made on the basis that it is a deductible trading expense, or that it will be allowed as a basis for, or otherwise as, a deduction or off-set of the Lessor for Taxation purposes in the Accounting Period of the Lessor in which it is incurred and it is subsequently determined that it is not so deductible or allowed, or vice versa, such adjustments and payments, if any, shall be made between the Lessor and the Lessee as the Lessor may certify as appropriate in order to restore the after-tax position of the Lessor to that which it would have been had the adjustment not been necessary.

10.5    Undertakings concerning Taxation

        The Lessee undertakes that it will, taking into account any time limit for the production of information imposed by any Tax Authority, furnish when the Lessor shall so require, such information as may be required to be so furnished by the Lessor to the Board of Inland Revenue or an Inspector of Taxes regarding the leasing of the Ship or the use to which it is being or has been put, and promptly upon request by the Lessor, furnish to the Lessor such information, books, records or other documents in the possession of or under the control of the Lessee (or photocopies thereof) as the Lessor may request in order to enable the Lessor to comply with the provisions of sections 118, 119 and 120 CAA or to respond to a request for information given to the Lessor by the Inland Revenue.

10.6    No double counting

        Notwithstanding the preceding provisions of this clause 10, if a liability to Taxation of the Lessor arises (or would have arisen but for an insufficiency of taxable profits) or an event giving rise to such a liability occurs (which would not have been, or given rise to, such a liability had all of the Variable Assumptions proved to be correct) by reason of which the Lessee is (or would, but for this provision be) liable to make a payment under the preceding provisions of this clause 10 and, in consequence of any such Variable Assumptions proving not to be correct, the amount of Rental payable under this Lease is adjusted upwards (or would be so adjusted but for the provisions of paragraph 10 of the Financial Schedule) then the Lessee shall not in such circumstances be liable to make any payments to the Lessor or otherwise in respect of Taxes under this clause 10 to the extent that the Lessor is (or, as the case may be, would be) fully compensated (or would be so compensated but for the provisions of paragraph 10 of the Financial Schedule) in respect of such liability or event by such upward adjustment to the amount of such Rental.

10.7    Duties and other taxes

        The Lessee shall pay all stamp, documentary, registration or other like duties or Taxes (including any such Taxes payable by the Lessor) imposed on or in connection with any of the Relevant Documents and shall indemnify the Lessor against any liability arising by reason of any delay or omission by the Lessee to pay such duties or Taxes. The Lessor by way of covenant but not as a condition precedent to the liability of the Lessee hereunder shall, except to the extent that its business or taxation interests are otherwise prejudiced, use its reasonable endeavours to avoid unnecessarily rendering the Lessee liable under this clause.

10.8    Exclusion from tax indemnities

        The Lessee  shall not be obliged to  indemnify  the Lessor  under clause
        10.1 in respect of any Taxes in respect of the following (including any interest, penalties or fines thereon):

10.8.1 any Tax liability which is imposed by way of deduction or withholding from any payment due from the Lessee under this Lease or any of the other Relevant Documents to the Lessor in circumstances where the Lessee is required to make any payment or increased payment in respect thereof under clause 10.3 (the Lessee's liability for which shall be as set forth in clause 10.3); or

10.8.2 Taxes which are imposed by reason of the wilful misconduct or gross negligence of the Lessor, or any affiliate thereof or to the extent they result from any breach of, or a failure on the part of the Lessor to comply with, any of the terms of this Lease or any of the other Relevant Documents to which the Lessor is a party; or

10.8.3 any Taxes assessed against the Lessor by reference to its overall income, profits or gains attributable to any Rental or Termination Sum or any adjustment thereto actually receivable hereunder or its overall income, profits or gains, if any, realised in connection with the ultimate disposal of the Ship or arising out of a Total Loss. Provided that, for the avoidance of doubt, the interest (if any) accruing by the Lessor in respect of amounts held from time to time in the Lessor's Proceeds Accounts and/or any foreign exchange gain relating to such amounts shall not be treated as realised in connection with the ultimate disposal of the Ship or arising out of a Total Loss; or

10.8.4 any Taxes to the extent that they would not have arisen but for the reasonably avoidable delay or failure by the Lessor in the filing of tax returns or any other documents or the payment of Taxes assessed on or payable by the Lessor in the United Kingdom which delay or failure has not been expressly consented to, or requested by the Lessee or unless such a failure or delay by the Lessor results from a failure by the Lessee promptly to provide the Lessor with correct, suitable and adequate information to enable the Lessor to file the relevant tax return or pay such Taxes or other amounts; or

10.8.5 where the Lessee is liable to compensate the Lessor in respect of the liability under any other provision of this Lease and has discharged its obligation in respect thereof; or

10.8.6 any Taxes which would not have been imposed but for, or to the extent increased by reason of an assignment or transfer by an Indemnified Person of its rights or obligations under this Lease or any Relevant Document or by reason of the bankruptcy or insolvency of an Indemnified Person; or

10.8.7 any Taxes or Tax Liability to the extent that the same has resulted in a change of Assumption for the purposes of the Financial Schedule which has either resulted in an adjustment to any Primary Rental or
        Termination such or which would have given rise to such an adjustment but for the limitations on adjustment contained in paragraph 10 of the Financial Schedule. 10.9 VAT

10.9.1 If the Lessor makes any supply to the Lessee for Value Added Tax purposes pursuant to or in connection with this Lease or any of the other Relevant Documents or any transaction or document contemplated herein or therein, the Lessee shall promptly upon receipt of a valid VAT invoice (or other evidence that the Lessor has been obliged to account for VAT in respect of that supply in accordance with applicable law) pay to the Lessor an amount equal to any Value Added Tax which is payable in respect of that supply.

10.9.2 If and to the extent that any payment or other consideration to be made or furnished by the Lessor to any person, other than the Lessee, pursuant to or in connection with this Lease or any of the other Relevant Documents or any transaction or document contemplated herein or therein may be increased or added to by reference to (or as a result of any increase in the rate of) any Value Added Tax, the Lessee shall pay to the Lessor within ten (10) days of demand an amount equal to any Value Added Tax in relation thereto that proves to be Irrecoverable VAT.

10.9.3 No payment or other consideration to be made or furnished by the Lessor to the Lessee pursuant to or in connection with this Lease or any of the other Relevant Documents or any transaction or document contemplated herein or therein may be increased or added to by reference to (or as the result of any increase in the rate of) any Value Added Tax which shall be or may become chargeable in respect of the taxable supply in question provided that if the Lessor determines in good faith that any amount of such Value Added Tax is not Irrecoverable VAT it shall, promptly following such determination, pay to the Lessee an amount equal to the amount of that Value Added Tax determined not to be Irrecoverable VAT, and on presentation of a valid VAT invoice by the Lessee.

10.9.4 The Lessee and the Lessor agree to co-operate with a view to minimising any Irrecoverable VAT suffered by either party under any transaction or document contemplated by any Relevant Document but so that neither party shall be required to do anything which would not be good business practice and legal or which would involve any adverse consequences to it.

10.10   Tonnage Tax

10.10.1 The Lessee undertakes that it has not, as at the date of this Lease, made a tonnage tax election or been included in a tonnage tax group for the purposes of Section 82 and Schedule 22 of the Finance Act 2000 (a "Tonnage Tax Election").

10.10.2 If any member of the Lessee Group, or any Time Charterer, or any other charterer makes a Tonnage Tax Election or becomes a member of a tonnage tax group then the Lessee will give the Lessor written notice of the making of that election or its membership of a tonnage tax group and the date from which that election is effective or such membership commenced within thirty (30) Banking Days after the making of that election or the commencement of such membership.

10.10.3 The Lessee will enter into the joint certificate required to be provided by the Lessor and the Lessee under paragraph 93 of Schedule 22 to the Finance Act 2000.

10.10.4 The Lessee agrees that it will provide the Lessor on an ongoing basis with such information as may be properly required to be furnished by the Lessor to any Tax Authority regarding the transaction contemplated by the Transaction Documents as may be required to be furnished under the provisions of Schedule 22 to the Finance Act 2000, including, without limitation, any information to be provided by the Lessor and the Lessee to the Inland Revenue pursuant to paragraph 93 of Schedule 22 to the Finance Act 2000.

11      General undertakings

11.1    Information and compliance undertakings

        The Lessee undertakes with the Lessor that from the date of this Lease and thereafter so long as any moneys are owing under this Lease or any of the other Lease Documents it will:

11.1.1  Notification of Relevant Event

        promptly inform the Lessor of any occurrence of which it becomes aware which would or is reasonably likely to adversely affect any Relevant Party's ability to perform its obligations under any of the Relevant Documents and, without limiting the generality of the foregoing, will inform the Lessor of any Relevant Event promptly upon becoming aware thereof and will from time to time, if so requested by the Lessor where the Lessor has good reason to believe that a Termination Event may have occurred, confirm to the Lessor in writing that, save as otherwise stated in such confirmation, no Termination Event has occurred and is continuing;

11.1.2  Consents and authorisations

        without prejudice to clauses 2.2 and 4, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things, which in each case may from time to time be necessary or desirable under applicable law for the continued due performance of all of any Relevant Party's obligations under each of the Relevant Documents;

11.1.3  Pari passu

        ensure that its obligations under this Lease and the other Lease Documents shall all times rank at least pari passu with all its present and future unsecured and unsubordinated Indebtedness other than any obligations which are mandatorily preferred by law and not by contract;

11.1.4  Financial statements

        prepare Annual Financial Statements in accordance with Relevant GAAP consistently applied in respect of each financial year and cause the same to be reported on by the Lessee's Auditors and prepare Quarterly
        Financial Statements on the same basis as the Annual Financial Statements and deliver a copy of the same to the Lessor as soon as practicable but not later than one hundred and eighty (180) days (in the case of Annual Financial Statements) or sixty (60) days (in the case of Quarterly Financial Statements) (or, in any such case, such longer period as may be agreed in writing by the Lessor) after the end of the financial period to which they relate provided always that in the case of the Annual Financial Statements the Lessee shall deliver unaudited draft Annual Financial Statements no later than one hundred and twenty
        (120) days after the end of the financial period to which they relate if the audited Annual Financial Statements are not ready at that time;

11.1.5  Delivery of reports

        deliver to the Lessor a copy of every material report, circular, notice or like document issued by the Lessee to its shareholders or creditors generally, in each case at the time of issue thereof;

11.1.6  Provision of further information

        provide the Lessor with such financial and other information concerning the Lessee, the Sub-Lessee and the Lessee Parent and their respective affairs as the Lessor may from time to time reasonably request in writing;

11.1.7  Obligations under Lease Documents

        duly and punctually perform each of its obligations under the Lease Documents;

11.1.8  No merger or consolidation

        not without the prior written consent (such consent not to be unreasonably withheld) of the Lessor merge or consolidate with any other company or person which is not a member of the Lessee Group and to notify the Lessor of any merger or consolidation with another company which is a member of the Lessee Group;

11.1.9  Financial Ratios

        ensure that:

        (a)     Free Available Cash

                at all times the Free Available Cash shall not be less than the Minimum Free Available Cash at the relevant time. The Lessor agrees that for the purpose of satisfying this covenant the requirement to evidence Minimum Free Available Cash for amounts or Free Available Cash in excess of fifteen million Dollars ($15,000,000) may be satisfied by the Lessee providing evidence to the Lessor that the Lessee Parent has made available to the Lessee an unconditional on demand loan in an amount equal to such excess amounts and which loan is capable of being drawn down on an unqualified and unrestricted basis by the Lessee at any time;

        (b)     Working Capital

                as at the end of each quarterly period during and at the end of each financial year of the Lessee, the ratio of Current Assets to Current Liabilities (excluding the current portion of long-term debt) shall not be less than one point five (1.5) to
                (1); and

        (c)     Leverage

                as at 31 March 2003 and as at the end of each subsequent quarterly period during and at the end of each financial year of the Lessee, the ratio of Net Debt as at the end of such period to Annualised EBITDA calculated by reference to such quarter shall not exceed:

                (i) six point five (6.5) to one (1) for quarterly periods ending during or at the end of 2003;

                (ii) six (6) to one (1) for quarterly periods ending during and at the end of 2004; and

                (iii) five (5) to one (1) for all subsequent quarterly periods;

11.1.10 Dividends

        at any time after the date falling five (5) days after the Delivery Date, not without the prior written consent of the Lessor, declare or pay any dividends unless the Lessee can evidence to the Lessor's satisfaction that the Free Available Cash is not less than thirty five million Dollars ($35,000,000); and

11.1.11 Certificate of compliance with clause 11.1.9

        at the same time as the Lessee delivers to the Lessor, pursuant to clause 11.1.4, a copy of the Annual Financial Statements or Quarterly Financial Statements (as the case may be) the Lessee shall provide a statement signed by the Chief Financial Officer or another senior officer of the Lessee (in substantially the form set out in Schedule 6) confirming:

        (a)     the respective amounts of:

                (i)     the Cash Balances and Minimum Free Available Cash;

                (ii) Current Assets, Current Liabilities and the current portion of long-term debt;

                (iii)   Annualised EBITDA and Interest Expense; and

                (iv)    Net Debt,

                in respect of or, as the case may be, as at the end of the financial period expiring on the date as at and for which the relevant financial statements were prepared (or, in the case of Annualised EBITDA, calculated by reference to the three (3) month period expiring on such date) (or, in the case of Interest Expense, for the twelve (12) month period expiring on such date) and that such amounts were calculated in accordance with this Lease and Relevant GAAP;

        (b) that such Annual Financial Statements or Quarterly Financial Statements were prepared in accordance with Relevant GAAP or, if not so prepared, setting forth full details of the adjustments required to be made to such statements to reflect Relevant GAAP as necessary to calculate the amounts referred to in clause 11.1.9;

        (c) that as at the date to which the relevant financial statements are made up, the Lessee was in compliance with the covenants and undertakings set out in clause 11.1.9 (or, if it was not in such compliance, indicating the extent of the breach and the steps intended to be taken to remedy the same); and

        (d) that, as at the date not more than seven (7) days prior to the delivery of the certificate, no Relevant Event has occurred and is continuing (or, if such is not the case, specifying the same).

11.2    Protection of Lessor's rights

        The Lessee hereby further undertakes with the Lessor that from the date of this Lease until the end of the Lease Period it will:

11.2.1  Disposal of the Ship

        not attempt or hold itself out as having any power to sell, agree to sell, transfer or otherwise dispose of or (except to avoid loss of life or personal injury or as otherwise agreed pursuant to clause 22) abandon the Ship or any share or interest therein;

11.2.2  Encumbrances

        not create or agree or purport to create any Encumbrance over the Ship, any share or interest therein or in the Insurances or Requisition
        Compensation   or  any  part   thereof   (other   than   for   Permitted
        Encumbrances);

11.2.3  Notification of arrest

        notify the Lessor promptly by facsimile of any arrest or detention of the Ship or any exercise or purported exercise of a lien or other claim on the Ship or the Insurances or any part thereof;

11.2.4  Prevention of and release from arrest

        without prejudice to clause 29.3 promptly pay and discharge or procure that there is paid or discharged (by settlement, providing bail or procuring the provision of security or otherwise as the circumstances may allow or require) all debts, damages, liabilities and outgoings whatsoever which have given or may give rise to maritime, statutory or possessory liens on, or claims enforceable against the Ship or the Insurances or any part thereof and, in the event of a writ or libel being filed against the Ship or the Insurances or any part thereof, or of any of the same being arrested, attached or levied upon pursuant to legal process or purported legal process or in the event of detention of the Ship in exercise or purported exercise of any such lien or claim as aforesaid, procure the release of the Ship and the Insurances from such arrest, detention, attachment or levy or, as the case may be, the discharge of the writ or libel promptly (and, in the case of an arrest of the Ship, within the period provided therefor in clause 26.1.17) upon receiving notice thereof by providing bail or procuring the provision of security or otherwise as the circumstances may require;

11.2.5  No pledging of Lessor's credit

        not pledge the credit of the Lessor for any maintenance, service, repairs, drydocking, or modifications to, or changes or alterations in, the Ship or for any other purpose whatsoever;

11.2.6  Protection of Lessor's rights in relation to the Ship not do or permit to be done any act or thing which might jeopardise the title, rights and interest of the Lessor in the Ship or omit or permit to be omitted to be done any act within the control of the Lessee or other member of the Lessee Group which might prevent that title and those rights and interest from being jeopardised; and

11.2.7  Ownership of Ship

        generally on all occasions when the ownership of the Ship is relevant make clear to third parties that the same is not the property of the Lessee.

12      Sub-leasing

12.1    Restrictions on sub-leasing

        Save for the Sub-Lease, the Lessee will not and will procure that the Sub-Lessee will not at any time without the prior written consent of the Lessor (which the Lessor shall have full liberty to withhold its consent) and, if such consent is given, only subject to such conditions as the Lessor may require, part with the possession or operational control of the Ship (except to the Manager pursuant to the Management Agreement or for the purpose of maintenance, service, repair or overhaul work or any modifications, changes or alterations permitted under this Lease) or sub-let the Ship. The Lessee shall provide the Lessor with a certified copy of any sub-lease consented to pursuant to this clause promptly following execution of the same.

12.2    Terms of sub-lease

        The Lessee will not and will procure that the Sub-Lessee will not at any time sub-let the Ship on a bareboat or demise charter basis pursuant to any sub-lease unless:

12.2.1 the relevant sub-lease shall contain such terms and provisions as shall ensure that the sub-lessee thereunder, if complying with the said terms and conditions, will not do anything which would contravene the provisions of this Lease (including, without limitation, the provisions of clause 13.2.4 relating to qualifying purpose during the designated period as therein referred to and clause 13.1) and not prevent the Lessee from complying with the provisions of this Lease;

12.2.2 any such sub-lease will not result in any of the Variable Assumptions becoming incorrect;

12.2.3 by its terms such sub-lease prohibits sub-leasing by the sub-lessee without the prior written consent of the Lessor (which the Lessor shall not unreasonably withhold);

12.2.4 the sub-lease shall not involve or purport to involve any transfer of title or interest in the Ship and shall not in any way discharge or diminish any of the Lessee's obligations to the Lessor under this Lease;

12.2.5 any such sub-lease will not be capable of expiring after the Lease Period, will be expressed to be subject and subordinate to this Lease and any sub-lessee will confirm such subordination arrangements in writing to the Lessor on terms satisfactory to the Lessor; and

12.2.6 any sub-lessee shall as a condition to the effectiveness of such sub-lease agree to adhere to the provisions of the Proceeds Deed or otherwise agree to the provisions of this Lease relating to the application of proceeds of Insurances in respect of the Ship.

12.3    Undertakings concerning the Sub-Lease

        The Lessee hereby  undertakes  with the Lessor that throughout the Lease
        Period:

12.3.1 it will not, except with the previous written consent of the Lessor and save to the extent otherwise provided in the Quiet Enjoyment Letter and the Lessee's Quiet Enjoyment Letter, agree to any variation of the Sub-Lease or release the Sub-Lessee from any of the Sub-Lessee's obligations under the Sub-Lease or waive any breach of the Sub-Lessee's obligations thereunder or consent to any such act or omission of the Sub-Lessee as would otherwise constitute such breach;

12.3.2 it will not claim or exercise any lien upon sub-freights which might otherwise be available to it under the Sub-Lease;

12.3.3 it will perform its obligations under the Sub-Lease and use its best endeavours to procure that the Sub-Lessee shall perform its obligations under the Sub-Lease;

12.3.4 the Sub-Lease shall not in any circumstances be determined by it by reason of any breach or alleged breach thereof by the Lessee unless the Lessor shall first have given its consent in writing to such determination provided always that any determination of the Sub-Lease by the Lessee after such consent is given shall be without responsibility on the part of the Lessor who shall be under no liability whatsoever in event that such determination be thereafter adjudged to constitute a repudiation of the Sub-Lease by the Lessee; and

12.3.5 at the request of the Lessor it will supply to the Lessor all information, accounts and records that may be reasonably necessary or of assistance to enable the Lessor to verify the amount of all payments of charterhire and other amounts payable under the Sub-Lease.

13      Use and trade of the Ship

13.1    Permitted use

        Subject to the other terms and conditions of this Lease and the other Lease Documents, the Lessee shall (save as herein provided) have the full and exclusive use, control and command of the Ship during the Lease Period and may operate or employ it within any lawful trade for which it is suitable.

13.2    Undertakings concerning use

        The Lessee hereby undertakes with the Lessor that throughout the Lease Period it will:

13.2.1  Ship's registration

        not to do or suffer to be done anything whereby the documentation of the Ship for the time being in accordance with the provisions of clause 14.2 may be forfeited or imperilled;

13.2.2  Employment

        not employ the Ship or permit its employment in any manner, trade or business which is forbidden by international law, or which is unlawful or illicit under the law of any relevant jurisdiction, or in any manner whatsoever which may render it liable to destruction, seizure, confiscation, penalty or sanctions and, in the event of hostilities in any part of the world (whether war be declared or not), not enter or trade to or continue to trade in any zone which is declared a war zone by any Government Entity or by the insurers unless the prior written consent of the Lessor is obtained and such special insurance cover as the Lessor may require shall have been effected by the Lessee and at its expense;

13.2.3  Payment of outgoings and evidence of payments

        pay in accordance with good business practice all tolls, dues and other outgoings whatsoever in respect of the Ship and the Insurances and keep proper books of account in respect of the Ship and, as and when the
        Lessor may so reasonably require, make such books available for inspection on behalf of the Lessor and furnish satisfactory evidence that the wages and allotments and the insurance and pension contributions of the Master and crew are being promptly and regularly paid and that all deductions from crew's wages in respect of United Kingdom tax liability are being properly accounted for and that the Master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

13.2.4  Use for a qualifying purpose

        not use the Ship or permit the Ship to be used and procure that the Ship is not used during the designated period (as defined in section 106 CAA) so as to result in the application of sections 109, 110, 111, 112, 113 and 117 CAA and shall immediately notify the Lessor if at any time within such designated period the Ship is used for leasing to a non-resident within the meaning of section 105 (2) CAA and also notify the Lessor of any event or matter which under sections 118, 119 and 120 CAA ought to be notified by the Lessor to the Board of Inland Revenue or any Inspector of Taxes in connection with the Ship or the leasing thereof and shall promptly furnish to the Lessor when the Lessor may require such information as may be required to be so furnished by the Lessor to the Board of the Inland Revenue or Inspector of Taxes regarding the leasing of the Ship or the use to which it is being put or has been put, in order to enable the Lessor to comply with the provisions of sections 118, 119 and 120 CAA or to respond to such a request;

13.2.5  Anti-Drug Abuse

        without prejudice to clause 13.2.2, take all necessary and proper precautions to prevent any infringements of the Anti-Drug Abuse Act of 1986 of the United States of America or any similar legislation applicable to the Ship in any jurisdiction in or to which the Ship shall be employed or trade; and

13.2.6  Bills of Lading

        except as otherwise required pursuant to the Time Charter, procure that all Bills of Lading issued for carriage of goods by the Ship shall contain a Paramount clause incorporating any legislation relating to carrier's liability for cargo compulsorily applicable in the trade or, if no such legislation exists, that such Bills of Lading shall incorporate the British Carriage of Goods by Sea Acts 1971 and that all such Bills of Lading shall also contain the amended New Jason clause as approved by the Baltic International Maritime Council from time to time and the Both-to-Blame Collision clause and without prejudice to the provisions of clause 33.5, provide that the General Average, if any, shall be settled according to the York-Antwerp Rules of 1994 in London.

14      Title, registration, name and house flag

14.1    Title

        The Lessee shall have no right, title or interest in or to the Ship or any part thereof except the right to use the same upon the terms and conditions contained in this Lease. It is hereby expressly declared that the Lessee shall not have any option or right to acquire title to or any proprietary interest in the Ship or any part thereof. The Lessee shall not sell or purport to sell the Ship otherwise than in exercise of its rights under clause 3.6. Subject to clauses 6.1 and 6.2, nothing herein contained shall be construed as imposing any liability on the Lessor to the Lessee in respect of or arising out of the acts or omissions of any third party (including any charterer or lessee of any other vessel or assets of the Lessor unless that third party is a member of the Lessor Group) affecting the Lessee or the Ship or otherwise.

14.2 The Lessee may at any time and from time to time during the Lease Period, request the Lessor to transfer the register of the Ship to any port and/or to re-document the Ship under laws of any jurisdiction other than the port and/or jurisdiction at which the Ship is for the time being registered and/or under whose laws the Ship is for the time being documented. If the Lessor approves of such transfer of register and/or re-documentation of the Ship, the Lessor shall, at the request of the Lessee, co-operate with and permit the Lessee to take all necessary steps to comply with such request and thereafter shall during the Lease Period co-operate with the Lessee to take such action as the Lessee may reasonably require to maintain the documentation of the Ship at the port to which the register of the Ship is so transferred and/or under the laws of the jurisdiction under whose laws the Ship is so re-documented. For the purposes of this clause 14.2, the Lessor shall in accordance with the provisions of this Lease and the Proceeds Deed not unreasonably withhold its approval to the transfer of the register of the Ship to any port and/or the re-documentation of the Ship under the laws of any jurisdiction and/or under whose flag the Lessor is entitled, without breach of any applicable laws, to register and/or re-document the Ship.

        The Lessee undertakes that if at any time it requests a transfer of the register and/or the redocumenting of the Ship following a request from the Time Charterer, and if the Lessor agrees to such request, the Lessee shall use its best endeavours to obtain the agreement of the Time Charterer that the consent to such transfer is given on the basis that the Time Charterer agrees to a subsequent transfer of the register and/or the redocumenting of the Ship under British flag in the circumstances described below in this clause 14.2.

        If the Ship is, in accordance with the provisions of this Lease and the Proceeds Deed, no longer registered at any time under British flag and, in the reasonable opinion of the Lessor acting in good faith, it shall become impossible, unlawful, impracticable or undesirable for the Lessor to maintain the documentation of the Ship under the laws of any jurisdiction under which the Ship is then documented (other than the United Kingdom), the Lessor shall give notice thereof to the Lessee and the Lessor and the Lessee shall forthwith enter into negotiations in good faith with a view to agreeing upon an alternative jurisdiction for the documentation of the Ship, but if no such agreement shall be reached within thirty (30) days after the Lessor shall have given such notice to the Lessee, the Lessor shall be at liberty to take and/or require the Lessee to take such action to re-document the Ship as a British ship in the United Kingdom and/or to transfer the registry of the Ship to the United Kingdom and in any such case the Lessee shall do all that may be necessary on its part to give effect to such re-documentation and/or transfer of register. Where the Lessee has complied with its obligations under the second paragraph of this clause 14.2, the Lessor agrees that it shall not require the reflagging or redocumenting of the Ship to British flag where it shall be impracticable or undesirable for the Lessor to maintain the documentation of the Ship under the flag of a particular jurisdiction where such reflagging or redocumenting of the Ship shall result in a breach of the Time Charter or any sub-charters entered into by the Time Charterer pursuant to the Time Charter.

        Without prejudice to the generality of the provisions of clause 9, the Lessee shall indemnify and hold harmless the Lessor against all losses, costs, expenses and liabilities of whatsoever nature (including penalties, claims, demands, orders or judgments) which the Lessor may suffer or incur and which arise directly or indirectly out of the re-documentation of the Ship in accordance with this clause 14.2.

14.3    Name and house flag

        The Ship shall be painted in such colours, display such insignia and fly such house flag as the Lessee may require. The Lessee shall notify the Lessor of any intended change in the name of the Ship.

14.4    Proceeds Deed

        The arrangements concerning the transfer of flag or registry contained in this clause 14 shall be subject to the provisions of clause 8.7 of the Proceeds Deed.

15      Maintenance and operation

15.1    Possession and control of Ship by Lessee

        During the Lease Period the Ship shall, subject to the terms and conditions of this Lease, be in the full and exclusive possession and at the absolute disposal of the Lessee for all purposes and under its complete control in every respect and the Master, officers and crew of the Ship shall be the servants of the Lessee, or during the Sub-Lease Period, the Sub-Lessee (or any other permitted sub-lessee) for all purposes whatsoever.

        Notwithstanding any other provision of this Lease, and without prejudice to any of the obligations of the Lessee under this Lease or any of the other Lease Documents imposing any higher standard of performance upon the Lessee, the Lessee shall make, and shall have sole responsibility for making, all such arrangements as may be necessary to ensure that the Ship is fit to operate at sea without serious danger to human life.

15.2    Undertakings concerning maintenance and operation during Lease Period

        The Lessee further undertakes with the Lessor that throughout the Lease Period and thereafter, whilst the Lessee continues to have possession of the Ship, until the sale of the Ship it will:

15.2.1  Maintenance of classification; compliance with regulations maintain the Classification as the class of the Ship and to comply with and ensure that the Ship at all times complies with the provisions of the Merchant Shipping Acts and all regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under British flag or otherwise applicable to the Ship, her Master, officers and crew wherever the Ship may proceed or trade and (without prejudice to the generality of the foregoing) at its own expense maintain in force for the Ship all safety, radio, loadline and other certificates whatsoever and all licences and permits which may from time to time be prescribed by any legislation in force in the United Kingdom or other applicable jurisdiction;

15.2.2  Supply and crewing

        by its own or the Sub-Lessee's procurement (which may include the engagement of the Manager to provide certain services under the Management Agreement), man, victual, navigate, operate, supply, fuel, and repair the Ship whenever required during the Lease Period;

15.2.3  Surveys

        submit the Ship to continuous surveys and such periodical or other surveys as may be required for classification purposes, comply with all recommendations and requirements of the Classification Society in accordance with their terms and supply to the Lessor copies of all survey reports issued in respect thereof;

15.2.4  Repair

        keep the Ship and every part of it in a good and efficient state of repair, in efficient operating condition, seaworthy in all respects and in accordance with good maintenance practice (fair wear and tear excepted and having regard to the type and age of the Ship) and procure that all repairs to, or replacement of, any damaged, worn or lost parts or equipment are effected in such manner (both as regards workmanship and quality of materials) as not to materially diminish the value of the Ship without the prior written consent of the Lessor;

15.2.5  Drydocking

        drydock the Ship and clean and paint her underwater parts in accordance with good commercial practice for vessels of the type and age of the Ship and, in any event, in accordance with the requirements from time to time of the Classification Society;

15.2.6  Inspection of the Ship

        permit the Lessor by surveyors or other persons appointed by it for such purpose to board the Ship at annual intervals during the Lease Period and after the occurrence of a Termination Event which is continuing at such intervals as the Lessor considers appropriate for the purpose of inspecting her and afford all proper facilities for such inspections and for this purpose give the Lessor reasonable advance notice of any intended dry docking of the Ship (whether for the purpose of classification, survey or otherwise). The cost of such inspections and surveys properly incurred by the Lessor shall be paid by the Lessee (if a Relevant Event has occurred and is continuing or if such inspection reveals any material failure to comply with the Lessee's maintenance obligations under this Lease) or by the Lessor (if no Relevant Event has occurred and is continuing or no such material failure is revealed.)

        All time taken in respect of such inspection or survey shall form part of the Lease Period. All inspections and surveys of the Ship prior to the occurrence of a Termination Event which is continuing shall be carried out at such times and places and in such manner as not to interfere with the use, operation, maintenance and repair as required under the Time Charter or other contractual arrangements with third parties, of the Ship but the Lessor shall not be obliged to carry out such inspections only during periods of drydocking;

15.2.7  Verification reports

        provide to the Lessor certified copies of all reports and recommendations of any safety inspector or other regulatory body from time to time issued in respect of the compliance or otherwise with any statutes and regulations from time to time in force regarding the safe operation, management, maintenance and integrity of the Ship;

15.2.8  Manuals and technical records

        maintain all such other records, logs, manuals, technical data and other materials and documents which are required to be maintained in respect of the Ship to comply with any applicable laws or the requirements of the Classification Society and keep accurate, complete and up to date logs and records of all voyages made by the Ship and of all maintenance, repairs, alterations, modifications and additions to the Ship and, on reasonable advance notice from the Lessor, permit the Lessor or its representatives at any time to examine and take copies of such logs and records and other records;

15.2.9  Information regarding casualties

        furnish the Lessor with full information regarding any single casualty or other accident or damage to the Ship which shall involve repairs costing more than the Casualty Amount;

15.2.10 Modification; removal of parts; equipment owned by third parties except as required pursuant to clause 3(e) of the Time Charter, not without the prior written consent of the Lessor (and then only on and subject to such terms as the Lessor may agree):

        (a) make any modification to the Ship in consequence of which her structure, type or performance characteristics could or might be materially altered or her value materially reduced; or

        (b) permanently remove any material part of the Ship or any equipment the value of which is such that its removal from the Ship would materially reduce the value of the Ship without replacing the same with equivalent parts or equipment which are owned by the Lessor free from Encumbrances (other than Permitted Encumbrances); or

        (c) install on the Ship any equipment owned by a third party which cannot be removed without causing significant or permanent damage to the structure or fabric of the Ship;

15.2.11 Information

        promptly furnish the Lessor with all such information as it may from time to time reasonably require regarding the Ship, her employment, position and engagements, particulars of all towages and salvages, and copies of all charters and other contracts for her employment and related information, or otherwise howsoever concerning her;

15.2.12 Manager

        not without the previous consent in writing of the Lessor (and then only on and subject to such terms as the Lessor may agree) permit the Sub-Lessee to replace the Manager or appoint a manager of the Ship or allow a manager of the Ship to be appointed (and for the purposes of this Lease "manager" shall include any shipmanager or other person providing to the Lessee or the Sub-Lessee analogous specialised services in respect of the Ship);

15.2.13 Notification of certain events

        notify the Lessor forthwith by facsimile thereafter confirmed by letter of:

        (a) any damage to the Ship requiring repairs the cost of which might exceed the Casualty Amount;

        (b) any occurrence in consequence of which the Ship has or may become a Total Loss;

        (c)     any requisition of the Ship for hire;

        (d) any requirement or recommendation made by any insurer or the Classification Society or by any competent authority which is not, or cannot be, complied with in accordance with its terms;

        (e) any claim in an amount in excess of the Casualty Amount (or the equivalent in any other currency) arising as a result of any serious or potentially serious injury to a third party caused by, or in connection with, the Ship;

        (f) any substantial damage to property in an amount in excess of the Casualty Amount (or the equivalent in any other currency) caused by, or in connection with, the Ship;

        (g) any assistance which has been given to the Ship which has resulted or may result in a lien for salvage being acquired over the Ship;

        (h) any other event which occurs in connection with the Ship which affects or might materially and adversely affect the rights of the Lessor or involves or might involve any material loss or liability;

        (i) the making of any Environmental Claim for an amount in excess of the Casualty Amount (or the equivalent in any other currency) against the Lessee or the Ship;

        (j) the occurrence of any Environmental Incident which may give rise to any such Environmental Claim for an amount in excess of the Casualty Amount (or the equivalent in any other currency); or

        (k)     any drydocking of the Ship;

15.2.14 Repairer's liens

        not without the previous written consent of the Lessor put the Ship into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed the Casualty Amount unless
        (a) such person shall first have given to the Lessor in terms satisfactory to it, a written undertaking not to exercise any lien on the Ship for the cost of such work or otherwise or (b) no Termination Event has occurred and is continuing, the cost of the work to be done on the Vessel is covered by insurances and the underwriters have agreed to make payment direct to the person who is to carry out the work or (c) the Lessee can demonstrate to the Lessor's reasonable satisfaction that it has access to committed funds in an amount sufficient to cover the cost of such work;

15.2.15 Health and safety

        take such steps as are reasonably practicable to ensure that the Ship and all constituent parts thereof will be safe and without risk to health when properly used and (without prejudice to the generality of the foregoing):

        (a) take such steps as are reasonably practicable to ensure that any defects in the Ship and all constituent parts thereof which could be or cause a danger to safety and/or a risk to health shall be made good;

        (b) for such purpose, have a detailed inspection of the Ship carried out from time to time including all electrical, fluid, oil and gas connections (being either supplies to, or discharges from, the Ship) and all constituent parts thereof;

        (c) take such action as is reasonably practicable to see that appropriate safety measures are adopted; and

        (d) not use or permit the Ship or any constituent parts thereof to be used beyond their limits and capacities;

15.2.16 No operational interest

        procure that the Lessor is not at any time represented as carrying goods or passengers or providing any other service on or from the Ship, or as being in any way connected or associated with any operations or carriage or other service which may be undertaken by the Lessee or the Sub-Lessee, or as having any operational interest in, or responsibility for, the Ship;

15.2.17 Safe operation

        take all reasonable steps to secure that the Ship is navigated and operated in a proper, safe and seaman-like manner and in the manner prescribed by any legislation in force in the United Kingdom or any other applicable jurisdiction for the time being and ensure that, where applicable, the Ship is at all times manned and operated by properly licensed and/or qualified persons and that such persons at all times comply with all applicable laws relating to such manning and operation;

15.2.18 Fitness to go to sea

        procure that the Ship shall at all times be fit to go to sea without serious danger to human life (by reason of the condition, or the unsuitability for its purpose, of either the Ship or its machinery or equipment or any part of the Ship or its machinery or equipment or undermanning or overloading or unsafe or improper loading or any other matter relevant to the safety of the Ship) unless arrangements have been made which are appropriate to ensure that before the Ship goes to sea it is made fit to do so without serious danger to human life by reason of any such matters or it is reasonable for such arrangements not to be made at such time;

15.2.19 Compliance with oil pollution and environmental laws comply with, and procure compliance in all material respects with all Environmental Laws applicable to all Relevant Ships and the terms of all Environmental Approvals including, without limitation, requirements relating to manning and establishment of financial responsibility and, promptly upon receipt of the same, notify the Lessor of any claim, notice or other communication served on it in respect of any alleged breach of any applicable Environmental Law which might, if substantiated, have a material adverse effect on any Relevant Party's ability to perform its respective obligations under the Relevant Documents and (without prejudice to the generality of the foregoing) procure that (a) no oil, hazardous substances or solid wastes are disposed of, discharged or otherwise released from or in connection with the Ship except in compliance with Environmental Laws, (b) no hazardous substance will be released in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of Comprehensive Environmental Response, Compensation and Liability Act 1980, and (c) no oil or hazardous substance is discharged or released so as to pose an imminent and substantial endangerment to public health or welfare or the environment which will result in damages recoverable under the Oil Pollution Act 1990 of the United States of America;

15.2.20 ISM Code

        (a) comply with, and ensure that the Ship and its Operator at all times comply with the requirements of the ISM Code;

        (b) immediately inform the Lessor if there is any threatened or actual withdrawal of its or an Operator's DOC or the Ship's SMC; and

        (c) promptly inform the Lessor upon the issue to the Lessee, the Sub-Lessee or any Operator of a DOC and to the Ship of an SMC or the receipt by the Lessee, the Sub-Lessee or any Operator of notification that its application for the same had been refused; and

15.2.21 Chartering

        without prejudice to clause 12 not and will procure that the Sub-Lessee will not, in either case, without the prior written consent of the Lessor (a request for which shall be promptly responded to but which consent the Lessor shall have full liberty to withhold) let the Ship on time or voyage charter except to:

        (a) a member of the Lessee Group on terms whereby the relevant member undertakes that its rights and interests in respect of the Ship are subordinated to the rights and interests of the Lessor; or

        (b)     a Rated Time Charterer; or

        (c)     any other person,

        as long as the chartering of the Ship to any of the persons specified in
        (a), (b) and (c) shall not be illegal or result in a breach by the Lessor and/or the Lessee and/or the Sub-Lessee of any regulation in any Relevant Jurisdiction and, where applicable, in the case of sub-paragraphs (a) and (c) above, the provisions of clause 25.6 have been satisfied in full.

16      Insurance Undertakings: wreck removal

16.1    Insurance undertakings

        The Lessee hereby covenants with the Lessor and undertakes that throughout the Lease Period and thereafter, whilst the Lessee continues to have possession of the Ship, until the sale of the Ship (other than a sale to the Standby Purchaser), it will:

16.1.1  Insured risks, amounts and terms

        insure and keep the Ship insured free of cost and expense to the Lessor and in the joint names of the Lessee, the Sub-Lessee and the Lessor (but without liability on the part of the Lessor for premiums or calls) in connection with the operation of the Ship (each as their interests may appear):

        (a) against fire and usual marine risks (including excess risks) and war risks, on an agreed value basis, in such amounts (but not in any event for an amount less than whichever shall be the greater of (i) the market value of the Ship for the time being and (ii) such amount as shall from time to time be not less than the aggregate, from time to time, of (A) the amount of the Strip Liability Amount and (B) the aggregate amount of insurance required to be placed by the Lessee by persons other than the Lessor and in whose favour the Lessee has created a prior ranking Encumbrance in respect of the Insurances and which is determined independently of the market value of the Ship;

        (b) against protection and indemnity risks (including pollution risks) for the highest amount (but, in the case of pollution risks, for a minimum amount of one billion Dollars ($1,000,000,000) (or such other amount as is from time to time deemed to be the maximum insurable amount of the International Group of Protection and Indemnity Associations)) in respect of which cover is in accordance with customary insurance market practice taken out for vessels of the same type, size, age and flag as the Ship) for the full tonnage of the Ship (as approved in writing by the Lessor) and upon such terms as shall from time to time be approved in writing by the Lessor; and

        (c) in respect of such other matters of whatsoever nature and howsoever arising in respect of which insurance would be maintained by a prudent owner of the Ship,

        and that it will pay to the Lessor the cost (as conclusively certified by the Lessor) of any (aa) innocent owner's insurance which the Lessor may from time to time effect in respect of the Ship upon such terms and in such amounts as shall from time to time be approved in writing by the Lessor and (bb) any other insurance cover which the Lessor may from time to time require to be effected in respect of the Ship and/or in respect of its interest or potential liability as owner and/or lessor of the Ship as the Lessor shall deem desirable having regard to any limitations in respect of the amount or extent of cover which may from time to time be applicable in any of the other insurances referred to in this clause
        16.1.1 and also having regard to such insurance cover which from time to time it is customary for finance lessors such as the Lessor to effect in respect of similar transactions to the transaction constituted by this Lease and the other Relevant Documents.

        Notwithstanding the above, if at any time the Lessor proposes to effect any insurance of the nature referred to at (aa) or (bb) above, the Lessor shall first notify the Lessee of the insurance which it proposes to effect, the terms on which it requires it to be effected and the date from which it requires it to be so effected. If, before the date on which the Lessor requires that insurance to be effected, the Lessee can demonstrate to the Lessor that a firm of insurance brokers with a reputation acceptable to the Lessor is able to arrange that insurance upon those terms, before that date, for a price lower than that for which any firm of insurance brokers nominated by the Lessor is prepared to arrange that insurance and with underwriters acceptable to the Lessor, and if that firm of insurance brokers will enter into such agreements with the Lessor as the Lessor may require taking into account the identity of that firm of insurance brokers, the Lessor shall not unreasonably refuse to effect that insurance through that firm of insurance brokers so nominated by the Lessee;

16.1.2  Brokers insurers and general terms of insurance

        effect the Insurances aforesaid in Sterling or Dollars or such other currency as the Lessor may approve and through the Approved Brokers (other than the said innocent owners and contingent liability insurance which may be effected through brokers nominated by the Lessor) and with such insurance companies and/or underwriters or a mutual insurance association or club as shall from time to time be approved in writing by the Lessor and upon such terms as shall from time to time be approved in writing by the Lessor, such approval not to be unreasonably withheld, it being agreed that, without limitation, it shall not be unreasonable to withhold such approval if withholding such approval is consistent with the insurance report referred to in clause 16.1.12 or the advice of the brokers producing such report;

16.1.3  Specific terms

        each policy or entry with any mutual insurance association or club maintained by the Lessee in accordance with the provisions of clause
        16.1.1 shall:

        (a) contain an endorsement reflecting the interest of the Lessor in the Ship or otherwise covers the Lessor in respect of claims which may be forthcoming thereunder;

        (b) be in the joint names of the Lessor, the Lessee and the Sub-Lessee according to their respective interests;

        (c) provide that all moneys payable thereunder shall, after the giving of written notice by the Lessor (which notice the Lessor agrees not to give unless a Termination Event has occurred which is continuing) (and subject to the provisions of clauses 2.2,
                2.3 and 2.5 of the Proceeds Deed), be payable to or to the order of the Lessor;

        (d) provide that the Lessor will be given either thirty (30) days prior written notice of any intention of the Lessee or seven (7) days of any intention of the insurance company in each case to cancel the policy or to materially alter its terms or not renew the policy on materially the same terms; or, in the absence of such terms, the Lessee shall cause the Approved Brokers (or, if any premium payments in respect of Insurances are financed, the relevant insurance premium finance company), to give the notice required by this clause and the Lessee shall provide written evidence as to the Approved Brokers or, as the case may be, insurance premium finance company's agreement at all times to provide the notice required by this sub-clause;

        (e) not have an excess or deductible under the policy or policies referred to in clause 16.1.1(a) exceeding two hundred and fifty thousand Dollars ($250,000) as the same shall be escalated at the rate of RPI from the Delivery Date, per occurrence (or the equivalent in any other currency); and

        (f) be in Dollars or Sterling and, if in Dollars, in a Dollar amount which at the commencement of any policy year satisfies the Sterling element of any minimum insurance cover of the type referred to in clause 16.1.1(a)(ii)(A) throughout the term of the policy.

16.1.4  Fleet cover

        if any of the insurances referred to in clause 16.1.1(a) form part of a fleet cover, procure that the Approved Brokers shall undertake to the Lessor that they shall neither set off against any claims in respect of the Ship any premiums due in respect of other vessels or equipment under such fleet cover or any premiums due for other insurances, nor cancel the insurance for reason of non-payment of premiums for other vessels under such fleet cover or of premiums for such other insurances, and, if the Approved Brokers are not prepared to provide an undertaking of the type referred to above, shall undertake to issue a separate policy in respect of the Ship if and when so requested by the Lessor;

16.1.5  Payment of premiums

        punctually pay all premiums, calls, contributions or other sums payable in respect of all such insurances and to produce copies of all relevant receipts or other evidence of payment when so reasonably required by the Lessor;

16.1.6  Renewal

        at least fourteen (14) days before the relevant policies, contracts or entries expire, notify the Lessor of the names of the brokers proposed to be employed by the Lessee, the Sub-Lessee or any other party for the purposes of the renewal of such insurances and of the amounts in which such insurances are proposed to be renewed and the risks to be covered and, subject to compliance with requirements of the Lessor pursuant to this clause 16.1, procure that appropriate instructions for the renewal of such insurances on the terms so specified are given to the Approved Brokers at least ten (10) days (or such shorter period as the Lessor may from time to time agree) before the relevant policies, contracts or entries expire. In all circumstances the Lessee shall procure that the Approved Brokers will at least seven (7) days before such expiry (or within such shorter period as the Lessor may from time to time agree) confirm in writing to the Lessor as and when such renewals have been effected in accordance with the instructions so given and, where there is no change to the identity of the brokers, the level of insurance cover or any material change in the terms of the relevant policies, contracts or entries, confirmation that there has been no such change.

16.1.7  Guarantees

        arrange for the execution and delivery of such guarantees or indemnities as may from time to time be required by any protection and indemnity and/or war risks association;

16.1.8 Hull policy documents, notices, loss payable clauses and brokers' undertakings deposit with the Approved Brokers (or procure the deposit of) all slips, cover notes, policies, certificates of entry or other instruments of insurance from time to time issued in connection with such of the insurances referred to in clause 16.1.1 as are effected through the Approved Brokers and procure that the interest of the Lessor shall be endorsed thereon by incorporation of the relevant Loss Payable clause and that the Lessor shall be furnished with pro forma copies thereof and, unless insurances are placed on the terms of the Norwegian Maritime Insurance Plan of 1966 as amended, a letter or letters of undertaking from the Approved Brokers in such form as shall from time to time be reasonably required by the Lessor having regard to current market practice at the time of issue of any such letter of undertaking;

16.1.9  Associations' loss payable clauses, undertakings and certificates procure that any protection and indemnity and/or war risks associations in which the Ship is for the time being entered shall endorse the relevant Loss Payable clause on the relevant certificate of entry or policy and shall furnish the Lessor with a copy of such certificate of entry or policy and a letter or letters of undertaking in such form as shall from time to time be reasonably required by the Lessor having regard to current market practice at the time of issue of any such letter of undertaking;

16.1.10 Extent of cover and exclusions

        take all necessary action and comply with all requirements which may from time to time be applicable to the Insurances (including, without limitation, the making of all requisite declarations within any prescribed time limits and the payment of any additional premiums or calls) so as to ensure that the Insurances are not made subject to any exclusions or qualifications to which the Lessor has not given its prior written consent and are otherwise maintained on terms and condition from time to time approved in writing by the Lessor;

16.1.11 Correspondence with brokers and associations

        to provide to the Lessor, at the time of each such communication, copies of all written communications between the Lessee or the Sub-Lessee and the Approved Brokers and approved war risks and protection and indemnity associations which relate to requisite declarations and payment of additional premiums or calls referred to in clause 16.1.10, notices of renewal of the Insurances and all material amendments to the terms and conditions relating to such Insurances;

16.1.12 Independent report

        the Lessor shall be entitled to request the Lessee (at the cost of the Lessee), to furnish the Lessor with a detailed report signed by an independent firm of insurance brokers appointed by the Lessor dealing with the insurances maintained on the Ship and stating the opinion of such firm as to the adequacy thereof. The Lessor shall be entitled to request the furnishing of a report under this clause at the time of Delivery and thereafter if the insurance advisors of the Lessor recommend that a report be obtained following the annual audit of the shipping insurance portfolio of the Lessor Group or, if earlier, at the time of any material change in the Insurances or in the identity of the Approved Brokers or the protection and indemnity and/or war risks association responsible for such Insurances or if the Lessor reasonably believes that there has been a material change in insurance market practice in respect of vessels of similar type to the Ship;

16.1.13 Collection of claims

        do all things necessary and provide all documents, evidence and information to enable the Lessor to collect or recover any moneys which shall at any time become due to the Lessor pursuant to this Lease in respect of the Insurances;

16.1.14 Compliance with Insurances

        comply with the terms and conditions of the Insurances, not do, consent to or permit any act or omission which might invalidate or render unenforceable the whole or any part of the Insurances and not (without first obtaining the consent of the insurers to such employment and complying with such requirements as to extra premium or otherwise as the insurers may prescribe) employ the Ship or permit the Ship to be employed otherwise than in conformity with the terms of the Insurances (including any warranties express or implied therein);

16.1.15 Application of recoveries

        apply all sums receivable under the Insurances which are paid to the Lessee, in accordance with the Loss Payable Clauses and clause 22, or procure the application of such sums to the extent received by the Sub-Lessee, in repairing all damage and/or in discharging the liability in respect of which such sums shall have been received;

16.1.16  Other insurances and assureds

        not, without the prior written consent of the Lessor, take out additional insurances for the Lessee's or, during the Sub-Lease Period, the Sub-Lessee's sole benefit, or permit the Lessee or the Lessor to be named insured in insurances with respect to the Ship, other than as required under this Lease, where such additional insurances will or may prejudice the Insurances or recovery thereunder or will exceed the amount permitted by the warranties or other conditions of the Insurances (unless the insurers under the Insurances have consented thereto) and will, upon the Lessor's request, immediately furnish the Lessor with particulars of any such additional insurances (including copies of any cover notes or policies) and of the written consent of the insurers under the Insurances in any case where such consent is necessary;

16.1.17 Oil Pollution Cover

        ensure that the certificate of entry for the Ship issued by the protection and indemnity association with which the Ship is entered is endorsed with the U.S. Oil Pollution Clause 20/2/91 (as amended or replaced from time to time) and procure that written confirmation is given to the Lessor that the Lessee or, during the Sub-Lease Period, the Sub-Lessee, the Manager has provided all declarations and satisfied all other requirements of such association and that the U.S. Trading Exclusion Clause has been deleted from the terms upon which such association covers the Ship against protection and indemnity risks (including oil pollution risks);

16.1.18 Submission of Protection and Indemnity Declarations

        promptly (and within any applicable time limits) complete and submit to the protection and indemnity association with which the Ship shall be entered:

        (a) a declaration made by or on behalf of the Lessor, the Lessee or, during the Sub-Lease Period, the Sub-Lessee, the Manager and any other demise or bareboat charterer, manager or other operator of the Ship who is named as an assured or co-assured in the Ship's entry with such association that they will comply with all special terms and conditions of the association (including, without limitation, payment of additional premiums for additional voyages) applying to any voyage (a "US voyage") involving loading or discharging cargo anywhere in the United States of America or within the USA Exclusive Economic Zone (as defined in the Oil Pollution Act of 1990 of the United States of America); and

        (b) such quarterly or other declarations as such association may require to be made (including, without limitation, declarations listing all voyages of the Ship) to ensure that the Ship is covered for protection and indemnity risks (including oil pollution risks) on any US voyage, and procure that all such declarations shall be in a form acceptable to, and contain all information required by, such association;

16.1.19 Maintenance of Oil Pollution Insurance Cover

        comply with all other requirements of the protection and indemnity association with which the Ship is entered to ensure that the Ship is fully covered for oil pollution risks;

16.1.20 Evidence of Oil Pollution Insurance Cover

        deliver to the Lessor upon reasonable notice at the expense of the Lessee certified true copies of all declarations to the protection and indemnity association with which the Ship is entered, all certificates issued by the United States Coast Guard, all confirmations by such association of cover for oil pollution risks and such other information and documents relating to oil pollution risks or insurance as the Lessor may from time to time reasonably request;

16.1.21 Encumbrances

        not create or permit to exist any Encumbrance over the Insurances or any Requisition Compensation, or its interest therein save as contemplated by this Lease; and

16.1.22 Information concerning Insurances

        supply to the Lessor all necessary information, documentation and assistance which may be required by the Lessor in connection with making any claim under the Insurances.

16.2    Further requirements

        Notwithstanding the other provisions of this clause 16, the Lessee shall and shall procure that the Sub-Lessee shall also, during the Sub-Lease Period, comply with such further requirements relative to insurance as the Lessor may, based upon the insurance report or the advice of the Lessor's insurance brokers referred to in clause 16.1.12 and following discussions with the Lessee, from time to time reasonably stipulate.

16.3    Wreck removal

        In the event of the Ship becoming an obstruction to navigation the Lessee shall (in addition to any other obligation it may have under clause 9) indemnify and hold harmless the Lessor against all costs, expenses, payments, charges, losses, demands, any liabilities, claims, actions, proceedings (whether civil or criminal) penalties, fines, damages, judgments, orders or other sanctions which may be incurred, by, or made or asserted against the Lessor by reason that the Ship shall have become an obstruction to navigation (including, without limitation) in respect of the removal or destruction of the obstruction under statutory powers but only to the extent that such has not been recovered from the Ship's insurers.

17      Powers of Lessor to remedy defaults

17.1    Failure to perform insurance undertakings

        If the Lessee fails to comply with any of the provisions of clause 16.1, the Lessor may, without being in any way obliged so to do, or responsible for so doing, and without prejudice to the ability of the Lessor to treat that non-compliance as a Termination Event, effect and thereafter maintain all such insurances upon the Ship as in its discretion it may think fit in order to procure the compliance with such provisions or alternatively, require the Ship (at the Lessee's risk) to remain in, or to proceed to and remain in, a port designated by the Lessor until such provisions are fully complied with.

17.2    Failure to perform maintenance undertakings

        If the Lessee fails to comply with any of the provisions of clauses 15.2.1, 15.2.3. 15.2.4 or 15.2.5, the Lessor may, without being in any way obliged so to do, or responsible for so doing, and without prejudice to the ability of the Lessor to treat that non-compliance as a Termination Event, arrange for the carrying out of such repairs, changes or surveys as it may deem expedient or necessary in order to procure the compliance with such provisions.

17.3    Failure to prevent or release from arrest

        If the Lessee fails to comply with the provisions of clause 11.2.4 the Lessor may, without being in any way obliged so to do, or responsible for so doing, and without prejudice to the ability of the Lessor to treat that non-compliance as a Termination Event, pay and discharge all such debts, damages, liabilities and outgoings as are therein mentioned and/or take any such measures as it may deem expedient or necessary for the purpose of securing the release of the Ship in order to procure the compliance with such provisions.

17.4    Failure to comply with other obligations

        If the Lessee fails to comply with any of its other obligations under this Lease any of the other Lease Documents, the Lessor may, without being in any way obliged to do so or responsible for so doing, and without prejudice to the ability of the Lessor to treat that non-compliance as a Termination Event, take such action as it may deem expedient or necessary in order to procure the compliance with such provisions.

17.5    Costs of remedying defaults

        Without prejudice to clause 27.1, all losses, liabilities, costs, charges, expenses, damages and outgoings of whatsoever nature (including, without limitation, Taxes, repair costs, registration fees and insurance premiums) suffered, incurred or paid by the Lessor in connection with the exercise by the Lessor of any of its powers under clauses 17.1, 17.2, 17.3 and 17.4 and interest on all such losses, liabilities, costs, charges, expenses, damages and outgoings from the date on which the same were suffered, incurred or paid by the Lessor until the date of receipt or recovery thereof (both before and after any relevant judgment) at the Default Rate shall be repayable by the Lessee to the Lessor on demand and the Lessor agrees that it will issue a demand hereunder within a reasonable period of determining that it has suffered or incurred any such amounts.

17.6    Rental still payable

        Notwithstanding any exercise by the Lessor of any of the powers contained in this clause 17, Rental shall continue to accrue during such time.

18      Redelivery

18.1    Redelivery procedure and condition

        Except in the event of a Total Loss of the Ship and subject to the provisions of clause 24.6, the Lessee shall at the end of the Lease Period in relation to the Ship redeliver the Ship to the Lessor free of all Encumbrances (other than Permitted Encumbrances, but excluding for this purpose Permitted Liens), and the Lessor shall accept such redelivery, and save where different arrangements are agreed in connection with any sale of the Ship pursuant to clause 3.6, at a safe port to be mutually agreed between the parties or, in the absence of such agreement, at such nearby safe port as the Lessor may designate acting reasonably and having regard to the location of the Ship at the time of any required redelivery. Subject to the provisions of clause 24.5, the Lessee shall at its expense before such redelivery make all such repairs and do all such work as may be necessary so that the Ship at the date of redelivery shall have installed the machinery and other equipment installed on the Ship at Delivery or replacements for the same made in accordance with the provisions of this Lease, shall maintain the Classification unexpired, shall otherwise be in compliance with any applicable rules of the Classification Society and shall be in as good structure, state and condition as at Delivery, fair wear and tear and changes and alterations properly made by the Lessee as permitted under this Lease excepted and shall be with all required trading and operating (and if trading, appropriate trading related) certificates belonging to the Ship in full force and effect for a minimum period of six (6) months from the date of redelivery.

18.2    Redelivery survey

        At or about the time of redelivery thereof a survey shall, if the Lessor so requires, be made to determine the state and condition of the Ship, her machinery and equipment. In that event, the Lessee and the Lessor shall each appoint surveyors to be present at such survey and the surveyors present shall determine the condition of the Ship, her machinery and equipment and shall state the repairs or work necessary to place the Ship at the date of redelivery in the structure state, condition and classification referred to in clause 18.1. If the said surveyors disagree they shall refer the matter to a senior surveyor of the relevant Classification Society whose decision shall be final and binding on the parties hereto. All reasonable costs occasioned by any such survey including the costs of the said surveyors appointed by the Lessee and the Lessor and, if appointed, the costs of the senior surveyor of the Classification Society shall be payable by the Lessee but if the Ship is found to be in the condition provided for in clauses 18.1, fair wear and tear alone and changes and alterations properly made by the Lessee as permitted under this Lease excepted, such cost shall be payable by the Lessor.

18.3    Storage until sale

        From the end of the Lease Period until the Ship shall have been sold, the Lessee shall, at no cost to the Lessor:

18.3.1 continue to perform all its obligations under this Lease other than its obligations to pay periodic Rental and, in particular, it shall continue
        (a) to perform its undertakings under clauses 11 to 14 (both inclusive),
        (b) to procure that the Ship is maintained in accordance with clause 15 (save that the Lessee shall not be required to procure that any maintenance and repairs are carried out other than as necessary to ensure that, until the sale of the Ship, the Ship complies and continues to comply in all material respects with the provisions of clause 18.1) and (c) to procure that the Ship is insured in accordance with clause
        16.1 or clause 16.2; and

18.3.2 unless the Lessor otherwise directs, store or procure the storing of the Ship at a place and under conditions reasonably approved by the Lessor and the Relevant Security Agent until the sale of the Ship shall have been completed.

19      Consumable stores

19.1    Upon Delivery

        It is acknowledged that all consumable stores, unused diesel and lubricating oils, bunkers, duty free stocks and other merchandise on board the Ship at Delivery belong to the Sub-Lessee.

19.2    Upon redelivery

        All consumable stores, unused diesel and lubricating oils and bunkers on board the Ship which are owned by the Lessee or the Sub-Lessee at the time of re-delivery shall be sold by the Lessee or, as the case may be, the Sub-Lessee to the purchaser of the Ship.

20      Use of equipment and replacement

20.1    Use of equipment and Manuals and Technical Records

        The Lessee shall have the use of all outfit, equipment (including cabin, crew and galley equipment), furnishings, furniture and fittings, spare and replacement parts which are the property of the Lessor on board the Ship at the time of Delivery and the Manuals and Technical Records and the same or their substantial equivalent shall be returned to the Lessor on re-delivery in good order and condition, fair wear and tear alone and changes and alterations properly made by the Lessee as permitted under this Lease excepted.

20.2    Renewal of equipment

        The Lessee shall at its own expense from time to time during the Lease Period replace, renew or obtain substitutions for such items of equipment as shall be so damaged or worn as to be unfit for use provided always that in any such case the Lessee shall procure that title to the part replaced, renewed or substituted shall promptly vest in the Lessor and title to any part replaced, renewed or substituted shall remain with the Lessor until the part which replaced it or the new or substituted part becomes the property of the Lessor or is replaced, renewed or substituted by a part which thereupon becomes the property of the Lessor and the Lessee agrees that if any replaced, renewed or substituted part is not the property of the Lessor it will as soon as practicable replace the same with a part which thereupon becomes the property of the Lessor.

20.3    Alteration of equipment; additional equipment

        The Lessee may at any time alter or remove all or any items of equipment or may fit any additional equipment required to render the Ship available for any purpose for which the Lessee may require to use her in accordance with the provisions of clause 13 provided that the Lessee shall first have obtained the prior written consent of the Lessor thereto if and to the extent such consent may be required pursuant to clause 15.2.10. Any additional equipment so fitted by the Lessee shall be considered the property of the Lessee or relevant sub-lessee who may remove such additional equipment at any time before the expiration of the Lease Period. The cost of fitting or removing any equipment together with the cost of making good any damage caused by such fitting or removal shall be payable in full by the Lessee who shall re-deliver the Ship's equipment to the Lessor in accordance with the provisions of clause 20.1 unless it is agreed between the Lessor and the Lessee that any extra fittings or equipment which have been supplied by the Lessee during the Lease Period shall remain on the Ship after redelivery, in which event such fittings or equipment shall as from redelivery become the property of the Lessor.

21      Encumbrances: Lessor's undertakings

        The Lessor warrants that the Ship and the Lessor's interest in the Insurances or any Requisition Compensation will at the Delivery Date be free of any Lessor's Encumbrances created by it and undertakes that it will not during the Lease Period, without the prior written consent of the Lessee, create or, by its own acts or omissions, permit to arise any Lessor's Encumbrance over the Ship, or any share or interest therein or the Lessor's interest in the Insurances or any Requisition Compensation.

        If, notwithstanding the Lessor's undertaking set out above, a Lessor's Encumbrance shall arise, the Lessor hereby agrees to discharge promptly such Lessor's Encumbrance. If the Lessor does not promptly discharge the Lessor's Encumbrance the Lessee shall be entitled to act as the agent of the Lessor for the purpose of procuring such discharge (and for no other purpose) and the Lessor shall reimburse the Lessee in respect of any costs reasonably and properly incurred by the Lessee, in its capacity as agent, in connection with such discharge.

22      Loss and damage

22.1    Risk

        The Ship shall throughout the Lease Period be in every respect at the risk of the Lessee who shall bear all risks howsoever arising whether of navigation, operation and maintenance of the Ship or otherwise and, subject to clause 6.1, of any other occurrence of whatever kind which shall deprive the Lessee of the use, possession or enjoyment thereof.

22.2    Total Loss

22.2.1 If the Ship shall become a Total Loss during the Lease Period, all insurance proceeds in respect thereof shall be applied in accordance with clause 22.5 and the Lessee shall on the Total Loss Payment Date become liable to pay to the Lessor an amount equal to the Termination Sum for the Ship as at that date together with all amounts of Rental and any other amounts then due and payable under this Lease or any of the other Lease Documents. If the Lessor serves a notice on the Lessee pursuant to clause 27.1 the provisions of clause 27.1 shall prevail over this clause and the Lessee shall be obliged to make the payments required to be made under clause 27.1 in accordance with such clause notwithstanding that the date for payment of such amounts may be prior to the Total Loss Payment Date.

22.2.2 For the purposes of this Lease, a Total Loss shall be deemed to have occurred:

        (a) in the case of an actual total loss of the Ship on the actual date and at the time the Ship was lost or, if such date is not known, on the day on which the Ship was last reported;

        (b) in the case of a constructive total loss of the Ship, upon the date and at the time notice of abandonment of the Ship is given to the insurers of the Ship for the time being (provided a claim for such constructive total loss is admitted by the insurers) or, if the insurers do not admit such a claim, at the date and at the time at either a total loss is subsequently admitted by the insurers or a total loss is subsequently adjudged by a competent court of law or arbitration panel to have occurred or, if earlier, the date falling one hundred and eighty (180) days after notice of abandonment of the Ship was given to the insurers;

        (c) in the case of a compromised or arranged total loss, on the date upon which a binding agreement as to such compromised or arranged total loss has been entered into by the insurers of the Ship;

        (d)     in the case of  Compulsory  Acquisition,  on the date upon which
                the   relevant   requisition   of  title  or  other   compulsory
                acquisition occurs;

        (e) in the case of hijacking, theft, condemnation, confiscation, capture, detention, seizure of the Ship (other than where the same amounts to Compulsory Acquisition of the Ship) by any persons which deprives the Lessee of the use of the Ship for more than thirty (30) days, upon the expiry of the period of sixty (60) days after the date upon which the relevant hijacking, theft, condemnation, confiscation, capture, detention or seizure occurred; and

        (f) in the case of any of the events described in sub-paragraph (d) of the definition of Total Loss, upon the expiry of the period of one hundred and eighty (180) days referred to in such sub-paragraph (d).

22.2.3 The Lessee agrees that it will, in the event that, upon a Total Loss of the Ship, the Lessor is disabled from recovering under the Insurances or any of them or the amount of the recovery thereunder is diminished and such disablement or diminution results from any breach by the Lessee of any of its obligations under this Lease or in respect of the terms of the relevant Insurances, pay to the Lessor on demand by way of compensation for the loss of the Ship a capital sum (which shall be applied in accordance with clause 22.5 as if the same had been a recovery under the Insurances in respect of such Total Loss) equal to the amount which would but for such disablement have been recoverable under the Insurances or (as the case may be) a sum equal to the amount by which the insurance recovery has been diminished or, in either case and if greater, an amount equal to the Tax Written Date Value of the Ship.

22.3    Continuation of Lease Period

        The Lessee shall continue to pay Rental on the days and in the amounts required under this Lease notwithstanding that the Ship shall become a Total Loss, or if for any reason the Lessee shall be permanently deprived of her use prior to the end of the Lease Period, provided always that no further instalments of Rental shall become due and payable after the date on which all sums due under clause 22.2.1 shall have been paid in full and the Lease Period shall terminate on the date of such final payment.

22.4    Application of Requisition Compensation

        In the event of the Compulsory Acquisition of the Ship after Delivery, all Requisition Compensation received by the Lessor shall be applied by the Lessor (or, if received by the Lessee, shall be held in trust by the Lessee for application) in accordance with clause 22.5.

22.5    Application of Net Total Loss Proceeds and Requisition Compensation

        All Net Total Loss Proceeds and Requisition Compensation received by the Lessor shall be applied by the Lessor, subject to clause 10.4 and to the provisions of clause 2.1 of the Proceeds Deed, as follows:

22.5.1 first, in retention by the Lessor of an amount equal to one tenth of one per cent (0.1%) of the amount of the Net Total Loss Proceeds;

22.5.2 secondly, in or towards settlement of any other amounts owing by the Lessee to the Lessor under this Lease or any of the other Lease Documents (including any interest due in respect thereof);

22.5.3 thirdly, by way of rebate of Rental, in or towards settlement of any amounts owing to the Other Lessors under the Other Ship Leases or any of the Other Ship Relevant Documents, such amounts to be paid to the Lessor Agent for application in accordance with clause 4.3 of the Agency and Trust Deed and clauses 27.2.2 and 27.2.3 of each of the Other Ship Leases;

22.5.4 fourthly, if the Lessee shall on or before the date of application of such moneys have paid the Termination Sum in accordance with clause
        22.2.1 or a part thereof in or towards refunding by way of rebate of Rental to the Lessee an amount equal to the Termination Sum or part thereof so paid by the Lessee under this Lease; and

22.5.5 fifthly, the balance to the Lessee by way of rebate of Rental or otherwise as appropriate.

22.6    Damage claims

        In the event of repairable damage to the Ship, the Lessor shall, subject to clause 2.2.1 of the Proceeds Deed, pay any insurance moneys received by it to the Lessee or, during the Sub-Lease Period, the Sub-Lessee upon the Lessee or, during the Sub-Lease Period, the Sub-Lessee furnishing evidence satisfactory to the Lessor that such damage has been properly made good or repaired and that all repair accounts and other liabilities whatsoever in connection with the damage have been paid in full and discharged by the Lessee or, during the Sub-Lease Period, the Sub-Lessee, provided always that if a Relevant Event has occurred and is continuing, the Lessor shall be entitled to apply such insurance moneys in or towards settlement of any amounts due and owing by the Lessee to the Lessor under this Lease or any of the other Lease Documents. If the insurers with whom the fire and marine risks insurances are effected are prepared to make payment on account of repairs in the course of being effected then such payment may only be requested by the Lessee or, during the Sub-Lease Period, the Sub-Lessee if no Relevant Event has occurred and is continuing and if, in the case of a claim in excess of the Casualty Amount, the Lessor has first consented in writing (such consent not to be unreasonably withheld or unreasonably delayed).

22.7    Third party claims

        Any insurance moneys paid under the insurances taken out or entries made referred to in clause 16.1.1(b) shall, subject to clause 2.2.2 of the Proceeds Deed, be paid to the person to whom the liability (or alleged liability) covered by such insurances or entry was incurred or, if the liability (or alleged liability) to such person has previously been discharged by the Lessee or, during the Sub-Lease Period, the Sub-Lessee such moneys shall be paid to the Lessee or, during the Sub-Lease Period, the Sub-Lessee in reimbursement of the moneys so expended by it in satisfaction of such liability or alleged liability and, in such case, the Lessor shall pay any insurance moneys received by it in respect of such liability or alleged liability to the Lessee or, during the Sub-Lease Period, the Sub-Lessee upon the Lessee or, during the Sub-Lease Period, the Sub-Lessee furnishing evidence to the Lessor that such liability or alleged liability has previously been discharged, provided always that if a Relevant Event has occurred and is continuing the Lessor shall be entitled to apply such moneys in or towards settlement of any amounts due and owing by the Lessee to the Lessor under this Lease or any of the other Lease Documents.

22.8    Insufficient insurance recovery

        In the event of repairable damage to the Ship or a liability or alleged liability covered by the insurances taken out or entries made referred to in clause 16.1.1 being incurred or alleged, and if the insurance moneys paid in respect thereof are insufficient to pay the cost or estimated cost of making good or repairing such damage or discharging the liability or alleged liability, the Lessee will pay the deficiency or, during the Sub-Lease Period, will procure that the Sub-Lessee will pay the deficiency.

22.9    Payment of claims

        Notwithstanding anything to the contrary herein, any moneys payable under the Insurances shall be payable in accordance with the terms of the relevant Loss Payable clause and, where relevant, the Proceeds Deed.

22.10   Sale of Ship following Total Loss

        If the insurers of the Ship have satisfied or admitted in full their obligations under the Insurances and have expressly waived any rights they may have, or would or might acquire, in the Ship the Lessor shall, as soon as practicable after the Total Loss date, endeavour to sell the Ship. Any such sale shall comply with clauses 3.4 and 3.6.

22.11   Notice of abandonment

        Provided no Relevant Event shall have occurred and be continuing the Lessee shall have the sole right to determine whether or not a case has arisen for the giving of notice of abandonment to abandon the Ship to the insurers and/or claim a constructive total loss and the Lessee is hereby irrevocably authorised by the Lessor to give the same if it so determines.

        The Lessor shall, upon the written request of the Lessee, promptly execute such documents as may be required to enable the Lessee and/or, during the Sub-Lease Period, the Sub-Lessee to abandon the Ship to the insurers and/or claim a constructive total loss and the Lessor shall give the Lessee and/or, during the Sub-Lease Period, the Sub-Lessee all appropriate assistance in pursuing the said claim.

23      Salvage

        All salvage and towage and all proceeds from derelicts shall, subject to the Lessor's prior right to retain thereout any sums which may be due from the Lessee to the Lessor under this Lease or any of the other Lease Documents, be for the Lessee's benefit and the cost of repairing damage occasioned thereby shall be borne by the Lessee.

24      Requisition for hire

24.1    Effect of requisition for hire

        If the Ship is requisitioned for hire by any Government Entity or other competent authority during the Lease Period then, unless and until the Ship becomes a Total Loss following such requisition and the Lessee shall have made payment of all sums due pursuant to clause 22.2.1, this Lease shall continue in full force and effect (subject always to the provisions of clauses 26 and 31.3) for the remainder of the Lease Period and the Lessee shall remain fully responsible for the due compliance with all its obligations under this Lease and the other Lease Documents other than such obligations which the Lessee is unable to comply with solely by virtue of such requisition.

24.2    Payment of requisition hire

        If the Lessee shall duly comply with its obligations under this Lease and the other Lease Documents during the Lease Period the Lessee shall be entitled to all requisition hire paid to the Lessor or to the Lessee by such Government Entity or other competent authority on account of such requisition.

24.3    Lessor to account for requisition hire

        The Lessor shall, subject to clause 33.7, pay any requisition hire to the Lessee promptly upon receipt.

24.4    Reinstatement of Ship

        The Lessee shall, as soon as practicable after the end of any requisition for hire, cause the Ship to be put into the condition required by this Lease, and where that requisition shall end after the expiry or termination of the Lease Period, the Lessee shall, as soon as practicable, cause the Ship to be put into the redelivery condition required by clause 18, allowance being made for fair wear and tear in respect of the period from the expiry or termination of the Lease Period.

24.5    Compensation for reinstatement

        The Lessor shall be entitled to all compensation payable in respect of any change in the structure, state or condition of the Ship arising during the period of requisition for hire. The Lessor shall apply such compensation in reimbursing the Lessee for its cost of complying with its obligations under clause 24.4, provided always that if a Relevant Event has occurred and is continuing, the Lessor shall be entitled to apply such compensation in or towards settlement of any amounts owing by the Lessee under this Lease or any of the other Lease Documents and the balance, if any, shall be paid to the Lessee.

24.6    Continuing requisition for hire

        Should  the Ship be under  requisition  for hire at the end of the Lease
        Period:

24.6.1 the leasing of the Ship under this Lease shall (unless otherwise agreed between the parties hereto) nevertheless be terminated at such end but without prejudice to the accrued rights of the parties including, without prejudice to the generality of the foregoing, the obligation of the Lessee contained in clause 24.4, and the Lessor shall be entitled to receive and retain any requisition hire payable in respect of the period from the expiry or termination of the Lease Period;

24.6.2 the Lessee shall, if and for so long as it is prevented by reason of the requisition for hire from re-delivering the Ship under clause 18, be relieved from its obligations so to do, but shall consult with the Lessor as to the most convenient method of enabling the Lessor to obtain redelivery of the Ship when the Ship is released from such requisition; and

24.6.3 after such release the Lessee shall be given a reasonable opportunity of removing any such additional equipment as is referred to in clause 20.3 on the terms referred to in such clause.

        Provided that nothing in this clause 24.6 shall, where the Lease is terminated following the issue of a Termination Notice, operate to modify the dates on which the Lessee is required to make any payments (whether of any Termination Sum or otherwise) under this Lease.

24.7    Insurance claims during requisition

        If the Ship shall be requisitioned for hire, insurance recoveries in respect of all claims whatsoever (otherwise than in respect of a Total
        Loss) arising during the period of requisition shall (to the extent to which such recoveries have not been expended by the Lessee in repairs to the Ship and to the extent the Ship is still requisitioned for hire at the end of the Lease Period) be paid to the Lessor and in respect of any amount so paid the Lessee shall to that extent be relieved from its repair obligations under the last sentence of clause 18.1 and under clause 20.3.

25      Security Provisions

25.1    LC Bank credit review

25.1.1 If at any time during the Primary Period the Credit Rating of the LC Bank is less than the Minimum LC Bank Credit Rating (other than following the occurrence of a Relevant Bank Event in relation to such LC
        Bank), the Lessor shall be entitled to notify the Lessee in writing advising the Lessee that either:

        (a) notwithstanding the failure of the LC Bank to satisfy the Minimum LC Bank Credit Rating, the Lessor is willing, but without prejudice to its rights to exercise its entitlement under this clause upon a further deterioration in the Credit Rating or under clause 25.1, to allow the LC Bank to continue as the "LC Bank" for the purpose of this Lease and the Letter of Credit; or

        (b) the Lessee is required to replace the existing LC Bank with a Qualifying Replacement Bank acceptable to the Lessor and procure that such bank executes a new letter of credit on the same terms, mutatis mutandis, as the existing Letter of Credit.

                Upon receipt of the notice from the Lessor pursuant to this clause advising the Lessee that clause 25.1.1(b) is applicable the Lessee shall procure that within thirty (30) days of receipt of such notice the Lessee shall have complied with the obligations imposed on the Lessee by clause 25.1.1(b).

        If the Lessor determines that the Lessee has failed to comply with the obligations imposed on the Lessee by such sub-clause within the said thirty (30) day period, the Lessee shall become immediately obliged on such date to give an irrevocable notice to the Lessor terminating the Lease Period in accordance with the provisions of clause 3.3 (other than with respect to the period by such notice) and the Lease Period shall terminate upon the giving of such notice. Save as set out above, the provisions of clauses 3.3, 3.4 and 3.5 shall apply to such termination of the Lease Period.

25.1.2 If at any time during the Primary Period a Relevant Bank Event shall occur in respect of a Relevant Bank, the Lessee shall, if so requested by the Lessor by notice in writing and at the Lessor's cost (and at no cost to the Lessee), consult with the Lessor in relation to the replacement of that Relevant Bank and generally assist the Lessor, and take such steps as the Lessee may lawfully and reasonably be able to take at such time, to replace that Relevant Bank with a Qualifying Replacement Bank acceptable to the Lessor and to provide assistance in respect of the issue of a new letter of credit by the replacement LC bank or, as the case may be, the issue of a new additional security document on the same terms, mutatis mutandis, as the existing Letter of Credit or, as the case may be, the Additional Security Document issued by such Relevant Bank.

25.1.3 The credit rating provisions of clause 25.1.1 shall apply in respect of the LC Bank until such time as the Lessee is able to provide evidence satisfactory to the Lessor that the obligations of the LC Bank are guaranteed by the German Government or any state or division of the German Government in which case the minimum credit rating provisions of clause 25.1.1 shall only apply with effect from any renewal of the Letter of Credit in accordance with the provisions of clause 25.7 or following any replacement of the LC Bank pursuant to any of the other provisions of this clause 25.

25.2    Additional Security re: Strip Liability

25.2.1 Where a new Additional Security Table is required to be prepared by the Lessor after the Delivery Date in accordance with paragraph 9 of the Financial Schedule and the Required Security Amount shown in that new Additional Security Table is a negative figure and in consequence the Total Security Amount for and during such Security Period as shown in the new Additional Security Table is greater than the aggregate of the Letter of Credit Amount, any Additional Security Amount and the Maximum Unsecured Strip Liability Amount for and during any such Security Period (including, without limitation, by virtue of the fact that VAT has become payable on the amount of any Termination Sum payable under this Lease), the Lessee shall, within thirty (30) days of receipt of written notice from the Lessor (which notice shall attach new such Additional Security Table) either:

        (a) procure that, subject to the approval of the Lessor, the face amount of the Letter of Credit is increased by an amount equal to the Required Security Amount so that, with effect from said increase, the Total Security Amount for and during each Security Period shown in such new Additional Security Table is equal to or less than and will continue to be equal to or less than the aggregate of the Letter of Credit Amount (as so increased), the Maximum Unsecured Strip Liability Amount and any Additional Security Amount in each case for and during each such Security Period and thereafter; or

        (b) constitute to the satisfaction of the Lessor such additional security as shall be acceptable to the Lessor and having a value for security purposes (as determined by the Lessor) at the date upon which such additional security shall be constituted which is equal to the amount of the Required Security Amount so that, when aggregated with the amount of the Letter of Credit Amount, the Maximum Unsecured Strip Liability Amount and any Additional Security Amount for and during any such Security Period shown in such new Additional Security Table, shall be at such time, and will continue to be thereafter, not less than the Total Security Amount for and during each such Security Period and thereafter; or

        (c) prepay the amount of Primary Rental notified by the Lessor to the Lessee, following receipt by the Lessor of the written notice from the Lessee referred to below, in accordance with paragraph 8 of the Financial Schedule and being in such amount as will result, taking into account such prepayment, in a reduction in the Total Security Amount for each Security Period shown in such new Applicable Security Table such that the Total Security Amount for and during each Security Period shown in such new Applicable Security Table is equal or less than and will continue to be equal to or less than the aggregate of the Letter of Credit Amount, the Maximum Unsecured Strip Liability Amount and any Additional Security Amount in each case for and during each such Security Period and thereafter.

        If the Lessee wishes to exercise the option referred to in clause 25.2.1(c) it shall notify the Lessor within five (5) days of receipt of the notice from the Lessor pursuant to this clause so that the Lessor can provide the Lessee with a Prepayment Cash Flow (as defined in the Financial Schedule) for the purpose of paragraph 8 of the Financial Schedule;

        The Lessor agrees that for the purpose of clause 25.2.1(b) the provision by the Lessee of a letter of credit or bank guarantee from a Qualifying Replacement Bank on terms acceptable to the Lessor in an amount equal to the amount of the additional security required to be provided under this clause shall be acceptable additional security for the purpose of this clause.

        If the  action  required  to be taken by the Lessee  under  this  clause
        25.2.1 is not taken within the time period and otherwise on the terms contained in this clause the Lessor shall have the option to require the Lessee to terminate the leasing of the Ship under this Lease and if the Lessor wishes to exercise this option it shall notify the Lessee in writing whereupon the Lessee shall become immediately obliged to give an irrevocable notice to the Lessor terminating the Lease Period in accordance with the provisions of clause 3.3 (other than with respect to the period of such notice) and the Lease Period shall terminate upon the giving of such notice. Save as set out above, the provisions of clauses 3.3, 3.4 and 3.5 shall apply to such termination of the Lease Period.

25.2.2 Where either an increase in the amount of the Letter of Credit has taken place or any additional security of the type referred to in clause
        25.2.1 has been provided by the Lessee, in each case in accordance with clause 25.2.1 and has not been released in full by the Lessor and a new Additional Security Table is required to be prepared by the Lessor in accordance with paragraph 9 of the Financial Schedule and the Required Security Amount shown in that new Additional Security Table is a positive figure and in consequence the Total Security Amount for and during such Security Period shown in such new Additional Security Table is less than the aggregate of the Letter of Credit Amount, the Maximum Unsecured Strip Liability Amount and any Additional Security Amount for and during such Security Period (taking into account any VAT that may be payable in respect of the Termination Sum under this Lease) then the Lessor shall notify the Lessee (with such notice attaching a copy of the new Additional Security Table) and on the next Adjustment Date falling at least ten (10) Banking Days after the delivery of such Additional Security Table, the Lessor shall either agree to a reduction in the Letter of Credit Amount and/or, depending on the action previously taken by the Lessee pursuant to clause 25.2.1, shall release (whether in whole or in part and to the extent applicable) any additional security provided pursuant to clause 25.2.1 in an amount equal to the amount of the Required Security Amount shown in the new Additional Security Table such that following such reduction, amendment or, as the case may be, release the Total Security Amount for and during such Security Period as shown in such new Additional Security Table is at such time, and thereafter will continue to be, equal to or less than the aggregate of the Letter of Credit Amount, the Maximum Unsecured Strip Liability Amount and any Additional Security Amount for and during each such Security Period and, as the case may be, thereafter. It is agreed that any such reduction, amendment or release pursuant to this clause 25.2.2 shall be without prejudice to the rights of the Lessor to require the provision of additional security in the manner contemplated, and to the extent required, by clause 25.2.1.

25.3    Relevant Bank Change of Law Event

        Upon the occurrence of a Relevant Bank Change of Law Event in respect of any Relevant Bank then the Lessee shall, within the Relevant Period applicable to such Relevant Bank Change of Law Event, either:

25.3.1 change the Relevant Bank Security provided by such Relevant Bank and/or, as the case may be, replace such Relevant Bank with a Qualifying Replacement Bank, such that the circumstances constituted by such Relevant Bank Change of Law Event no longer apply and thereafter enter into either (a) such supplemental documentation to the Relevant Bank Security as such Relevant Bank and the Lessor may consider reasonably necessary or, as the case may be, (b) replacement bank security with any such replacement bank on the same terms, mutatis mutandis, as the Relevant Bank Security or with such amendments thereto as the Lessor may approve;

25.3.2 provide such other security to replace the Relevant Bank Security provided by such Relevant Bank as the Lessor may approve; or

25.3.3 provide such other additional security as the Lessor may approve which will result in the Lessor being satisfied that the aggregate of the payments to be made by such Relevant Bank under the Relevant Bank
        Security and the payments receivable by the Lessor in respect of such additional security will be equal, after the making of the required deduction or withholding in respect of the Relevant Bank Security, to the amounts which would have been made by such Relevant Bank to the Lessor pursuant to such Relevant Bank Security had no such Relevant Bank Change of Law Event occurred in relation to such Relevant Bank.

        If the Lessee fails to take any of the steps referred to in clauses 25.3.1, 25.3.2 or 25.3.3 within such Relevant Period and otherwise on the terms contained in this clause the Lessor shall have the option to require the Lessee to terminate the leasing of the Ship under this Lease and if the Lessor wishes to exercise this option it shall notify the Lessee in writing whereupon the Lessee shall become immediately obliged to give an irrevocable notice to the Lessor terminating the Lease Period in accordance with the provisions of clause 3.3 (other than with respect to the period of such notice) and the Lease Period shall terminate upon the giving of such notice. Save as set out above, the provisions of clauses 3.3, 3.4 and 3.5 shall apply to such termination of the Lease Period.

        The provisions of this clause 25.3 are subject to the issue of a notice by the Lessor pursuant to the provisions of clause 25.10.

25.4    Relevant Bank Illegality Event

        Upon the occurrence of a Relevant Bank Illegality Event in respect of any Relevant Bank then the Lessee shall, within the Relevant Period applicable to such Relevant Bank Illegality Event, either:

25.4.1 change the Relevant Bank Security provided by such Relevant Bank and/or, as the case may be, replace such Relevant Bank with a Qualifying Replacement Bank, such that the circumstances constituted by such Relevant Bank Illegality Event no longer apply and thereafter enter into either (a) such supplemental documentation to the Relevant Bank Security as such Relevant Bank and the Lessor may consider reasonably necessary or, as the case may be, (b) replacement bank security with any such replacement bank on the same terms, mutatis mutandis, as the Relevant Bank Security or with such amendments thereto as the Lessor may approve; or

25.4.2 provide such other security to replace the Relevant Bank Security provided by such Relevant Bank as the Lessor may approve.

        If the  Lessee  fails to take any of the steps  referred  to in  clauses
        25.4.1 or 25.4.2 within such Relevant Period and otherwise on the terms contained in this clause the Lessor shall have the option to require the Lessee to terminate the leasing of the Ship under this Lease and if the Lessor wishes to exercise this option it shall notify the Lessee in writing whereupon the Lessee shall become immediately obliged to give an irrevocable notice to the Lessor terminating the Lease Period in accordance with the provisions of clause 3.3 (other than with respect to the period by such notice) and the Lease Period shall terminate upon the giving of such notice. Save as set out above, the provisions of clauses 3.3, 3.4 and 3.5 shall apply to such termination of the Lease Period.

        The provisions of this clause 25.4 are subject to the issue of a notice by the Lessor pursuant to the provisions of clause 25.10.

25.5    Termination security requirements

25.5.1 If at any time after Delivery the leasing of the Ship shall be terminated, whether pursuant to clauses 3.3, 3.4, 3.7, 22 or 27 or otherwise, and at the time of such termination the Lessor shall not have finally agreed with the Board of Inland Revenue the Lessor's Corporation Tax computations regarding any liabilities to Corporation Tax (the "Potential Liabilities") which it may have with respect to the leasing of the Ship to the Lessee under this Lease or the termination of such leasing and the sale of the Ship (and which will be taken into account under the Financial Schedule) or if there shall be a dispute (of whatsoever nature) between the Lessor and the Board of Inland Revenue regarding the Lessor's Corporation Tax computations of the Potential Liabilities, the Lessee shall ensure and (when such termination is a voluntary termination) as a condition to the consent of the Lessor to such voluntary termination that all the existing security including, without limitation, the Letter of Credit and any Additional Security held by the Lessor at the time of such termination shall remain in full force and effect until such time as the Board of Inland Revenue shall have finally agreed the Lessor's said Corporation Tax computations.

25.5.2 If the Lessor is of the opinion that the amount of such existing security shall not be sufficient to secure the Potential Liabilities the Lessee shall and (where such termination is a voluntary termination) as a condition to the consent of the Lessor to such voluntary termination, constitute to the satisfaction of the Lessor such additional security as shall be acceptable to the Lessor and having a value, for security purposes (as calculated by the Lessor), at the date upon which such further security shall be constituted as the Lessor, in its opinion, calculates will, when aggregated with any existing security, secure the Potential Liabilities (after taking into account the relevant circumstances in which the termination has arisen and the arrangements relating to the Ship which have taken place or are proposed shall take place in respect of the disposal of the Ship at such time including, without limitation, the amount of any Net Sale Proceeds or Net Total Loss Proceeds received or receivable by the Lessor at such time). For the purpose of this clause, the Lessor agrees to discuss any such voluntary termination with the Lessee and agrees to accommodate, where possible, any requests that the Lessee may make to increase the efficiency of the said voluntary termination and thereby reduce any Potential Liabilities.

25.5.3 For the purposes of this clause 25.5, the Lessor's and Lessor Agent's Corporation Tax computations for an Accounting Period shall be treated as having been agreed with the Board of Inland Revenue on the later of:

        (a)     the seventh (7th) anniversary of the Final Date; or

        (b) the date on which the Lessor and Lessor Agent determine, acting reasonably and in good faith, and certify in writing to the Lessee, as being the date on which they are satisfied that the Corporation Tax computations for all Accounting Periods of the Lessor and Lessor Agent have become conclusive and the Inland Revenue shall have no powers to reopen assessment of such Corporation Tax computations in the absence of fraud or wilful neglect on the part of the Lessor or Lessor Agent.

25.5.4 If the Lessor is of the opinion that the amount of the security required to be provided to secure the Potential Liabilities (and after taking into account the relevant circumstances in which the termination has arisen including, without limitation, the amount of any Net Sales Proceeds or Net Total Loss Proceeds received or receivable by the Lessor) is in fact less than the amount of the security held by the Lessor at the time of termination of the leasing of the Ship then the Lessor shall, at the time of termination and, to the extent that the relevant security held by the Lessor at such time permits partial release or reductions, release the amount of the surplus security to the Lessee. Notwithstanding the generality of the foregoing, if security has been provided in respect of a Potential Liability which is attributable to an accounting period and the Lessor's and Lessor Agent's Corporation Tax computation for that period is treated as agreed or determined in accordance with the provisions of this clause 25.5, the Lessor shall release such security to the extent that it exceeds the actual Corporation Tax, as so determined or agreed, relating to that accounting period.

25.5.5 If any security is required to be retained by the Lessor pursuant to this clause then the Lessee shall be entitled to send a written notice to the Lessor requesting that any or all of the existing security be replaced by alternative security acceptable to the Lessor and in an amount sufficient to secure the relevant Potential Liabilities and the Lessor agrees to consider and discuss with the Lessee, in good faith, any such alternative security proposals.

25.5.6 Where any opinion or accommodation is to be exercised or given by the Lessor pursuant to this clause 25.5 it shall be exercised or given by the Lessor in its sole and absolute discretion but in so exercising or giving that opinion the Lessor shall act reasonably and in good faith.

25.6    Termination of Time Charter

        If the chartering of the Ship under the Time Charter shall at any time be terminated (including, without limitation, by effluxion of time) and within ninety (90) days of such termination either:

25.6.1 the Time Charter is not replaced by a new time charter entered into by the Sub-Lessee with the Time Charterer on substantially the same terms (except as to term) as the Time Charter (including, without limitation, in relation to the amount of charterhire); or

25.6.2 a new time charter is not entered into by the Sub-Lessee with a time charterer who has a minimum credit rating of BBB+ by Standard & Poor's or Baa1 with Moody's (a "Rated Time Charterer") or with another major or national company approved by the Lessor (in its absolute discretion) pursuant to clause 15.2.21 notwithstanding that such company is not a Rated Time Charterer, the Lessee shall, within ten (10) Banking Days of its receipt of written notice from the Lessor constitute to the satisfaction of the Lessor such additional security as shall be acceptable to the Lessor and having a value for security purposes (as determined by the Lessor) at the date upon which such additional security shall be constituted equal to the Strip Liability Amount at such time and during each Security Period falling thereafter and any other unsecured obligations of the Lessee under this Lease and the other Lease Documents.

        Where the Lessee is required to provide security to the Lessor pursuant to this clause 25.6, the Lessor agrees that it will consider, but in its absolute discretion and without obligation, a request from the Lessee that the Lessor accept additional security of an amount less than the Strip Liability Amount and any other unsecured obligations of the Lessee under this Lease and the other Lease Documents to recognise any available security value in the Ship at that time.

        The Lessor agrees that for the purpose of clause 25.6 the provision by the Lessee of a letter of credit or bank guarantee from a Qualifying Replacement Bank acceptable to the Lessor, on terms acceptable to the Lessor and in an amount equal to the amount of the additional security required to be provided under this clause shall be acceptable additional security for the purpose of this clause.

        If the action required to be taken by the Lessee under this clause 25.6 is not taken within the time period and otherwise on the terms contained in this clause the Lessor shall have the option to require the Lessee to terminate the leasing of the Ship under this Lease and if the Lessor wishes to exercise this option it shall notify the Lessee in writing whereupon the Lessee shall become immediately obliged to give an irrevocable notice to the Lessor terminating the Lease Period in accordance with the provisions of clause 3.3 (other than with respect to the period of such notice) and the Lease Period shall terminate upon the giving of such notice. Save as set out above, the provisions of clauses 3.3, 3.4 and 3.5 shall apply to such termination of the Lease Period.

        Where the Time Charter is replaced in accordance  with clauses 25.6.1 or
        25.6.2 then the provisions of this clause 25.6 shall apply with equal effect to any subsequent termination of the chartering of the Ship under such replacement Time Charter.

25.7    Letter of Credit Renewal

25.7.1 Where the Letter of Credit Expiry Date is earlier than the Required Letter of Credit Expiry Date, not later than thirty (30) Banking Days prior to the Letter of Credit Expiry Date, the Lessee shall provide to the Lessor in writing proposals for a further bank letter of credit to replace the Letter of Credit from the Letter of Credit Expiry Date for a period up to the Required Letter of Credit Expiry Date. Any such replacement bank letter of credit shall be from a Qualifying Replacement Bank acceptable to the Lessor and shall be on the same terms, mutatis mutandis, as the then existing Letter of Credit. The Lessor shall have an absolute discretion to determine whether the Lessee's proposals are acceptable including, without limitation, the identity of the existing LC Bank (save that if at such time the existing LC Bank is in compliance with the Minimum LC Bank Credit Rating then it shall be an acceptable LC Bank for the purpose of this clause) or any proposed new LC Bank and the terms of any proposed new Letter of Credit if those terms are different from the then existing Letter of Credit which is to be replaced and shall notify the Lessee in writing of its response to the Lessee's written proposals within ten (10) Banking Days of receipt of the Lessee's written proposals.

25.7.2 If the Lessee has failed to provide a replacement or extended letter of credit on terms and from a Qualifying Replacement Bank having the Minimum LC Bank Credit Rating acceptable to the Lessor in accordance with clause 25.7.1 not later than ten (10) days prior to the Letter of Credit Expiry Date (and which letter of credit may, if the Lessee so wishes, be expressed to become effective on the Letter of Credit Expiry
        Date), then the Lessee shall become immediately obliged on such date to give an irrevocable notice to the Lessor terminating the Lease Period in accordance with the provisions of clause 3.3(other than with respect to the period of such notice) and the Lease Period shall terminate upon the giving of such notice. Save as set out above, the provisions of clauses 3.3, 3.4and 3.5 shall apply to such termination of the Lease Period.

25.8    Required Security Amount

25.8.1 On the first day of each Adjustment Period, the Lessor shall notify the Lessee in writing and shall advise the Lessee of the amount (the "Applicable LC Increased Amount") by which the amount of the security required to be provided by the Lessee pursuant to the Letter of Credit Amount for the Security Period commencing on the first day of the relevant Adjustment Period needs to increase so that during each day of that Security Period the Letter of Credit Amount is equal to the Required LC Amount during each day of that Security Period. The Lessor shall, as contemplated by paragraph 2(a) of the Letter of Credit, copy to the LC Bank any such notice delivered to the Lessee pursuant to this sub-clause at the same time such notice is delivered to the Lessee.

25.8.2 Following receipt of any written notice from the Lessor pursuant to clause 25.8.1, if the Applicable LC Increased Amount for each day of the relevant Security Period exceeds the Variable Liability Amount of the LC Bank for each corresponding day of that Security Period as notified by the LC Bank to the Lessor pursuant to paragraph 2(b) of the Letter of Credit, the Lessee shall, on or before the date falling five (5) Banking Days after the commencement of the relevant Adjustment Period referred to in clause 25.8.1, procure that the LC Bank agrees, by means of the issue of a notice pursuant to paragraph 2(c) of the Letter of Credit, to increase the Letter of Credit Amount by an amount equal to the relevant shortfall such that the Applicable LC Increased Amount set out in that written notice for each day falling during that Security Period is equal to or less than the Variable Liability Amount for each day falling during that Security Period.

25.8.3 In addition to the obligations contained in clause 25.8.2, if at any time the Fixed Liability Amount shall be less than the Required LC Amount during any Security Period, the Lessor shall be entitled to notify the Lessee in writing not less than fifteen (15) Banking Days prior to the commencement of the relevant Security Period in which such shortfall shall arise and, upon receipt of that written notice, the Lessee shall, not later than ten (10) Banking Days prior to the commencement of the relevant Security Period, procure that the LC Bank agrees to increase the Letter of Credit Amount by an amount equal to the relevant shortfall and with effect from the commencement of the relevant Security Period such that with effect from the commencement of the relevant Security Period, the Fixed Liability Amount shall, following the relevant increase, be equal to the Required LC Amount for that Security Period and thereafter.

25.8.4 The provisions of this clause 25.8 set out the primary security requirements of the Lessor and apply independently of clause 25.2.

25.9    General

        For the purpose of this clause 25, the value of any additional security provided or to be provided to the Lessor shall be determined by the Lessor without any necessity for the Lessor giving to the Lessee any reason for that determination save that:

25.9.1 where such additional security is constituted by security over cash deposits, the value of such additional security shall be equal to the amount of such cash deposit at any relevant time; and

25.9.2 where such additional security comprises a letter of credit or demand guarantee issued by a Qualifying Replacement Bank, the value of such additional security shall be the face value of such letter of credit or demand guarantee.

        In connection with any Additional Security provided, or any replacement of the LC Bank effected, in accordance with this clause 25, the Lessor shall be entitled to receive such evidence and documents of the kind referred to in Schedule 1 as may in the Lessor's opinion be appropriate and such favourable legal opinions as the Lessor shall in its reasonable discretion require and the Lessor and the Lessee shall agree, as a condition precedent to the implementation of such security arrangements, such reasonable changes to the terms of this Lease and any of the other Relevant Documents as the Lessor considers necessary having regard to the proposed nature of the change or changes to the security arrangements in respect of this Lease. Any Additional Security shall, unless otherwise agreed by the Lessor, be free from Encumbrances other than any Encumbrance in favour of the Lessor.

25.9.3 If either party becomes aware of the occurrence of a Relevant Bank Change of Law Event or a Relevant Bank Illegality Event, then it shall promptly notify the other in writing.

25.9.4 Where any replacement security is to be provided by a Relevant Bank (other than the Initial LC Bank) the Lessor shall be entitled, as a condition to the Lessor's acceptance of such Relevant Bank and without prejudice to any other conditions which may be imposed in connection with such replacement security, to require that a minimum Credit Rating test be applied in respect of such Relevant Bank.

25.10   Letter of Credit Adverse Event and liability reduction notice

25.10.1 If the Lessor receives an Adverse Event Notice pursuant to paragraph 11 of the Letter of Credit then, without prejudice to the provisions of clauses 25.3 and 25.4, the Lessor agrees to consult with the LC Bank, the Lessee and the Lessee Parent in accordance with paragraph 11(b) of the Letter of Credit where such consultation is contemplated by the said paragraph 11(b). If, notwithstanding any such applicable consultation (where consultation is to take place pursuant to the said paragraph 11(b)), the LC Bank serves a notice on the Lessor pursuant to paragraph 11(c) of the Letter of Credit and, at the time that notice is served, the Lessee has not complied with its obligations under clauses 25.3.1,
        25.3.2 or 25.3.3 or, as applicable, clauses 25.4.1 or 25.4.2 in respect of that Adverse Event, then the Lessor shall be entitled to serve a written notice on the Lessee and in such circumstances the issue of that notice shall give rise to a Termination Event pursuant to clause 26.1.3(d).

25.10.2 If the Lessor receives a notice from the LC Bank pursuant to paragraph 2(e) of the Letter of Credit advising the Lessor that the Fixed Liability Amount shall decrease in accordance with the provisions of the said paragraph 2(e) then, without prejudice to the provisions of clause 25.8.3, the Lessor shall be entitled to serve a written notice on the Lessee and in such circumstances the issue of that notice shall give rise to a Termination pursuant to clause 26.1.3(d).

25.11   Demands under the Letter of Credit

        The Lessor will not make a demand under a Letter of Credit unless and until:

25.11.1 the Termination Sum has become due and payable (having regard to clause 27.4.1(a) for this purpose); and

25.11.2 the Termination Sum has not been paid in full on the due date for payment.

26      Termination Events

26.1    Termination Events

        The Lessor and the Lessee agree that it is a fundamental term and condition of this Lease that none of the following events shall occur during the Lease Period and that the occurrence of any of the following events shall constitute a repudiatory breach of this Lease by the
        Lessee:

26.1.1 Non-payment: any Relevant Party fails to pay any sum payable by it under any of the Relevant Documents at the time, in the currency and in the manner stipulated in the Relevant Documents (and so that, for this purpose, sums payable on demand shall be treated as having been paid at the stipulated time if paid within three (3) Banking Days of demand); or

26.1.2  Breach of Insurance and certain other obligations:

        (a) the Lessee fails to obtain and/or maintain the Insurances or if any insurer in respect of the Insurances cancels the Insurances or disclaims liability by reason of mis-statement in any proposal for the Insurances or for any other failure or default on the part of the Lessee, the Sub-Lessee, the Manager or any other member of the Golar Gas Group; or

        (b)     the Lessee fails to comply with its  obligations  under  clauses
                11.1.9 or 11.1.10; or

26.1.3  Security provision: the Lessee:

        (a) fails to comply with any obligation on its part contained in clause 25 to provide Additional Security for its obligations hereunder within the time provided in that clause; or

        (b) fails to give any notice of termination required to be given under, and within the time period specified in, the relevant sub-clauses of clause 25; or

        (c) fails to perform its obligations under clauses 25.8.2 and 25.8.3 within the time period provided in those clauses; or

        (d)     the Lessor  services a notice on the Lessee  pursuant to clauses
                25.10.1 or 25.10.2;

26.1.4 Breach of other obligations: any Relevant Party commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under any of the Relevant Documents (other than those referred to in clauses 15.2.19, 26.1.1, 26.1.2 and 26.1.3) and in respect of any such breach or omission which is capable of remedy, within ten (10) Banking Days of the Lessor notifying such Relevant Party of such breach or omission, the Lessee has not demonstrated to the reasonable satisfaction of the Lessor that such breach or omission has been remedied; or

26.1.5 Misrepresentation: any representation or warranty made or deemed to be made or repeated by any Relevant Party in or pursuant to any of the Relevant Documents or in any document or certificate or statement referred to in or delivered under any of the Relevant Documents is or proves to have been incorrect in any material respect when made or deemed to be made or repeated unless the circumstances giving rise to the incorrectness are, in the reasonable opinion of the Lessor, capable of remedy and are remedied within ten (10) Banking Days of the Lessor notifying the Relevant Party of the requirement to remedy; or

26.1.6  Cross-default:

        (a)     at any time the aggregate amount at such time of:

                (i) any Borrowed Money or Swap Liabilities of any Relevant Party or any other member of the Lessee Group which is not paid when due and remains unpaid;

                (ii) any Borrowed Money of any Relevant Party or any other member of the Lessee Group which has become (whether by declaration or automatically in accordance with the relevant agreement or instrument constituting the same), or is capable of being declared due and payable prior to the date when it would otherwise have become due (unless as a result of the exercise by the relevant person of a voluntary right of prepayment or upon mandatory prepayment as a result of a change of law or other circumstances not constituting an event of default under, or breach of, any agreement regulating and/or securing the relevant Borrowed Money);

                (iii) any facility or commitment available to any Relevant Party or any other member of the Lessee Group relating to Borrowed Money which has been withdrawn, suspended or cancelled by reason of any default (however described) of the person concerned;

                (iv) the amount of Swap Liabilities of any Relevant Party or any other member of the Lessee Group which are due or capable of being declared due upon early termination of the relevant transaction by the relevant counterparty; and

                (v) any amounts demanded of, but not paid when due and remaining unpaid by any Relevant Party or any other member of the Lessee Group under any guarantee in respect of Borrowed Money or Swap Liabilities, exceeds five million Dollars ($5,000,000); or

        (b) any event set out in clause 26 of any Other Ship Lease occurs and is continuing;

26.1.7 Legal process: any judgment or order made against any Relevant Party is not stayed or complied with within seven (7) days or a creditor attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any material part (in the reasonable opinion of the Lessor) of the undertakings, assets, rights or revenues of any Relevant Party and is not discharged within seven (7) days; or

26.1.8 Insolvency: the Sub-Lessee or the Manager is deemed unable to pay its debts within the meaning of section 123(1)(a), (b), (c) or (2) of the Insolvency Act 1986 or any other Relevant Party becomes insolvent under the applicable insolvency laws of the place of incorporation of such Relevant Party or stops or suspends making payments (whether of principal or interest) with respect to all or any class of its debts or announces an intention to do so; or

26.1.9 Reduction or loss of capital: a meeting is convened (without the prior written approval of the Lessor) by any Relevant Party for the purpose of passing any resolution to purchase, reduce or redeem any of its share capital; or

26.1.10 Winding up: any petition is presented or other step is taken for the purpose of winding up any Relevant Party (not being a petition which the Lessee or such other Relevant Party can demonstrate to the satisfaction of the Lessor, by providing an opinion of leading counsel to that effect, is frivolous, vexatious or an abuse of the process of the court or relates to a claim to which such Relevant Party has a good defence and which is being vigorously contested by such Relevant Party and in respect of which reserves acceptable to the Lessor have been made) or an order is made or resolution passed for the winding up of any Relevant Party or a notice is issued convening a meeting for the purpose of passing any such resolution; or

26.1.11 Administration: any petition is presented or other step is taken for the purpose of the appointment of an administrator of any Relevant Party or the Lessor believes that any such petition or other step is imminent or an administration order is made in relation to any Relevant Party; or

26.1.12 Appointment of receivers and managers: any administrative or other receiver is appointed of any Relevant Party or any material part (in the reasonable opinion of the Lessor) of its assets and/or undertaking or any other steps are taken to enforce any Encumbrance over all or any material part (in the reasonable opinion of the Lessor) of the assets of any Relevant Party; or

26.1.13 Compositions: any steps are taken, or negotiations commenced, by any Relevant Party or by any of its creditors with a view to the general readjustment or rescheduling of all or part of its Indebtedness or to proposing any kind of composition, compromise or arrangement involving such company and any of its creditors; or

26.1.14 Analogous proceedings: there occurs, in relation to any Relevant Party in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their assets is subject, any event which, in the reasonable opinion of the Lessor, appears in that country or territory to correspond with, or have an effect equivalent or similar to, any of those mentioned in clauses 26.1.8 to
        26.1.12 (inclusive) or any Relevant Party otherwise becomes subject, in any such country or territory, to the operation of any law relating to insolvency, bankruptcy or liquidation; or

26.1.15 Cessation of business: any Relevant Party suspends or ceases or threatens to suspend or cease to carry on the whole or a substantial part of its business; or

26.1.16 Repudiation: any Relevant Party repudiates any of the Relevant Documents or does or causes or permits to be done any act or thing evidencing an intention to repudiate any of the Transaction Documents or if the validity or enforceability of any of the Relevant Documents shall at any time and for any reason be contested by any Relevant Party which is a party thereto, or if any such Relevant Party shall deny that it has any, or any further, liability thereunder; or

26.1.17 Arrest: the Ship is arrested, confiscated, seized, taken in execution, impounded, forfeited, detained in exercise or purported exercise of any possessory lien or other claim, or otherwise taken from the possession, other than due to a Lessor's Encumbrance, of the Lessee and/or, during the Sub-Lease Period, the Sub-Lessee and the Lessee and/or, during the Sub-Lease Period, the Sub-Lessee shall fail to procure the release of the Ship within a period of ten (10) Banking Days; or

26.1.18 Environment: the Lessee and/or the Sub-Lessee and/or any of their respective Environmental Affiliates fails to comply with any Environmental Law or any Environmental Approval or the Ship or any other Relevant Ship is involved in an Environmental Incident which gives rise or would be likely to give rise to Environmental Claims which could, in the opinion of the Lessor, be expected to have a material adverse effect on the business, assets, operations, property or financial condition of the Lessee Group taken as a whole; or

26.1.19 Qualifying  purpose:  if,  during the  designated  period (as defined in section 106 CAA), the Ship shall be used in a manner or for a purpose which results in the application of sections 109, 110, 111, 112, 113 and 117 CAA (including, without limitation and where applicable, in circumstances arising in consequence of the conversion of the Time Charter into a bareboat charter pursuant to clause 46(b)(ii) of the Time Charter); or

26.1.20 Lessee ceases to be Subsidiary: (a) the Lessee shall cease to be a wholly owned subsidiary of Gotaas Larsen or (b) Gotaas Larsen shall cease to be a wholly owned subsidiary of the Lessee Parent or (c) the Relevant Shareholder shall cease to directly or indirectly, legally and beneficially own twenty five percent (25%) or more of the issued and outstanding share capital of the Lessee Parent; or

26.1.21 Termination of Sub-Lease: the Sub-Lease terminates for any reason whatsoever.

26.2    Mandatory Prepayment Events

        Each of the following shall be a Mandatory Prepayment Event for the purpose of this Agreement:

26.2.1 Seizure: all or a material part of the undertaking, assets, rights or revenues of, or shares or other ownership interest in, any Relevant Party are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government in any manner which would, in the reasonable opinion of the Lessor, affect the ability of the Relevant Party to perform its obligations under the Relevant Documents to which it is a party; or

26.2.2 Invalidity: (except where due to a Relevant Bank Illegality Event in which case clause 25.4 shall apply) any of the Relevant Documents shall at any time and for any reason become invalid or unenforceable or otherwise cease to remain in full force and effect and (unless in the reasonable opinion of the Lessor any such invalidity or unenforceability is incapable of rectification or remedy) the Relevant Party shall have failed to procure within ten (10) Banking Days notice from the Lessor to do so that the foregoing is no longer invalid or unenforceable; or

26.2.3 Unlawfulness: (except where due to a Relevant Bank Illegality Event in which case clause 25.4 shall apply) it becomes impossible or unlawful at any time for any Relevant Party or the Standby Purchaser to fulfil any of the covenants and obligations expressed to be assumed by it in any of the Relevant Documents or for the Lessor to exercise the rights or any of them vested in it under any of the Relevant Documents or otherwise and (unless in the reasonable opinion of the Lessor any such impossibility or unlawfulness is incapable of rectification or remedy) the Relevant Party or the Standby Purchaser shall have failed to procure within ten (10) Banking Days notice from the Lessor to do so that the foregoing is no longer impossible or unlawful; or

26.2.4 Change in Law: there occurs any Change in Law (considered by the Lessor in its absolute discretion, to be materially adverse to the Lessor's interests) pursuant to which there is, in the Lessor's opinion, a potential risk of the Lessor incurring any liability or increased liability to any third party by virtue of its rights in relation to the Ship or otherwise in connection with the Relevant Documents and/or the rights and obligations of the Lessor thereunder and (a) such liability or increased liability is not, or does not continue to be, covered by insurance which is, in the reasonable opinion of the Lessor, satisfactory having regard to such liability or increased liability or
        (b) such potential risk is not promptly removed or terminated by the Lessee moving the Ship to, and keeping the Ship in, a location or locations to which such potential risk would not apply or (c) such other steps as the Lessor considers reasonably necessary to remove such potential risk in such circumstances are not promptly taken by the Lessee.

27      Lessor's rights following a Termination  Event and Mandatory  Prepayment
        Event

27.1    Termination rights and payments

        At any time after the occurrence of any Termination Event (and provided that the same is continuing) the Lessor may, by notice to the Lessee, accept any repudiation by the Lessee of this Lease constituted by the occurrence of that Termination Event (whereupon, the Lessee agrees and acknowledges, the Lessee's and the Sub-Lessee's right, title and interest in and to the Ship and to possess and operate the Ship, shall terminate) and, subject to the terms of the Quiet Enjoyment Letter, retake possession of the Ship and the Lessee agrees that the Lessor may for this purpose enter upon any premises belonging to or in the occupation or under the control of the Lessee where the Ship or any part thereof may be located and upon the serving of the Termination Notice (and irrespective of whether possession is retaken by the Lessor) the Lessee shall pay to the Lessor forthwith upon such termination such sum as shall equal the aggregate of:

27.1.1 all amounts due under this Lease and any of the other Lease Documents as shall be payable and remain outstanding; and

27.1.2 all Indemnity Losses (as defined in clause 9.4 but which Indemnity Losses shall not include, for the avoidance of doubt, any loss of profit other than any Termination Fee) incurred by the Lessor in connection with such termination including, without prejudice to the generality of the foregoing, all costs and expenses so incurred in recovering possession of the Ship or any part thereof and in carrying out any works or modifications required to bring the Ship or any part thereof up to the condition specified in clause 18.1, and the Lessee shall also pay to the Lessor forthwith upon such termination by way of agreed compensation and not as a penalty the amount of the Termination Sum as at the date of termination.

        If a Termination Notice is served pursuant to this clause 27.1, the Termination Sum shall become due in accordance with such notice and this clause 27.1 notwithstanding the existence of a Total Loss at such time.

27.2    Application of Net Sale Proceeds

        Without prejudice to the obligation of the Lessee to make the payments referred to in clause 27.1, upon any such termination as is referred to in clause 27.1 and provided that the Lessor shall not be prevented from so doing for any reason whatsoever (including, without limitation, if prevented from doing so by reason of the provisions of clause 9 of the Proceeds Deed), the Lessor or, where applicable, the Relevant Security Agent as agent of the Lessor pursuant to the provisions of clause 9 of the Proceeds Deed shall endeavour to sell the Ship as soon as practicable. The Net Sale Proceeds shall be applied by the Lessor as follows:

27.2.1 first, in retention by the Lessor of an amount equal to one tenth of one per cent (0.1%) of the Net Sale Proceeds;

27.2.2 secondly, in retention by the Lessor of an amount equal to the lesser of:

        (a) all or any part of the Termination Sum which the Lessee shall not, on or before the date of application of the Net Sale Proceeds, have paid to the Lessor in accordance with clause 27.1; and

        (b)     the balance of the Net Sale Proceeds;

27.2.3 thirdly, in or towards settlement of any other amounts owing by the Lessee to the Lessor under this Lease or any of the other Lease Documents (including any interest due in respect thereof);

27.2.4 fourthly, by way of rebate of Rental, in or towards settlement of any amounts owing to the Other Lessors under the Other Ship Leases or any of the Other Ship Relevant Documents, such amounts to be paid to the Lessor Agent for application in accordance with clause 4.3 of the Agency and Trust Deed and clauses 27.2.2 and 27.2.3 of each of the Other Ship Leases;

27.2.5 fifthly, in or towards refunding to the Lessee by way of rebate of Rental an amount equal to all Rental (including, without limitation, any Termination Sum) paid to the Lessor by the Lessee under this Lease; and

27.2.6 sixthly, to the Lessee, by way of sales commission or otherwise as appropriate.

27.3    Mandatory Prepayment

        On or at any time after the occurrence of a Mandatory Prepayment Event and whilst it is continuing:

27.3.1 the Lessor may, by notice to the Lessee after the Delivery Date, elect to treat the occurrence of that event as constituting notice by the Lessee pursuant to clause 3.3 but without reference to the notice period referred to in that clause;

27.3.2 on the date falling five (5) Banking Days after the date of the notice from the Lessor referred to in clause 27.3.1, the Lessee will pay to the Lessor the amounts referred to in clause 27.1 as at the required date of that payment;

27.3.3 the Lessor will use reasonable endeavours to sell the Ship in accordance with the applicable provisions of clause 3;

27.3.4 any Net Sale Proceeds from a sale of the Ship pursuant to clause 27.3.3 will be applied in the manner described in clause 3.4 or, if a Termination Event has occurred and is continuing at the time of receipt of the Net Sale Proceeds, clause 27.2;

27.3.5 with effect on and from the date of the payment by the Lessee of all amounts pursuant to clause 27.3.2, the Lessee shall cease to be liable to pay Rental under this Lease but without prejudice to the Lessee's obligations pursuant to paragraphs 4, 6 and/or 7 of the Financial Schedule; and

27.3.6 notwithstanding anything else to the contrary in this Lease but subject to any rights of the Lessor under this Lease following the occurrence of a Termination Event, the Lease Period will continue until and end on the date on which the Ship is delivered to a purchaser of the Ship following a sale pursuant to clause 27.3.3.

27.4    Termination Sum liabilities

27.4.1  Limitation on recourse

        Notwithstanding anything to the contrary expressed or implied herein, where the Termination Sum becomes payable by the Lessee pursuant to clauses 27.1 or 27.3.1 or, if at the time of any voluntary termination of the leasing of the Ship pursuant to clause 3.3 a Relevant Bank Event has arisen, the Lessor shall have no recourse against the Lessee or any of the assets and undertakings of the Lessee in respect of such part of the Termination Sum as is equal to the Applicable Security Amount at the relevant time and the relevant part of the Termination Sum which is equal to the said Applicable Security Amount shall be recoverable by the Lessor only from and to the extent of the payments made by a Relevant Bank under the Letter of Credit or other Additional Security Document. The limitation on recourse contained in this clause 27.4 is given on the basis that:

        (a) the foregoing limitation on recourse shall be ignored in the determination of the Lease Obligations and the Lease Obligations shall include all moneys, obligations and liabilities which are to be paid, repaid, performed, satisfied or discharged by the Lessee, notwithstanding the foregoing limitation of recourse;

        (b) to the extent that a claim or proof is a necessary procedural step to enable the realisation or enforcement of the full benefit of this Lease or the other Relevant Documents, or to the exercise by the Lessor of any right, title, interest and benefit in, to, under or pursuant to this Lease and the other Relevant Documents, the Lessor shall be entitled to make or file a claim or proof in any Insolvency Event in relation to the Lessee, but not itself to take any legal action or proceeding to instigate any such Insolvency Event in respect of amounts to which the obligations of the Lessee are limited recourse pursuant to this clause; and

        (c) save where the Lessor has agreed to limit its rights of recourse against the Lessee under, or as referred to in, this clause 27.4, the Lessor shall have full recourse against the Lessee in respect of all of the Lease Obligations. Accordingly, and without limiting the generality of the foregoing, to the extent that the Termination Sum and any other amounts due and owing by the Lessee to the Lessor under this Lease and the other Lease Documents exceeds the Applicable Security Amount at the applicable time, the Lessee shall be obliged to make payment for the relevant excess in full and the Lessor shall have full recourse to the Lessee and its assets to the extent that such payment is not made.

        Where the limitation on recourse arises by reason of the existence of a Relevant Bank Event at the time of any termination of the leasing of the Ship pursuant to clause 3.3, the Lessee acknowledges and agrees that the Lessor shall be entitled to make a demand and/or, as the case may be, exercise all its rights under any Letter of Credit or Additional Security Document provided by that Relevant Bank.

27.4.2  Suspense accounts

        Any money received by the Lessor under any Letter of Credit or any Additional Security Document may, following the occurrence of an Insolvency Event in respect of either the Lessee or the Lessee Parent which is continuing, be placed by the Lessor to the credit of an interest bearing suspense account with the Account Bank with a view to preserving the rights of the Lessor to prove for the whole of its claims against the Lessee and/or the Lessee Parent or any other person liable or, as the Lessor may elect, may be applied in or towards satisfaction of the amounts then due and payable to the Lessor under the Lease Documents.

28      Notices

        Every notice, request, demand or other communication under this Lease or any of the other Lease Documents shall:

28.1.1 be in writing delivered personally or by first class prepaid letter (airmail if available), or facsimile transmission or other means of communication in permanent written form;

28.1.2 be deemed to have been received, subject as otherwise provided in this Lease, in the case of a letter, when delivered personally or five (5) days after it has been put to the post and, in the case of a facsimile transmission or other means of telecommunication or permanent written form, at the time of despatch (provided that if the date of despatch is not a business day in the country of the addressee it shall be deemed to have been received at the opening of business on the next such business day); and

28.1.3  be sent:

        (1)    to the Lessor at
               c/o Sovereign House
               PO Box 302
               298 Deansgate
               Manchester M3 4HH
               Fax No:    0161 953 3517
               Attention: Corporate Administration Manager

        (2)    to the Lessee at:
               30 Marsh Wall
               London E14 9TP
               Fax No:    (44) 207 517 8601
               Attention: the President

        or to such other address, and/or numbers as is notified by one party to the other under this Lease.

29      Liens and indemnities

29.1    No authority to impose liens

        Neither the Lessee nor the Master of the Ship shall have any right, power or authority to create incur or permit to be imposed upon the Ship any liens whatsoever except for Permitted Liens. The Lessee agrees to exhibit a certified copy of this Lease with the Ship's papers and to exhibit the same to any person having business with the Ship which might give rise to any lien thereon other than Permitted Liens.

        The Lessee further agrees to fasten to the Ship in a conspicuous place and to keep so fastened during the Lease Period a notice reading as follows:

        "This Ship is the property of Golar Freeze (Bermuda) Limited (whose name is to be changed to Sovereign Freeze Limited) (the "Lessor") and is under demise charter to Golar Gas Holding Company, Inc. (the "Lessee") and sub-demise charter to Golar Freeze UK Ltd. (the "Sub-Lessee") and, by the terms of the Lease, neither the Lessee, the Sub-Lessee nor the Master nor any servant or agent thereof has any right, power or authority whatsoever to contract on behalf of the Lessor or to pledge the Lessor's credit or to involve the Lessor in any liability whatsoever or to create, incur, or permit to be imposed on the Ship any lien whatsoever except for general average, crews' wages and salvage", or in such other form as the Lessor may reasonably require from time to time.

        The Lessee shall not remove or cover up such notice and will not place or permit to be placed any other notice (affecting the ownership of the Ship or otherwise relating to the rights of the Lessor and dealing with the rights of any person other than the Lessor, the First Security Agent and the Second Security Agent) in or on the Ship without the prior written consent of the Lessor (such consent not to be unreasonably withheld so long as the same is not inconsistent with the rights of the Lessor.

        The Lessee agrees to give written instructions with regard to the foregoing matters to the Master of the Ship, such instructions to be in such terms as may from time to time be required by the Lessor.

29.2    Release from arrest: Lessor's vessels

        If the Ship or any other vessel for the time being owned (in whole or in part) by or leased to the Lessor shall at any time have a writ or libel filed against it or be arrested, attached or levied upon pursuant to any legal process or purported legal process or be detained in exercise or purported exercise of any lien or claim of whatsoever nature, whether arising out of the use or operation of the Ship or out of the use or operation of any other vessel owned by or leased or chartered to the Lessee or the Sub-Lessee or otherwise by reason of the act or omission of any of the aforesaid persons, the Lessee shall forthwith upon receiving notice thereof at its expense procure the release of the Ship or such other vessel (as the case may require) from such arrest, detention, attachment or levy or, as the case may be, the discharge of the writ or libel by providing bail or procuring the provision of security or otherwise as the circumstances may require and the Lessee shall be responsible for discharging each and every liability in connection with any such process, claim, lien or other action. Without prejudice to the generality of the other indemnities contained in this Lease or any of the other Lease Documents, should any other vessel owned by the Lessor and leased by it otherwise than to the Lessee be arrested, detained, attached or levied upon or be the subject of a writ or libel in such circumstances, the Lessee shall indemnify the Lessor against all claims made on the Lessor by the charterers of such other vessel in connection with such arrest, detention, attachment, levy, writ or libel.

29.3    Release from arrest: Lessee's vessels

        If the Ship shall at any time have a writ or libel filed against it or be arrested, attached or levied upon pursuant to any legal process or purported legal process or be detained in exercise or purported exercise of any lien or claim of whatsoever nature in each such case arising out of the use or operation of any other vessel for the time being owned by the Lessor or any other company in the Lessor Group and leased or chartered by it otherwise than to the Lessee and should the charterers of such other vessel (being in that situation under obligations to the Lessor or such other company in the Lessor Group equivalent to those assumed by the Lessee under clause 29.2) fail to fulfil their said obligations, provided that the Lessee shall first have given prior notice thereof to the Lessor and, to the extent practicable, consulted with the Lessor or such other company in the Lessor Group as far in advance as is reasonable in all the circumstances, the Lessee shall be entitled to act as agent for the Lessor or such other company in the Lessor Group to procure release of the Ship or such other vessel (as the case may require) from such arrest, detention, attachment or levy or, as the case may be, the discharge of the writ or libel and the discharge of all liabilities in connection with such process, claim, lien or other action but shall be entitled to be indemnified by the Lessor and such other company in the Lessor Group against all losses and expenses reasonably and properly so incurred by it.

30      Assignment and sale of Ship

30.1    Assignment by Lessee

        The Lessee may not with the exception of an assignment by way of security in favour of the First Security Agent and the Second Security Agent assign or transfer any of its rights or obligations under this Lease or any of the other Lease Documents without the prior written consent of the Lessor, but the Lessor shall not unreasonably withhold its consent in the circumstances of;

30.1.1 any assignment or transfer or novation to a company which is part of the Lessee Group where:

        (a) the Lessee Parent Guarantee, the Standby Documents and any Additional Security Documents and the respective obligations of the Lessee Parent, the LC Bank and any Additional Security Providers thereunder remain in full force and effect;

        (b) the replacement of the Lessee will not give rise to a breach of the provisions of clause 13.2.4;

        (c) the liabilities and obligations of the Lessee under this Lease will not be increased following such transfer;

        (d) the rights of the Lessor under this Lease will not be reduced and the liabilities and obligations of the Lessor under this Lease will not be increased in each case following such transfer; and

        (e) the Lessor has received a legal opinion from a lawyer chosen by the Lessor qualified and practising in the country of incorporation of the relevant assignee or transferee which is no worse in form and substance than the legal opinion to be provided in favour of the Lessor in respect of the Lessee pursuant to clause 4.1 and Schedule 1.

30.2    Assignment by the Lessor

        The Lessor may not, save as provided below, assign or transfer any of its rights or obligations under this Lease or any of the other Relevant Documents without the prior written consent of the Lessee which consent may not unreasonably be withheld. Notwithstanding the above provision, the Lessor shall be at liberty to transfer (by way of assignment or novation) its rights, benefits or obligations under this Lease and any of the other Relevant Documents to any leasing company chosen by it within the Lessor Group which is resident in the United Kingdom for the purpose of the charge to Corporation Tax on the basis that:

30.2.1 subject to the First Security Agent, the Second Security Agent and the Lessee complying with their obligations under, and on the basis of the provisions of clause 8.6 of the Proceeds Deed, ownership of the Ship shall be transferred to such company at the same time and such company shall execute a replacement Lessor Mortgage and Lessor Proceeds Accounts Assignment in accordance with clause 8.6 of the Proceeds Deed;

30.2.2 any costs, charges or expenses including stamp duties payable in respect of any transfer shall be for the Lessor's account;

30.2.3 notwithstanding any other provision of this Lease or any of the other Lease Documents all amounts payable or receivable by the Lessee or other Relevant Parties under this Lease and the other Relevant Documents shall be calculated as if no such transfer had taken place; and

30.2.4 the Lessor Parent shall comply with its obligations under the Lessor Support Letters in respect of such transfer.

30.3    Sale of Ship

        During the Lease Period the Lessor shall not sell, transfer, assign or otherwise dispose of the legal title to, or beneficial interest in the Ship, or agree to do so, save as expressly contemplated by the provisions of this Lease, the Proceeds Deed and the Quiet Enjoyment Letter.

31      Increased costs, funding problems and illegality

31.1    Increased costs

        If any law, regulation or regulatory requirement or any judgment, order or direction of any court, tribunal or authority taking effect after the date of this Lease which is binding upon the Lessor in the jurisdiction in which it is formed or in which any action is required to be performed by it for the purposes of this Lease of any monetary agency, central bank or competent governmental or other authority shall:

31.1.1 subject the Lessor to Taxes or change the basis of Taxation of the Lessor with respect to any payment under any of the Relevant Documents (other than Taxes or Taxation which are the subject of an indemnity from the Lessee to the Lessor under clause 10 or would be so subject but for the provisions of clauses 10.6 and 10.8); or

31.1.2 impose, modify or deem applicable any reserve requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, the Lessor or its holding company; or

31.1.3 impose on the Lessor or its holding company any other condition with respect to any of the Relevant Documents or its obligations under any of the Transaction Documents,

        and, as a result of any of the foregoing, the cost to the Lessor or its holding company of funding, financing or re-financing, directly or indirectly, its purchase of the Ship or of owning the Ship or leasing the Ship to the Lessee under this Lease is increased or the amount payable or the effective return to the Lessor under this Lease is reduced or the Lessor or its holding company makes a payment or foregoes a return on or calculated by reference to any amount payable to it under this Lease (other than as provided in clause 31.1.1), then and in each such case the Lessor shall as soon as practicable after becoming aware of the same notify the Lessee of the circumstances thereof and the Lessee shall pay to the Lessor on demand the amount which the Lessor specifies (in a certificate setting forth the basis of the computation of such amount) is required to compensate the Lessor or its holding company for such increased cost, reduced return, payment or foregone return.

        Any demand under clause 31.1 may be made at any time whether or not the Lease Period shall have terminated or expired.

        For the purpose of this clause 31.1 "holding company" means the company or entity (if any) within the consolidated supervision of which the Lessor is included.

31.2    Funding problems

        If the Lessor notifies the Lessee that adequate and fair means do not exist for determining the Default Rate or for determining LIBOR (as defined in the Financial Schedule) then the Lessor shall give notice thereof to the Lessee and the Lessor and the Lessee shall meet together to discuss the matter in good faith and, unless within thirty (30) days of the giving of such notice the Lessor and the Lessee arrive, by negotiation in good faith, at an alternative basis reasonably acceptable to the Lessor and the Lessee for continuing the leasing of the Ship hereunder and determining the Default Rate or LIBOR (and any alternative basis agreed in writing shall be retroactive to and effective from the commencement of the relevant period and shall continue until the Lessor determines that circumstances are such that such alternative basis may cease to be effective) the Lessee shall indemnify the Lessor from and against any liability, loss or expense suffered or incurred by the Lessor during the relevant period as a result of the circumstances so notified by the Lessor to the Lessee.

31.3    Illegality

        If any law, regulation or regulatory requirement or any judgment, order or direction of any court, tribunal or authority binding upon the Lessor in the jurisdiction in which it is formed or in which any action is required to be performed by it for the purposes of any of the Relevant Documents (whether or not in force before the date of this Lease) renders it unlawful for the Lessor to continue to lease the Ship to the Lessee under this Lease, the Lessor shall promptly inform the Lessee and the Lessor shall be entitled by written notice to the Lessee to terminate the Lease Period, the termination of the Lease Period to occur either (a) forthwith or (b) on a future specified date not being earlier than the date upon which it becomes unlawful for the Lessor to continue to lease the Ship to the Lessee under this Lease.

        Such termination shall be deemed to be a voluntary termination of the Lease Period in accordance with clause 3.3 (notwithstanding that such termination shall not have occurred on a Primary Rental Date or that the Lessor shall not have received thirty (30) days' notice thereof) and the provisions of clauses 3.3 to 3.6 shall apply thereto.

31.4    Mitigation

        If circumstances arise which would, or would upon the giving of notice, result in:

31.4.1 the Lessee being required to make a payment to the Lessor to compensate the Lessor or its holding company for a liability to Taxes, increased or additional cost, reduction, payment, foregone return or loss pursuant to clause 31.1;

31.4.2 the Lessee being required to make an increased payment to the Lessor pursuant to clause 31.2;

31.4.3 the provision of additional security and/or the termination of the leasing of the Ship pursuant to clauses 25.3, 25.4, 25.5 and 31.3; or

31.4.4 the mandatory prepayment of the amounts referred to in clause 27.1 pursuant to clauses 26.2.3 or 26.2.4,

        then, without in any way limiting, reducing or otherwise qualifying the obligations of the Lessee under clauses 25, 26 and this clause 31, the Lessor shall, at the cost of the Lessee, endeavour to take such reasonable steps (and/or, in the case of clause 31.1 and where the increased or additional cost, reduction, payment, foregone return or loss is that of its holding company, endeavour to procure that its holding company takes such reasonable steps) as may be open to it (or, as the case may be, its holding company) to mitigate or remove such circumstances and shall consult with the Lessee in connection with such mitigation arrangements. The Lessee acknowledges that nothing in this clause shall oblige the Lessor (or its holding company) to take any steps which might (in the opinion of the Lessor) be prejudicial to the Lessor (or, as the case may be, its holding company) or be in conflict with the Lessor's (or, as the case may be, its holding company's) general banking policies or involve the Lessor (or, as the case may be, its holding company) in expense or an increased administrative burden.

32      Refinancings

32.1    Refinancing by Lessee

32.1.1 Where the First Bank Loan (as defined in the Proceeds Deed) and the Second Bank Loan (as defined in the Proceeds Deed) have been repaid in full (or will be repaid in full out of the proceeds of any refinancing contemplated by this clause 32), the Lessee shall be entitled, subject to clause 32.2, to refinance its interest in the Ship and to assign the Lessor Mortgage to the relevant refinancing banks or any security agent acting on their behalf and to grant other first and/or second priority security of the kind required under or in connection with the First Bank Loan and the Second Bank Loan and more generally referred to in the Proceeds Deed.

32.1.2 In connection with any refinancing consented to pursuant to clause 32, the Lessor shall enter into such documents as the other party or the Lessee may reasonably require to amend this Lease and the other Relevant Documents to reflect the new financing structure.

32.2    Conditions

        The  agreement  of the Lessor to any  refinancing  referred to in clause
        32.1.1 shall be subject to the following conditions:

32.2.1  no Relevant Event shall have occurred and be continuing;

32.2.2 the Lessor shall be satisfied that the proceeds of the refinancing are sufficient to repay the First Bank Loan and the Second Bank Loan in full or, if not, that the Lessee (or any other person obliged to repay the First Bank Loan and the Second Bank Loan) has sufficient other funds available to repay the First Bank Loan and the Second Bank Loan in full;

32.2.3 the Lessor shall be reasonably satisfied that the Third Priority Three Party Deed shall, following the refinancing, continue to provide security for the Lessee's obligations under this Lease in a form and with effect substantively equivalent to that negotiated and agreed in relation to the First Bank Loan and the Second Bank Loan as at the date of this Lease;

32.2.4 the Standby Documents shall remain in full force and effect following the refinancing with such amendments to such Standby Documents having been made as may, with the approval, or at the request, of the Lessor, be required having regard to the terms of the relevant refinancing:

32.2.5 the refinancing banks or the security agent acting on their behalf shall adhere to the provisions of the Proceeds Deed on terms acceptable to the Lessor and such changes as may be required, and as may be approved by the Lessor, shall be made to the terms of the Proceeds Deed to reflect such refinancing;

32.2.6  the refinancing shall be on terms whereby:

        (a) the principal amount shall be no greater than one hundred and forty seven million Dollars ($147,000,000);

        (b) the principal amount shall amortise on a straight-line basis to zero over ten (10) years; or

        (c) the refinancing shall be on terms whereby the proceeds of the refinancing (or part thereof) will be paid direct to the account of the First Security Agent to repay the First Bank Loan and/or, as the case may be, the Second Security Agent to repay the Second Bank Loan in full.

        The amounts referred to in sub-clauses (a) and (b) assume that the Ship and the Other Ships shall all be refinanced at the same time. If in fact the Ship and the Other Ships are not all refinanced at the same time then the Lessee shall as an additional condition to the consent of the Lessor to any refinancing, be required to agree with the Lessor a revised Dollar amount for the purpose of sub-clause (a) above; and

32.2.7 the Lessor shall be entitled to receive such evidence and documents of the kind referred to in Schedule 1 as may in the Lessor's opinion be appropriate and such favourable legal opinions as the Lessor shall in its reasonable discretion require.

33      Miscellaneous

33.1    Entire agreement

        This Lease and the other Lease Documents contain the entire agreement between the Lessor and the Lessee relating to the leasing of the Ship and the terms and conditions of this Lease and the other Lease Documents shall not be varied otherwise than by an instrument in writing of even date herewith or subsequent hereto executed by or on behalf of the Lessor and the Lessee and shall supersede all previous term sheets relating thereto.

33.2    Waivers

        No failure or delay on the part of the Lessor in exercising any right, power or remedy under this Lease or any of the other Lease Documents shall operate as a waiver thereof nor shall any single or partial exercise by the Lessor of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

33.3    Remedies cumulative

        The remedies provided in this Lease or any of the other Lease Documents are cumulative and are not exclusive of any remedies provided by law.

33.4    Time of the essence

        Subject to the periods of grace referred to in clause 26, time shall be of the essence as regards the performance by the Lessee of its obligations under this Lease and the other Lease Documents.

33.5    General average

        All rights and liabilities in respect of the Ship by way of general average shall be for the account of the Lessee.

33.6    Partial illegality

        If any term or provision of this Lease or any of the other Lease Documents or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease and the other Lease Documents and application of such term or provision to persons or circumstances (other than those as to which it is already invalid or unenforceable) shall not be affected thereby and each term and provision of this Lease and the other Lease Documents shall be valid and be enforceable to the fullest extent permitted by law.

33.7    Set-off

        The Lessee authorises the Lessor without prejudice to any of the Lessor's rights of set-off at law, in equity or otherwise, at any time that a Relevant Event has occurred and is continuing or when otherwise permitted under this Lease or the other Lease Documents and without notice to the Lessee to set off or withhold from any sum or sums expressed in this Lease or any of the other Lease Documents to be payable to the Lessee by the Lessor any amount due and payable to the Lessor from the Lessee under this Lease or any of the other Lease Documents. For any such purpose the Lessor is authorised to purchase with the sums which would but for this clause 33.7 be so payable to the Lessee, such other currencies as may be necessary to effect such set off or withholding. The Lessor shall not be obliged to exercise any right given to it by this clause 33.7. The Lessor shall notify the Lessee forthwith upon the exercise or purported exercise of any right of set-off or withholding.

33.8    Further assurance

        The Lessee undertakes that it will at its expense execute, sign, perfect and do any and every such further assurance, document, act or thing as in the reasonable opinion of the Lessor may be necessary or desirable to carry out the purpose of this Lease or any of the other Lease Documents or the Standby Documents or protect or enforce any right of the Lessor hereunder or thereunder or the title of the Lessor in the Ship.

33.9    Counterparts

        This Lease may be entered into the form of two or more counterparts, each executed by one of the parties, and, provided both the parties shall so enter into this Lease, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, they shall constitute one instrument.

33.10   Confidentiality

        At all times during the Lease Period, each of the parties hereto shall keep confidential and shall not, without the prior written consent of the other party, issue any press release in relation to the transactions evidenced by this Lease and the other Relevant Documents, or disclose to any other person, the business, financial or other information contained in or supplied in connection with this Lease or any other Relevant Document and the transactions contemplated hereby or thereby or any other agreement entered into after the date hereof by the Lessor and any Relevant Party or in connection with this Lease or any other Relevant Document, or release copies or drafts of any such document which disclose or reveal the identity of the parties (or any of them) provided that (a) the Lessor will not unreasonably withhold or delay its consent to any proposed press release and (b) the parties hereto shall be entitled, without any such consent, to disclose the same:

33.10.1 in connection with any proceedings arising out of or in connection with this Lease or any of the other Relevant Documents; or

33.10.2 if required to do so by an order of a court of competent jurisdiction whether in pursuance of any procedure for discovery of documents or otherwise; or

33.10.3 pursuant to any law or regulation having the force of law; or

33.10.4 to any fiscal, monetary, tax, governmental or other competent authority; or

33.10.5 to the auditors, legal, insurance or other professional advisors or insurers or underwriters of any member of either the Lessee Group or the Lessor Group; or

33.10.6 if required to do so in order to obtain any permits, consents, licences which any Relevant Party is required to obtain pursuant to the Relevant Documents; or

33.10.7 if any of the same is or shall become publicly known otherwise than as a result of a breach by such party of this clause 33.10; or

33.10.8 in any manner contemplated by any of the Relevant Documents; or

33.10.9 in the case of the Lessee, to the Lessee Group and the Related Companies and in the case of the Lessor, to the Lessor Group provided that in each case the Lessee or the Lessor shall procure that the party to whom such disclosure is made shall comply with the requirements of this clause 33.10; or

33.10.10 to the First Security Agent or any other party to the First Bank Loan or to the transactions arising in respect of the First Bank Loan or, as the case may be, to the Second Security Agent or any other party to the Second Bank Loan or to the transactions arising in respect of the Second Bank Loan; or

33.10.11 in the case of the Lessee, to any persons who may be involved in the refinancing arrangements contemplated by clause 32.

34      Governing law and jurisdiction

34.1    Law

        This Lease is governed by and shall be construed in accordance with English law.

34.2    Submission to jurisdiction

        The Lessee agrees, for the benefit of the Lessor, that any legal action or proceedings in connection with this Lease or any of the other Lease Documents against the Lessee or any of its assets may be brought in the English courts. The Lessee irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably and unconditionally designates, appoints and empowers Golar Management (UK) Limited at present of 30 Marsh Wall, London E14 9TP to receive for it and on its behalf service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Lessor to take proceedings against the Lessee in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the courts of England and not those of any other State shall have jurisdiction to determine any claim which the Lessee may have against the Lessor arising out of or in connection with this Lease or any of the other Lease Documents.

IN WITNESS whereof the parties hereto have entered into this Lease the day and year first above written.

                                   Schedule 1
                         List of documents and evidence


1 A copy certified by an officer of the Lessee or the Relevant Party to be a true, complete and up-to-date copy, of the Articles of Incorporation and By-Laws of the Lessee and the constitutional documents of each of the other Relevant Parties.

2 A copy, certified by a Director or the Secretary of the Lessee or the relevant company to be a true copy, and as being in full force and effect and not amended or rescinded, of resolutions of the board of directors and, if required, of meetings of the shareholders of each of the Lessee and the other Relevant Parties:

        (a) approving the transactions contemplated by such of the Relevant Documents to which the relevant company is a party;

        (b) authorising a person or persons to execute on behalf of the relevant company such of the Relevant Documents to which it is a party and any notices or other documents to be given pursuant thereto.

3 A copy certified by a Director or the Secretary of the relevant company to be a true copy, and as being in full force and effect and not revoked or withdrawn, of any power of attorney issued by the relevant company pursuant to the said resolutions.

4 A list, certified as true, complete and up to date by a Director or the Secretary of each of the Relevant Parties of its directors and officers.

5 Evidence that all governmental and other licences, approvals, consents, registrations and filings necessary for any matter or thing contemplated by the Relevant Documents and for the legality, validity, enforceability, admissibility in evidence and effectiveness thereof have been obtained or effected on an unconditional basis or, if conditional, on a basis approved by the Lessor (in its absolute discretion) and remain in full force and effect (or, in the case of effecting of any registrations and filings, that arrangements satisfactory to the Lessor have been made for the effecting of the same within any applicable time limit).

6 A copy, certified as a true and complete copy and as being in full force and effect and not amended or rescinded, of the Sub-Lease in a form previously approved by the Lessor.

7 A copy, certified as a true and complete copy and as being in full force and effect and not amended or rescinded, of the Time Charter (including the Time Charter Novation Agreement and any documents executed in connection with the Time Charter and which amend the terms of the Time Charter).

8 Copies of all classification certificates relating to the Ship including (without limitation) the Certificate of Financial Responsibility.

9       An original of the Letter of Credit duly executed by the LC Bank.

10 A copy of the signature book, power of attorney or other evidence of signing authority satisfactory to the Lessor of the LC Bank together with evidence reasonably satisfactory to the Lessor as to the due approval and authorisation for execution, delivery and performance by the LC Bank of, and the validity and enforceability against the LC Bank, of the Letter of Credit.

11      The Lessee Parent Guarantee duly executed by the Lessee Parent.

12 The Proceeds Deed duly executed by the parties thereto other than the Lessor.

13 The Third Priority Three Party Deed duly executed by the Lessee and the Sub-Lessee respectively.

14 A copy of the signature book, power of attorney or other evidence of signing authority satisfactory to the Lessor of the First Security Agent and the Second Security Agent together with evidence reasonably satisfactory to the Lessor as to the due approval and authorisation for execution, delivery and performance by the First Security Agent and the Second Security Agent of the Proceeds Deed.

15      The Manager's Undertaking duly executed by the Manager.

16 A letter from each Relevant Party's agent for receipt of service of proceedings referred to in any of the other Transaction Documents accepting its appointment.

17 Opinions of Holland & Knight LLP, Conyers, Dill & Pearman and Hunter & Hunter special legal advisers to the Lessor on matters of the laws of the Republic of Liberia, Bermuda and the Cayman Islands respectively.

18 The Lessor is satisfied that at the time of Delivery the Lessee will be in compliance with the provisions of clause 13.2.4.

19 Equivalent documents to those referred to in paragraphs 1, 2, 3, 4 and 5 in relation to the Standby Purchaser.

20 Each of the Standby Documents duly executed by each of the parties thereto other than the Lessor.

21 A copy, certified as a true and complete copy and as being in full force and effect and not amended or rescinded, of the DOC issued to the Operator and the SMC for the Ship.

22      Evidence that the Ship:

        (a) maintains the Classification with the Classification Society free of all requirements and recommendations of the Classification Society that are overdue or have not been complied with in accordance with their relevant terms; and

        (b) is insured in accordance with the provisions of this Lease and all requirements of this Lease in respect of such insurance have been complied with.

23 The Protocol of Delivery and Acceptance duly signed by the Lessor and the Lessee.

24 An insurance report from Marsh Limited as to the acceptability of the insurances referred to in paragraph 1(b) above.

25 Evidence that (a) the Lessee is a wholly owned subsidiary of Gotaas Larsen, (b) Gotaas Larsen is a wholly owned subsidiary of the Lessee Parent and (c) not less than twenty five percent (25%) of the issued and outstanding share capital of the Lessee Parent is directly or indirectly, legally and beneficially owned by the Relevant Shareholder.

26      Any such further opinions as may be reasonably required by the Lessor.

27 Evidence that the Lessor's obligations under a guarantee dated 4 April 2003 in favour of the Time Charterer have been irrevocably discharged.

                                   Schedule 2
                         Form of Delivery Request Notice


To:      Golar Freeze (Bermuda) Limited
         c/o  Sovereign House
         298 Deansgate
         Manchester
         M3 4HH
                                                              April 2003

                           Lease dated [o] April 2003
                         relating to m.v. "GOLAR FREEZE"

We refer to the above Lease and hereby give you notice that we wish to take delivery of the Ship on [o].

We confirm that:

        (a) no event or circumstance has occurred and is continuing which constitutes a Relevant Event, a Relevant Bank Event, a Relevant Bank Change of Law Event or a Relevant Bank Illegality Event;

        (b)     the representations and warranties  contained in clauses 2.1 and
                2.2 of the Lease (and so that representation and warranty in clause 2.1.7 shall for this purpose refer to the then latest audited financial statements delivered to the Lessor under clause 11.1.4) and in clauses 4.1 and 4.2 of the Lessee Parent Guarantee (and so that the representation and warranty in clause
                4.1.6 thereof shall for this purpose refer to the then latest audited financial statements delivered to the Lessor under clause 5.1.4 thereof) are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date; and

        (c) the leasing of the Ship in accordance with the Lease will be within our corporate powers, has been validly authorised by appropriate corporate action and will not cause any limit on our borrowings (whether imposed by statute, regulation, agreement or otherwise) to be exceeded.

Words and expressions defined in the Lease shall have the same meanings when used herein.

                              For and on behalf of
                         GOLAR GAS HOLDING COMPANY, INC.

                                   Schedule 3
             Form of Protocol of Delivery and Acceptance under Lease

                               m.v. "GOLAR FREEZE"


It is hereby certified that, pursuant to a lease dated o April 2003 (the "Lease") and made between (1) Golar Freeze (Bermuda) Limited (whose name is to be changed to Sovereign Freeze Limited) (the "Lessor") and (2) Golar Gas Holding Company, Inc. (the "Lessee") in respect of the m.v. "GOLAR FREEZE" (the "Ship"), registered under British flag with and on the basis of the confirmation given by the Lessee below the Ship was delivered by the Lessor to the Lessee and accepted by the Lessee from the Lessor at [o] hours [GMT] on [o] April 2003 at [insert location] under, and in accordance with the terms and conditions of, the Lease.

The Lessee hereby confirms that as at the date hereof:

        (a)     no Relevant Event has occurred and is continuing; and

        (b)     the  representations  and  warranties set out in clauses 2.1 and
                2.2 of the Lease and clauses 4.1 and 4.2 of the Lessee Parent Guarantee are true and correct as if each was made with respect to the facts and circumstances existing at such time.


Dated:  o April 2003

                              For and on behalf of
                    Golar Freeze (Bermuda) Limited as Lessor

                       By: ..............................




                              For and on behalf of
                    Golar Gas Holding Company, Inc. as Lessee

                       By: ..............................

                                   Schedule 4
                               Financial Schedule


                       FINANCIAL SCHEDULE - (Golar Freeze)

1       Definitions and Interpretations

1.1     Definitions

        In this Schedule words and expressions defined in clause 1.2 of this Lease shall have the meanings ascribed to them in such clause and the following expressions shall have the following meanings when used in this Schedule and this Lease:

        "Accountancy Rental Earnings" means "accountancy rental earnings" for the purposes of Schedule 12 to the Finance Act 1997 in respect of the leasing of the Ship under this Lease;

        "Accountancy Rental Excess" means "accountancy rental excess" for the purposes of Schedule 12 to the Finance Act 1997 in respect of the leasing of the Ship under this Lease;

        "Additional Security Table" means any Security Table prepared by the Lessor pursuant to paragraph 9.2;

        "Adjustment Date" means, for any Adjustment Period, the last day of such Adjustment Period;

        "Adjustment Period" means:

        (a)     the period commencing on the Delivery Date and ending on 14 July
                2003;

        (b) thereafter and until the Tax Payment Date immediately preceding the Primary Period End Date, each successive period commencing on the last day of the immediately preceding Adjustment Period and ending on the next succeeding Tax Payment Date;

        (c) thereafter the period commencing on the Tax Payment Date immediately preceding the Primary Period End Date and ending on the Primary Period End Date;

        (d) thereafter the period commencing on the Primary Period End Date and ending on the immediately succeeding Tax Payment Date; and

        (e) thereafter each successive period commencing on the last day of the immediately preceding Adjustment Period and ending on the next succeeding Tax Payment Date;

        PROVIDED THAT:

        (i) if any Adjustment Period would otherwise end on a day which is not a Banking Day then the last day of that Adjustment Period shall (taking into account any substitution referred to in (ii) and (iii) below) be the immediately succeeding Banking Day unless such Banking Day falls in the next calendar month, in which case the last day of that Adjustment Period should be the immediately preceding Banking Day;

        (ii) if the Termination Payment Date falls otherwise than on an Adjustment Date the Adjustment Period which would otherwise be current on that date shall be treated as coming to an end on that date and an Adjustment Period shall be treated as beginning on that date and ending on the next succeeding Tax Payment Date;

        (iii) the Adjustment Period which would otherwise be current on the Final Date in relation to any Cash Flow shall be treated as having come to an end on that date and the period ending on such date shall be the last Adjustment Period so far as that Cash Flow is concerned;

        (iv) if the Lessor pays or receives any amount which is to be reflected in a Cash Flow on a day which does not fall on the first day of an Adjustment Period (the "Basis Period"), the period (the "Remaining Period") from and including the date on which the Lessor pays or receives any such amount to and including the last day of the then current Basis Period shall constitute an Adjustment Period for that element only of the Notional Capital Outstanding and the rate of interest applied during the Basis Period shall be the rate applicable to such part of the Notional Capital Outstanding as is funded or invested for the Basis Period and the rate of interest applied during the Remaining Period shall be the rate applicable to such part of the Notional Capital Outstanding as is funded or invested for the Remaining Period;

        (v) interest calculated by reference to an Adjustment Period shall be calculated from and including the first day of such period to but excluding the last day thereof;

        "After-Tax Interest Rate" means, at any relevant time, a rate per annum calculated in accordance with the following formula:

                  ATR = ((PTR x [1-TR]) + PR)

        Where:

        ATR     is the After-Tax Interest Rate (expressed as a decimal);

        PTR is the Assumed Rate (expressed as a decimal) as at the Primary Period End Date;

        TR is the Corporation Tax Applicable Rate for the Accounting Period of the Lessor in which the above Applicable Rate is to be applied (expressed as a decimal); and

        PR      is the Percentage Return (expressed as a decimal);

        "Applicable Cash Flow" means the Initial Cash Flow, or any Cash Flow prepared by the Lessor pursuant to paragraph 4;

        "Applicable Rate" means, in relation to any Adjustment Period or other relevant period:

        (a)     where  applied  to  a  negative   balance  of  Notional  Capital
                Outstanding, the aggregate of LIBOR and the Reserve Asset Rate on the first day of that period, and

        (b)     where  applied  to  a  positive   balance  of  Notional  Capital
                Outstanding, LIBID on the first day of that period,

        "Applicable Security Table" means the Initial Security Table or any Security Table prepared by the Lessor pursuant to paragraph 9.3;

        "Applicable Tax Report" means the Initial Tax Report or any Tax Report prepared by the Lessor pursuant to paragraph 4.1;

        "Arrangement Fee" means the fee of an amount equal to zero point five per cent (0.5%) of the Ship Cost payable by the Lessor to the Arranger in accordance with the letter of today's date from the Lessor to the Arranger;

        "Assumed Rate" means, subject to paragraph 6.1.4(d), in relation to any Adjustment Period or other relevant period:

        (a) in respect of Notional Capital Outstanding where a negative amount the rate of five point three five per cent (5.35%) per annum, which Assumed Rate shall include an amount in respect of the Reserve Asset Rate equal to zero per cent (0%); or

        (b) in respect of Notional Capital Outstanding where a positive amount the rate of five point two two five per cent (5.225%) per annum;

        "Assumptions" means the Variable Assumptions and the Non-Variable Assumptions set out in Appendix 1 to this Schedule, all of which were taken into account in preparing the Initial Cash Flow;

        "Base Currency" has the meaning attributed to that term in the definition of "Spot Exchange Rate";

        "Broken Funding Costs" means an amount equal to the loss (if any) to the Lessor arising by virtue of any payment being made or received hereunder otherwise than on the last day of an Adjustment Period and in the amounts specified herein, the amount of such loss being deemed to be the amount (if any) by which (i) the cost to the Lessor of funding that payment in the London Inter-Bank Market at LIBID determined as at the date on which such payment is made or received for the unexpired portion of that Adjustment Period exceeds (ii) the amount of interest which would have accrued on the amount of such payment during the unexpired portion of that Adjustment Period at the Applicable Rate as determined at the commencement of such Adjustment Period;

        "Broken Funding Gains" means an amount equal to the gain (if any) to the Lessor arising by virtue of any payment being made or received hereunder otherwise than on the last day of an Adjustment Period and in the amounts specified herein, the amount of such gain being deemed to be the amount (if any) by which (i) the amount of interest which would have accrued on the amount of such payment during the unexpired portion of that Adjustment Period at the Applicable Rate as determined at the commencement of such Adjustment Period exceeds (ii) the cost to the Lessor of funding that payment in the London Inter-Bank Market at LIBID determined as at the date on which such payment is made or received for the unexpired portion of that Adjustment Period;

        "Capital Allowances" means any allowance made in respect of capital expenditure on machinery or plant under the CAA and/or under any other enactment for the time being in force providing for the making of similar allowances and/or giving similar relief whether introduced in addition to or as a replacement for the same;

        "Cash Flow" means any cash flow prepared for the purposes hereof and required to be provided by the Lessor to the Lessee hereunder;

        "Consolidated Group Accounts" means any consolidated group accounts for the purposes of Schedule 12 to the Finance Act 1997 of any group of companies of which the Lessor is a member;

        "Corporation Tax Applicable Rate" means, in relation to any Accounting Period, the effective rate of Corporation Tax which is or would be applicable (if there were such profits and ignoring for this purpose any special rate applicable to small companies and to any special class of companies unless the company concerned is itself such a company) to taxable profits arising in such Accounting Period. Such rate is to be a weighted average calculated on a daily basis where different statutory rates apply for financial years which are not the same as such Accounting Period. If, at the date at which any calculation hereunder is to be made, the Corporation Tax Applicable Rate is not known because Corporation Tax rates are fixed retrospectively, such calculation shall (without prejudice to any provision of this Lease providing for such calculation to be adjusted once the rate of Corporation Tax is known) be made on the basis that the rate of Corporation Tax last fixed will not change unless there has been an official announcement of a change in such rate in which case it shall be made on the basis that the rate will change in accordance with such announcement;

        "Cumulative Accountancy Rental Excess" means the "cumulative accountancy rental excess" for the purposes of Schedule 12 to the Finance Act 1997 in respect of the leasing of the Ship under this Lease;

        "Cumulative Normal Rental Excess" means the "cumulative normal rental excess" for the purposes of Schedule 12 to the Finance Act 1997 in respect of the leasing of the Ship under this Lease;

        "Determination" means any determination, calculation, recalculation or quantification made in accordance with paragraph 11 of this Financial Schedule and "Determined", "Determination" and "Determine" shall be construed accordingly;

        "Disposal Value" means disposal value for the purposes of sections 61 and 62 of the CAA;

        "Economically Burdensome" means any change in any Variable Assumption which results or is likely to result in the net present value benefit of the Lease to the Lessee over the Primary Period anticipated at the Delivery Date and as notified by the Lessee in writing to the Lessor on or before the Delivery Date decreasing by more than thirty five per cent (35%);

        "Effective Date" means the date falling ten (10) Banking Days after the date on which a new Applicable Cash Flow is prepared and delivered to the Lessee pursuant to paragraph 4.2;

        "Event" means, where paragraph 4.9 applies, any change in any of the Variable Assumptions or the Termination Assumptions;

        "Extra Security Amounts" means in respect of any Security Period, the amount, if any, set out in relation to that Security Period in Appendix 6;

        "Final Date" means, in relation to any Cash Flow:

        (a) except where paragraph 6.4 applies, the first anniversary of the date on which the last payment of Corporation Tax is shown by such Cash Flow to be paid or relieved by the Lessor in respect of:

                (i) the Final Rental in the case of any Cash Flow prepared for the purpose of determining the Primary Rentals; or

                (ii) the Termination Sum or the amount of any revision thereto (as appropriate) in the case of any Cash Flow prepared for the purpose of determining the same; and

        (b) where paragraph 6.4.2 applies at any time before the Primary Period End Date, the date on which the last payment of Corporation Tax is shown by the Applicable Cash Flow prepared pursuant thereto to be paid or relieved by the Lessor in respect of the Accounting Period of the Lessor in which the fortieth
                (40th) anniversary of the Delivery Date falls; and in relation to the Applicable Cash Flow prepared under paragraph 6.4.2 for the Primary Period End Date, the Accounting Period of the Lessor in which the Primary Period End Date falls; and

        (c) where paragraph 6.4.2 applies on the expiry by effluxion of time of the Lease Period on the Primary Period End Date, the date on which the last payment of Corporation Tax is shown by the Applicable Cash Flow prepared pursuant thereto to be paid or relieved by the Lessor in respect of the Accounting Period of the Lessor in which the first anniversary of the Primary Period End Date falls;

        "Final Rental" means the Rental referred to in paragraph 2.1.5;

        "First Accounting Period" has the meaning given in Variable Assumption 1.2;

        "First UK Meeting Date" has the meaning given to it in Non-Variable Assumption 2.16;

        "Further Termination Cash Flow" means any Cash Flow produced in accordance with paragraph 7;

        "Generally Accepted Accounting Principles" means (i) insofar as any of the same are applicable to the Lessor or any Holding Company of the Lessor, the accounting requirements of the Companies Acts, statements of standard accounting practice, financial reporting standards and any other accounting standards having the like effect of financial reporting standards issued by the Accounting Standards Board Limited (including abstracts issued by the Urgent Issues Task Force of the Accounting Standards Board Limited) or any other body from time to time prescribed by regulations pursuant to section 256 of the Companies Act 1985, and
        (ii) any other accounting principle observance of which by the Lessor (or any Holding Company of the Lessor) is required in order to ensure that its accounts and any Consolidated Group Accounts comply with applicable law and with the regulations of any governmental or regulatory body compliance with which is customary by leasing companies generally (or, in relation to any Holding Company of the Lessor, banks generally) or which the Auditors advise the Lessor in writing is necessary to ensure that the Auditors can give an unqualified report on the Lessor's or, as the case may be, any Consolidated Group Accounts;

        "Group Relief" shall have the meaning attributed thereto by Variable Assumption 1.11.2

        "Group Relief Payment" means any payment taken to have been received by the Lessor in accordance with Non-Variable Assumption 2.6;

        "Group Relief Receipt" means, in respect of each Past Tax Payment Date, the positive amount (if any) shown opposite that date in the column of the Applicable Cash Flow headed "Tax";

        "Group Relief Recipient" means the Lessor Agent or any Holding Company or Subsidiary of the Lessor Agent being a company which presently draws accounts up to 31st December in each year and which pays Corporation Tax on profits arising in any Accounting Period in accordance with the Corporation Tax (Instalment Payments) Regulations 1998;

        "Initial Cash Flow" means the Cash Flow printout annexed as Appendix 2 to this Schedule;

        "Initial Insurance Premium" means the insurance premium payable by the Lessor in respect of the first year of operation of the Ship and as more fully described in Variable Assumption 1.38;

        "Initial Security Table" means the Security Table prepared in accordance with paragraph 9.1 and annexed as Appendix 5;

        "Initial Tax Report" means the Tax Report annexed as Appendix 3 to this Schedule;

        "Inland Revenue Terms" means the basis on which, from time to time, the Inland Revenue charge interest on underpaid Corporation Tax and pay interest on overpaid Corporation Tax and shall include any penalty due as a result of an underpayment of Corporation Tax;

        "Interest Adjustments" means the amounts calculated in accordance with paragraph 5.1.1 and payable in accordance with paragraph 5.1.2;

        "Irrecoverable VAT" means any amounts paid or payable by or on behalf of the Lessor in respect of Value Added Tax under or as contemplated by any of the Transaction Documents to the extent that the Lessor shall determine that the Lessor, or if the Lessor is a member of a group for Value Added Tax purposes, the representative member, has not or will not receive a credit (whether by way of credit or repayment) for that amount as "input tax" (as that expression is defined in sub-section (1) of Section 24 of VATA) under Sections 25 and 26 of VATA (nor receive a credit for it under any similar or equivalent legislation);

        "Lease Fee" means the fee in an amount of (pound)120,745.15 payable on the Delivery Date by the Lessor to the Lessor Agent;

        "Lessor's Professional Costs" means the Legal Fee together with the amount of fees and disbursements paid by the Lessor to the Lessor's insurance advisers, accountants and any other professional adviser the Lessor shall consult in relation to the preparation, negotiation and completion of the Transaction Documents;

        "LIBID" means, in relation to any period for which LIBID is to be determined, LIBOR for that period less one-eighth (1/8) of one per cent;

        "LIBOR" means in relation to any period for which LIBOR is to be determined:

        (a) if the relevant period is equal to or greater than one month, the rate for Sterling deposits for the number of months comprised in the relevant period which rates appear on the display designated as "Reuters Page LIBOR 01" on the Reuter Monitor Money Rates Service as at or about 11.00 a.m. (London time) on the date on which the relevant period commences or such other page as may replace "Reuters Page LIBOR 01" on that service or, if there is no such replacement page on that service, the page on any other service displaying the rate so designated Provided that if the period is more than one month but not a whole number of months, "LIBOR" shall mean the interpolated rate calculated by reference to LIBOR for the number of months rounded down or up to the nearest whole number; or

        (b) if the relevant period is equal to or more than one week and there is no such page on such service as referred to in sub-paragraph (a) above, or if the relevant period is less than one week, the rate per annum reasonably determined by the Lessor Agent to be the average (rounded upwards, if necessary to five decimal places) of the rates per annum offered by leading banks in the London Interbank Market to other leading banks in the London Interbank Market for deposits in Sterling for a period equal to, or as near as possible equal to, that period at or about 11.00 a.m. (London time), and for any period in respect of which LIBOR is to be determined in relation to a currency other than Sterling, the rate per annum reasonably determined by the Lessor Agent to be the average (rounded upwards, if necessary, to five decimal places) of the rates offered by leading banks in the London Interbank Market to leading banks in the London Interbank Market for deposits in that currency for a period equal to, or as near as possibly equal to, that period at or about 11.00 a.m. (London time) two Banking Days prior to the commencement of that period or, in any such case, such other rate as may be agreed in writing by the Lessor and the Lessee;

        "Other Currency" has the meaning attributed to that term in the definition of "Spot Exchange Rate";

        "Non-Variable Assumptions" means the assumptions listed as such in paragraph 2 of Appendix 1;

        "Normal Rent" means the "normal rent" for the purposes of Schedule 12 to the Finance Act 1997 in respect of the leasing of the Ship under this Lease;

        "Normal Rental Excess" means the "normal rental excess" for the purposes of Schedule 12 to the Finance Act 1997 in respect of the leasing of the Ship under this Lease;

        "Notional Capital Outstanding" means for any day, the sum (as the same may be adjusted pursuant to the provisions of this Schedule) shown in the column of any Applicable Cash Flow headed "NCI";

        "Past Tax Payment Date" means any Tax Payment Date falling before the Effective Date;

        "Percentage Return" means, subject to paragraph 4.8, the Lessor's after-tax nominal annual percentage rate of return of zero point two eight four four percent (0.2844%);

        "Prepaid  Rental"  means  the  amount   determined  in  accordance  with
        paragraph 8.3.5;

        "Prepayment" means any election by the Lessee to make a prepayment of Primary Rental pursuant to clause 25.2.1(c);

        "Prepayment Amount" has the meaning given in paragraph 8.2;

        "Prepayment Cash Flow" means the Cash Flow produced by the Lessor pursuant to paragraph 8.3;

        "Prepayment Date" means if the Lessee elects to make a Prepayment, the date falling not less than thirty (30) days after receipt of the notice from the Lessor referred to in clause 25.2.1, unless such Prepayment Date would otherwise fall on a day which is not a Banking Day, then such Prepayment Date shall be the immediately preceding Banking Day;

        "Primary Period End Date" means the twentieth anniversary of the Delivery Date;

        "Primary Rental" means the Rental payable pursuant to clause 7 and paragraph 2.1 in respect of the leasing of the Ship during the Primary Period;

        "Primary Rental Date" means 14 July 2003, each Tax Payment Date falling thereafter until (and including) the Tax Payment Date immediately preceding the Primary Period End Date, and the Primary Period End Date;

        "Purchaser" means Sovereign Finance plc;

        "Relevant Amount" means, in relation to any Past Tax Payment Date, the sum of:

        (a) the Tax Payment or Group Relief Receipt (as the case may be) in respect of that Past Tax Payment Date; and

        (b) the Revised Tax Payment or Revised Group Relief Receipt (as the case may be) in respect of that Past Tax Payment Date,

        and provided that for the purposes only of calculating any Relevant Amount, the amount of any Revised Tax Payment and the amount of any Group Relief Receipt shall be expressed as a negative amount, and the amount of any Tax Payment and the amount of any Revised Group Relief Receipt shall be expressed as a positive amount;

        "Rental" means each amount calculated and payable in accordance with this Schedule;

        "Rental Date" means each Primary Rental Date and each Secondary Rental Date;

        "Reserve Asset Rate" means the rate determined in accordance with Appendix 4 to this Schedule;

        "Revised Group Relief Receipt" means, in respect of any Past Tax Payment Date, the amount of the Group Relief Payment which the Lessor would have been assumed (on the basis of the Variable Assumptions as revised to take the Event into account) to have received on that Past Tax Payment Date had the Event occurred before that Past Tax Payment Date;

        "Revised Tax Payment" means, in respect of any Past Tax Payment Date, the amount of Corporation Tax which the Lessor would have been assumed (on the basis of the Variable Assumptions as revised to take the Event into account) to have paid on that Past Tax Payment Date had the Event occurred before that Past Tax Payment Date;

        "Risk Asset Weighting" means, in relation to any form of security, the counterparty and/or security weightings (expressed as percentages) attributable from time to time to so much of the transactions and matters contemplated by the Transaction Documents as is secured by such security for the purpose of determining the capital which the Lessor Agent or any other relevant member of the Lessor's Group is required to maintain by the Financial Services Authority, the Bank of England (or any other institution requiring the Bank to maintain a particular level of capital, where the Lessor Agent or any other relevant member of the Lessor's Group is obliged or accustomed to comply with such requirement);

        "RPI" means the General Index of Retail Prices, being that index calculated for the time being by the Central Statistical Office at intervals of approximately one month on one date in each and every month of each and every year and representing the average change from month to month in prices of goods and services bought by the majority of consumers in Great Britain, or such similar index as may from time to time replace the General Index of Retail Prices and the General Index of Retail Prices for any date shall be the most recently published General Index of Retail Prices (or other similar index);

        "Sale Assumptions" has the meaning given in paragraph 6.1.5;

        "Secondary Rental" has the meaning given in paragraph 2.2;

        "Secondary Rental Date" means any date on which Secondary Rental is payable;

        "Security Period" means:

        (a)     the period commencing on the Delivery Date and ending on 14 July
                2003;

        (b) thereafter and until the Tax Payment Date immediately preceding the Primary Period End Date, each successive period commencing on the day immediately succeeding the last day of the immediately preceding Security Period and ending on the next succeeding Tax Payment Date;

        (c)     thereafter,   the  period  commencing  on  the  day  immediately
                succeeding the Tax Payment Date referred to in (b) above, and ending on the Primary Period End Date;

        (d) thereafter, in the event that any Potential Liabilities have not been agreed in accordance with clause 25.5, the period commencing on the Primary Period End Date and ending on the immediately succeeding Tax Payment Date;

        (e) thereafter, each successive period commencing on the day immediately succeeding the last day of the immediately preceding Security Period and ending on the next succeeding Tax Payment Date until such time as the Potential Liabilities have been agreed in accordance with clause 25.5,

        PROVIDED THAT if any Security Period would otherwise end on a day which is not a Banking Day, then the last day of that Security Period shall be the immediately succeeding Banking Day unless that day falls in the next calendar month, in which case it shall be the immediately preceding Banking Day;

        "Security  Table" means any table prepared in accordance  with paragraph
        9;

        "Security Termination Sum" means, in respect of each day in each Security Period, each Termination Sum which would appear in the column of a Termination Cash Flow headed "Termination Sum" were such Termination Cash Flow to be prepared in accordance with paragraph 6.1 and assuming a termination of the Lease in accordance with clause 3.3 on each and every day of such Security Period;

        "Share Acquisition Documents" means the share sale and purchase agreement entered into on 7 April 2003 between the Lessee as Vendor and the Lessor Agent as Purchaser and any and all other documents pursuant to which the Lessor Agent acquired the share capital of the Lessor;

        "Ship Cost" means the lowest of:

        (a) the Sterling Equivalent of the expenditure incurred on the Ship by Golar Freeze Inc.;

        (b) the Sterling Equivalent of the price paid by the Lessor for the Ship to Golar Freeze Inc.; or

        (c) the fair market value of the Vessel as at the First UK Meeting Date, as shown in the independent valuation provided by the Lessee;

        "Spot Exchange Rate" for any day and for the purchase with, or conversion from any currency (the "Base Currency") into another currency (the "Other Currency") the rate determined by the Lessor as the rate quoted by the Lessor Agent in accordance with its usual practice at which the Lessor Agent is able to purchase the Other Currency with the Base Currency in London at or about 10.00am Two (2) Banking Days prior to such day for delivery on such day and the Lessor's determination of any such rate shall be conclusive and binding on the Lessee for all purposes;

        "Sterling Equivalent" on any day for any amount denominated (a) in Sterling, means that amount or (b) in a currency (as Base Currency) other than Sterling (as Other Currency), means the equivalent in Sterling of that amount, calculated by converting that Base Currency amount into sterling at the Spot Exchange Rate for that day;

        "Tax Authority" means the Inland Revenue, H.M. Customs & Excise or any other revenue, customs, fiscal, governmental, statutory, state, provincial, local governmental or municipal authority, body or person, whether of the United Kingdom or elsewhere;

        "Tax Loss" means, for any Accounting Period of the Lessor, the result (when the same is a negative figure) of the aggregate of (i) the amount relating to Rentals which (in accordance with Variable Assumption 1.10.2 as the same may be varied from time to time) the Lessor is required to bring into account for tax purposes in such period; and (ii) any interest notionally receivable by the Lessor on daily balances during the relevant period in respect of the Lessor's notional deposit of an amount equal to the surplus funds (represented by Notional Capital Outstanding when that is a positive figure) assumed to be invested by the Lessor in accordance with Non-Variable Assumption 2.1 (if such receipts were actual rather than notional) to the extent that the same would be taxable in such period (the Lessor preparing its computations in accordance with Variable Assumption 1.10.2, as the same may be varied from time to time) less the aggregate of (i) Capital Allowances assumed to be available to the Lessor for that period in respect of the Ship Cost; (ii) any interest notionally payable by the Lessor on daily balances during the relevant period in respect of the Lessor's notional borrowing of amounts equal to negative balances of the Notional Capital Outstanding from time to time assumed to be borrowed by the Lessor in accordance with Non-Variable Assumption 2.1 to the extent that if such interest payments were actual rather than notional the same would qualify for tax relief in such period (the Lessor preparing its computations in accordance with Variable Assumptions 1.10.2 and 1.8 as the same may be varied from time to time); and (iii) the Lease Fee, the Arrangement Fee, the Lessor's Professional Costs and the Initial
        Insurance Premium to the extent that the same are allowable in accordance with Variable Assumptions 1.19, 1.20 and 1.38 (as the same may be varied from time to time);

        "Tax Payment" means, in respect of each Past Tax Payment Date, the negative amount (if any) shown opposite that date in the column of the Applicable Cash Flow headed "Tax";

        "Tax Payment Date" means each of the dates referred to in Variable Assumption 1.12;

        "Tax Report" means any report prepared by the Lessor in accordance with paragraph 3.2 or 4.1 hereof;

        "Tax System" means the law and practice (of general application) in relation to Corporation Tax;

        "Tax Written Down Value" means, in relation to an Accounting Period of the Lessor, the aggregate Ship Cost treated as incurred by the Lessor in that and all previous Accounting Periods qualifying for Capital Allowances (the Lessor preparing its computations in accordance with the Variable Assumptions, as the same may be varied from time to time) less the aggregate of all Capital Allowances made to the Lessor in respect of the Ship Cost in all previous Accounting Periods of the Lessor and any Disposal Value which the Lessor is required to bring into account in any previous Accounting Period of the Lessor;

        "Termination Assumptions" means the assumptions to be taken into account in preparing the Termination Cash Flow or any Further Termination Cash Flow and which are set out in paragraph 6.1.4 (as varied from time to time in accordance herewith);

        "Termination Cash Flow" means the Cash Flow produced in accordance with paragraph 6.1;

        "Termination Payment Date" means:

        (a) where the leasing of the Ship to the Lessee terminates following the occurrence of any Termination Event pursuant to clause 27, the date specified in the notice referred to therein;

        (b) in the case of a voluntary termination of the leasing of the Ship pursuant to clause 3.3, the date upon which the Ship is delivered to and accepted by a purchaser following a sale of the Ship pursuant to clause 3.4;

        (c) where the leasing of the Ship terminates by reason of a Total Loss pursuant to clause 22, the Total Loss Payment Date;

        "Termination Sum" has the meaning given in paragraph 6.1.4(e);

        "Total Security Amount" means, in respect of each Security Period, the highest Security Termination Sum for that Security Period; and

        "Variable Assumptions" means the assumptions listed as such in paragraph 1 of Appendix 1 (as varied from time to time in accordance herewith).


2       Rentals

2.1     Primary Rental

2.1.1 Subject to the terms of this Lease the Lessee shall pay the Primary Rentals to the Lessor on the Primary Rental Dates.

2.1.2 The Primary Rental payable on each Primary Rental Date shall be the amount shown in the Applicable Cash Flow in the column headed "Rentals" opposite that Primary Rental Date.

2.1.3 The Primary Rental payable under this paragraph 2.1 shall be payable in accordance with clause 7, the first Primary Rental being paid in arrear in respect of the period from the Delivery Date until 14 July 2003 and each subsequent Primary Rental being payable on each subsequent Primary Rental Date in arrear in respect of the period from the immediately preceding Primary Rental Date until the Primary Rental Date on which such Primary Rental is due until the Primary Rental Date immediately preceding the Primary Period End Date, the Primary Rental payable on the Primary Period End Date being in respect of the period from the immediately preceding Primary Rental Date until the Primary Period End Date.

2.1.4 Each instalment of Primary Rental payable under paragraph 2.1.3 shall be subject to adjustment in the manner specified in this Schedule.

2.1.5 The Final Rental shall (subject to paragraph 4.6 and except where no other Primary Rental is capable of variation) be an amount equal to forty per cent (40%) of the Ship Cost and shall be payable in respect of and shall be payable on the Primary Period End Date as shown in the Initial Cash Flow in the column headed "Final Rental" opposite the Primary Period End Date.

2.2     Secondary Rental

        In respect of the Secondary Period the Lessee shall on the first day following the Primary Period End Date and on each anniversary thereof during the Secondary Period pay to the Lessor a Rental ("Secondary Rental") annually in advance equal to zero point one per cent (0.1%) of the Ship Cost.

2.3     Early Termination and Prepayment

        If a Primary Rental falls due on the date for which the Termination Sum is payable, the Primary Rental falling due on that date shall not be payable. If a Primary Rental falls due on the date for which any Prepayment Amount is payable, the Primary Rental falling due on that date shall not be payable (but without prejudice to paragraph 8).


3       Initial Cash Flow and Initial Tax Report

3.1     Initial Cash Flow

        The Lessor has prepared the Initial Cash Flow:

3.1.1   on the basis of the Assumptions;

3.1.2   in accordance with the Initial Tax Report;

3.1.3 to ensure that Primary Rental payable in paragraph 2.1.3 increases by five per cent (5%) per annum and accordingly:

        (a) that the Primary Rental payable under paragraph 2.1.3 on 14 July 2004 is 105% of the immediately preceding Primary Rental; and

        (b) that the Primary Rental payable under paragraph 2.1.3 on each 14 July falling after 14 July 2004 and before the Primary Period End Date is 105% of the Primary Rental payable under paragraph
                2.1.3 on the immediately preceding 14 July;

3.1.4 to procure that, subject to the payment by the Lessee of the Primary Rentals on each Primary Rental Date, the Notional Capital Outstanding on the Final Date will be zero or as near thereto as may be;

3.2     Initial Tax Report

        The Initial Tax Report has been prepared, and any revised Tax Report prepared pursuant to paragraph 4.1 shall be prepared to show, on the basis of Variable Assumptions 1.7 and 1.11 (as the same may be varied from time to time), how the taxable income arising to the Lessor from the transactions contemplated by the Transaction Documents will be calculated in the Accounting Period of the Lessor current at the date of preparation thereof and in all subsequent Accounting Periods of the Lessor up to the Accounting Period of the Lessor in which the Final Date applied in the preparation of the Applicable Cash Flow falls.


4       New Applicable Cash Flows

4.1     Applicable Tax Reports

        Where an Applicable Cash Flow is to be prepared in accordance with this paragraph 4 the Lessor shall for the purposes of preparing such Applicable Cash Flow also prepare a new Tax Report (the "Applicable Tax Report") which shall be delivered to the Lessee at the same time as the Applicable Cash Flow.

4.2     New Applicable Cash Flow - Changes in Variable Assumption

        As soon as reasonably practicable after any day falling after the date hereof on which the Lessor determines that there has been a change in any of the Variable Assumptions (determined in accordance with paragraph 4.5) on the basis of which any Applicable Cash Flow has been prepared and the occurrence of such an event would, if a new Applicable Cash Flow were then prepared, produce different figures in respect of the Notional Capital Outstanding and/or Rentals payable hereunder, the Lessor shall promptly prepare and deliver to the Lessee a new Applicable Cash Flow prepared in accordance with paragraph 4.3 which shall take effect on the Effective Date.

4.3     Preparation of Applicable Cash Flows

        Where any new Applicable Cash Flow is prepared pursuant to paragraph 4.2, such Cash Flow shall:

4.3.1 subject to sub-paragraphs 4.3.2 to 4.3.7 (inclusive) below be prepared on the same basis as the immediately preceding Applicable Cash Flow was prepared;

4.3.2 take into account any changes in any of the Variable Assumptions which have occurred (and are known to the Lessor) between the date of preparation of the immediately preceding Applicable Cash Flow and the date of preparation of such new Applicable Cash Flow and any other changes in the Variable Assumptions not taken into account in the preparation of any preceding Applicable Cash Flow;

4.3.3 take into account the Rentals shown in the immediately preceding Applicable Cash Flow as payable before the Effective Date of the new Applicable Cash Flow;

4.3.4 be prepared in accordance with the revised Applicable Tax Report prepared by the Lessor in accordance with paragraph 4.1;

4.3.5 procure that each Primary Rental payable on a Primary Rental Date falling after the Effective Date shall bear the same ratio to each other such Primary Rental as the Primary Rental payable on the corresponding Primary Rental Date shown in the immediately preceding Applicable Cash Flow bears to each of the other Primary Rentals shown in such immediately preceding Applicable Cash Flow as payable after the Effective Date;

4.3.6 procure that the Final Rental shall be equal to forty per cent (40%) of the Ship Cost; and

4.3.7 procure that, subject to the payment by the Lessee of Primary Rentals on each subsequent Primary Rental Date, (including the payment of the Final Rental on the Primary Period End Date), the Notional Capital Outstanding on the Final Date will be zero or as near thereto as may be.

4.4     Effect of substitution of new Applicable Cash Flows

        As from the Effective Date of any new Applicable Cash Flow, the same shall be deemed to be incorporated herein in substitution for the Initial Cash Flow or, as the case may be, the previous Applicable Cash Flow, and payments of Primary Rental to be made hereunder shall be determined by reference thereto.

4.5     Occurrence of Change

4.5.1 Subject to paragraph 10, for the purposes of this Schedule, a change in a Variable Assumption or a Termination Assumption shall be regarded as having occurred if:

        (a)     without  prejudice  to  sub-paragraphs  (b) to  (d)  (inclusive)
                below,  the  Lessor  determines  such  Variable   Assumption  or
                Termination Assumption is incorrect;

        (b) any statute or statutory instrument embodying such change becomes law or if earlier when HM Government or other regulatory body makes an official announcement of a change even though such change will only take effect in the future and a Cash Flow prepared, in such a case and at that time, shall immediately take into account all changes so embodied or announced provided that a further change shall be regarded as having occurred if, following an announcement of a change, such change is not implemented in accordance with such announcement;

        (c) the Lessor receives a determination, decision, assessment, notice or other written communication from any Tax Authority from which it appears that any matter relating to or affecting any Variable Assumption or Termination Assumption is being disputed by such Tax Authority, regardless of any right or decision to dispute, challenge or appeal the same (but without prejudice to the terms of the Tax Contest Letter) and, in the reasonable opinion of the Lessor, such dispute cannot be resolved promptly by negotiation with such Tax Authority on a basis which would confirm the correctness of such Variable Assumption or Termination Assumption provided that a further change shall be deemed to occur depending on the final outcome of any such dispute, challenge or appeal concerning the disputed matter; and

        (d) following a Termination Event the Lessor shall be entitled to deem a change in any of the Variable Assumptions or the Termination Assumptions to have occurred at any time when it has reasonable grounds for believing that such a change will occur and, in such case, if the change does not in fact occur and take effect when anticipated, a further change shall then be regarded as having occurred.

4.5.2 A new Applicable Cash Flow prepared as a consequence of the occurrence of any such change or deemed change in a Variable Assumption or Termination Assumption shall take into account the date from which such change or deemed change becomes effective and such new Applicable Cash Flow shall be accompanied by a notice from the Lessor specifying:

        (a) the Variable Assumption or the Termination Assumption which has changed;

        (b) the Lessor's reason or reasons for its determination that such Variable Assumption or Termination Assumption has changed;

        (c) the replacement Variable Assumption or Termination Assumption on the basis of which the new Applicable Cash Flow has been prepared; and

        (d) the date from which the replacement Variable Assumption or Termination Assumption is to apply.

4.6     Changes in Variable Assumptions after payment of Final Rental

        The provisions of paragraph 7 shall (mutatis mutandis) apply if there shall be any change in any of the Variable Assumptions after the payment of the Final Rental by treating the latest Applicable Cash Flow as a Termination Cash Flow, and by treating such Final Rental as a payment in respect of the Termination Sum.

4.7     Revision of Assumptions

4.7.1 In the event of a change in any of the Variable Assumptions or the Termination Assumptions, that Variable Assumption or Termination Assumption shall be deemed to be revised as necessary to reflect such change and that Variable Assumption or Termination Assumption as so revised shall be deemed to be incorporated herein in substitution for that set out in this Schedule (as the same may previously have been revised pursuant to this Schedule).

4.8     Risk Asset Weighting

4.8.1 The Percentage Return has been determined by the Lessor on the date hereof on the basis that the Risk Asset Weighting of the Lessor's investment in the Transactions is an average (the "Average Weighting"), which Average Weighting has been calculated by reference to the percentage of the Lessor's investment in the transactions contemplated in the Transaction Documents which is to be secured by the Letter of Credit with a Risk Asset Weighting of twenty per cent (20%) and the percentage of the Lessor's investment in the transactions contemplated by the Transaction Documents which is to be unsecured with a Risk Asset Weighting of one hundred per cent (100%).

4.8.2 In the event that the Lessor reasonably determines that the Risk Asset Weighting is increased or decreased at any time after the date hereof as a result of a change in a Variable Assumption which gives rise to a change in the Lessor's investment in the transactions contemplated by the Transaction Documents, or a change in the percentage of the Lessor's investment secured by the Letter of Credit, the provision of any Additional Security, or any change in the percentage of the Lessor's investment secured by any Additional Security, or any change made by the Financial Services Authority, Bank of England or other appropriate regulatory body to the capital required or a change to the structure of the transactions contemplated by the Transaction Documents otherwise than as a result of any voluntary act or omission by the Lessor or the Lessor Agent or any member of the Lessor's Group, then, subject to paragraph 4.8.3 below, a new Cash Flow shall be prepared under paragraph
        4.2 and paragraph 4.3 shall apply as if there had been a change in a Variable Assumption.

4.8.3   Subject to paragraph 4.8.4, where this paragraph 4.8.3 applies:

        (a)     the  Lessor  shall  determine  the  revised  average  Risk Asset
                Weighting of the Lessor's investment in the transactions contemplated by the Transaction Documents (the "Revised Average Weighting"), which Revised Average Weighting shall be calculated by reference to the percentage of the Lessor's investment in the transactions contemplated by the Transaction Documents on each Rental Date falling prior to the date on which this paragraph
                4.8.3 is to be applied (the "Application Date") and by reference to the percentage of the Lessor's investment in the Transactions on each Rental Date falling on or after the Application Date which is to be secured by the Letter of Credit or other Additional Security, and the Risk Asset Weighting attributable thereto, and the percentage of the Lessor's investment in the transactions contemplated by the Transaction Documents on each Rental Date falling on or after the Application Date which is to be unsecured, and the Risk Asset Weighting attributable thereto. Where this paragraph 4.8.3 applies, the Lessor shall notify in writing to the Lessee such Revised Average Weighting, which shall be calculated on the same basis as the Average Weighting, or, as the case may be, the last preceding Revised Average Weighting notified to the Lessee, save that such new Revised Average Weighting shall take into account the application of paragraph 4.8.2 and the calculations to be made under this paragraph 4.8.3(a);

        (b) where the Revised Average Weighting is greater than the Average Weighting, or, following any previous application of this paragraph 4.8.3, the Revised Average Weighting last calculated under this sub-paragraph 4.8.3 (the "Latest Average Weighting"), then a new Cashflow Report prepared in accordance with paragraph
                4.2 shall apply as if there had been a change in an Assumption and in preparing that Cashflow (and any subsequent Cashflow), the Percentage Return shall be increased by zero point zero zero nine seven (0.0097) for each one per cent (1%) increase in the Revised Average Weighting over the Latest Average Weighting;

        (c) where the Revised Average Weighting is less than the Average Weighting or, as the case may be, the Latest Average Weighting, then a new Cashflow Report prepared in accordance with paragraph
                4.2 shall apply as if there had been a change in an Assumption and in preparing that Cashflow (and any subsequent Cashflow), the Percentage Return shall be decreased by zero point zero zero nine seven (0.0097) for each one per cent (1%) decrease in the Revised Average Weighting below the Average Weighting or the Latest Average Weighting;

        (d) the increased, or, as the case may be, decreased Percentage Return calculated in accordance with this paragraph 4.8.3 shall apply from the date of application of this paragraph 4.8 until the Primary Period End Date, or if earlier, the date of any further application of this paragraph 4.8.

4.8.4 The Percentage Return shall not be reduced below zero point two eight four four (0.2844%) as a result of any application of this paragraph 4.8.

4.8.5 This paragraph 4.8 shall apply in the same way to any further change in Risk Asset Weighting. In the event of any change in Risk Asset Weighting, the Lessor shall notify the Lessee forthwith.

4.9     Retrospective changes in Variable Assumptions or Termination Assumptions

4.9.1 This paragraph 4.9 shall apply where the occurrence of a change in any of the Variable Assumptions or the Termination Assumption results, in respect of any Past Tax Payment Date, in a Relevant Amount which is other than zero.

4.9.2 Where this paragraph 4.9 applies, the new Applicable Cash Flow required to be prepared in accordance with paragraphs 4.2 and 4.3 shall, in respect of any Past Tax Payment Date, be prepared on the basis that:

        (a) the amount of Corporation Tax shown as payable, or as the case may be, the Group Relief Payment shown as receivable on each Past Tax Payment Date is unchanged from the amount shown for that date in the immediately preceding Applicable Cash Flow;

        (b) where the Relevant Amount is a negative amount there shall be debited to the new Applicable Cash Flow in the column headed "Tax" on the Tax Payment Date immediately succeeding the Effective Date an amount equal to the Relevant Amount and in the column headed "Interest on Overdue Tax" interest on the Relevant Amount calculated on the Inland Revenue Terms for the period from and including the relevant Past Tax Payment Date to but excluding the Tax Payment Date immediately succeeding the Effective Date;

        (c) where the Relevant Amount is a positive amount there shall be credited to the new Applicable Cash Flow in the column headed "Tax" on the assumed date of the receipt thereof in accordance with Non-Variable Assumption 2.13 an amount equal to the Relevant Amount and in the column headed "Interest on Overdue Tax" interest on the Relevant Amount, calculated on the Inland Revenue Terms for the period from and including the relevant Past Tax Payment Date to but excluding that assumed date.

5       Adjustments for changes in Interest Rates

5.1     Adjustments in respect of Applicable Rate

5.1.1 In respect of the Adjustment Date for each Adjustment Period commencing after the Delivery Date up to and including the Adjustment Period in which the Final Date in relation to the relevant Cash Flow falls, the Lessor shall calculate an amount ("Interest Adjustment") equal to the difference between:

        (a) the amount of interest which has been debited or credited to the relevant Cash Flow for such Adjustment Period calculated at the Assumed Rate; and

        (b) the amount of interest which would have been debited or credited to that Cash Flow if the amount of the debit or credit to be made had been calculated by reference to the Applicable Rate for such Adjustment Period instead of the Assumed Rate, which shall be expressed as a positive amount where:

                (i) the amount calculated under (b) above exceeds the amount calculated under (a) above and the Notional Capital Outstanding during that Adjustment Period is negative; or

                (ii) the amount calculated under (a) above exceeds the amount calculated under (b) above and the Notional Capital Outstanding during that Adjustment Period is positive; and

                shall be expressed as a negative amount where:

                (iii) the amount calculated under (a) above exceeds the amount calculated under (b) above and the Notional Capital Outstanding during that Adjustment Period is negative; or

                (iv) the amount calculated under (b) above exceeds the amount calculated under (a) above and the Notional Capital Outstanding during that Adjustment Period is positive; and

                the  Lessor  shall  give  notice to the Lessee not less than ten
                (10) Banking Days before the relevant Adjustment Date of the amount of the Interest Adjustment and in the absence of manifest error, the Lessor's calculation of such amount shall be conclusive and binding on the Lessee.

5.1.2 On each Adjustment Date in respect of each Adjustment Period, the Lessee shall pay to the Lessor (where positive) or the Lessor shall pay to the Lessee (where negative) the amount of the Interest Adjustment calculated in accordance with paragraph 5.1.1 to the extent possible by way of adjustment to the Rental otherwise payable on that date.

5.2     Adjustments in respect of new Applicable Cash Flow

        Where any new Applicable Cash Flow is prepared the Lessor shall separately calculate the financial adjustment (if any) which has not been taken into account and which needs to be made as between the parties by reason of adjustments in respect of the Applicable Rate calculated under paragraph 5.1 having been based on figures in respect of Notional Capital Outstanding which such new Applicable Cash Flow may show to be incorrect, which adjustment shall be notified to the Lessee and paid in accordance with such calculation within ten (10) Banking Days of receipt by the Lessee of such notice which shall not be reflected in any Applicable Cash Flow.

5.3     Consequences of Termination

        The Lessee undertakes and agrees to indemnify the Lessor on demand against any Broken Funding Costs (as certified to the Lessee by the Lessor) arising to the Lessor as a result of the Lessor repaying prior to its specified maturity any funding assumed to be obtained by the Lessor in respect of the transactions contemplated by the Transaction Documents or in consequence of any Termination, or any Prepayment. If in consequence of such repayment any Broken Funding Gains (as certified to the Lessee by the Lessor) accrue to the Lessor in connection with an early repayment of such funding, the Lessor undertakes to pay the Lessee an amount equal to such Broken Funding Gains. If the Lessor is unable to repay such funding actually entered into by the Lessor, it shall notify the Lessee of the Lessor's best estimate of the Broken Funding Costs or Broken Funding Gains which would have resulted to the Lessor if the Lessor had in fact repaid such funding and such estimated amount will be treated for the purposes of this paragraph 5.3 as if it were an actual amount.

5.4     Payments under this paragraph 5

        Payments by or to the Lessee under this paragraph 5 shall be paid as additional Rental or rebates of Rental (as appropriate) but shall not be reflected in any Applicable Cash Flow.

6       Termination

6.1     Termination Cash Flow

        In any case where the Termination Sum is to be ascertained the Lessor shall, as soon as practicable and in any event, in the case of a Termination other than following a Termination Event, not later than ten
        (10) Banking Days before the Termination Payment Date and, in the case of a Termination pursuant to clause 27, on or before the Termination Payment Date, prepare and deliver to the Lessee a Cash Flow (the "Termination Cash Flow") which shall:

6.1.1 subject as mentioned below, be prepared on the same basis as the latest Applicable Cash Flow was prepared and on the basis of the Assumptions but excluding Variable Assumption 1.15;

6.1.2 take into account any changes in any of the Variable Assumptions which have occurred (in accordance with paragraph 4.5) (and are known to the Lessor) between the date of preparation of the latest Applicable Cash Flow and the date of preparation of the Termination Cash Flow and any other such changes in the Variable Assumptions not taken into account in the latest Applicable Cash Flow;

6.1.3 take into account any Primary Rental payable before the Termination Payment Date;

6.1.4   be  prepared  on the basis of the  following  assumptions  ("Termination
        Assumptions",   which   assumptions   shall  be  treated   as   Variable
        Assumptions):

        (a)     that

                (i) the Ship will cease to belong to the Lessor for the purposes of the CAA in the Accounting Period of the Lessor in which the Termination Payment Date falls; and

                (ii) the Ship will be sold and the Net Sale Proceeds and/or Net Total Loss Proceeds, as the case may be, will be received by the Lessor on or before the Termination Payment Date;

        (b) that the aggregate amount of the Net Sale Proceeds and/or Net Total Loss Proceeds, as the case may be, will be the only amount required to be brought into account as Disposal Value in the Accounting Period in which the Termination Payment Date falls;

        (c) that the amount so required to be brought into account as Disposal Value will not be less than the Tax Written Down Value of the Ship at the commencement of the Accounting Period in which the Termination Payment Date falls;

        (d) where the Termination Sum is to be ascertained in the case of a Termination pursuant to clause 27, the Assumed Rate in respect of Notional Capital Outstanding where a positive amount shall be the best estimate of LIBID as determined by the Lessor for the date which the Termination Sum is to be calculated;

        (e) assume that the Lessor receives or pays on the Termination Payment Date a single sum (the "Termination Sum") of an amount that will procure that the Notional Capital Outstanding as at the Final Date for the Termination Cash Flow will be zero or as near thereto as may be possible.

6.1.5 For the avoidance of doubt, to the extent that the Termination Assumptions referred to in sub-paragraphs 6.1.4(a), (b) and (c) above (the "Sale Assumptions") are correct, there shall be deemed to be available to the Lessor in the Accounting Period of the Lessor in which the Termination Payment Date falls a Capital Allowance equal to the Tax Written Down Value of the Ship at the commencement of the Accounting Period in which the Termination Payment Date falls.

6.2     Determination of Termination Sum

6.2.1 The Termination Sum shall be the number appearing in the column headed "Termination Sum" of the Termination Cash Flow prepared in accordance with paragraph 6.1 opposite the Termination Payment Date.

6.2.2 If the Termination Cash Flow has assumed the receipt of a sum by the Lessor, the amount of the Termination Sum shall be payable by the Lessee to the Lessor on the Termination Payment Date by way of Rental.

6.2.3 If the Termination Cash Flow has assumed the payment of a sum by the Lessor, the amount of the Termination Sum shall be payable by the Lessor to the Lessee on the Termination Payment Date by way of rebate of Rental.

6.3     Termination Fee

6.3.1 Subject to paragraph 6.3.2 below, if this Lease is terminated prior to the date falling sixty (60) months after the Delivery Date, the Lessee shall, in addition to the Termination Sum, pay to the Lessor on the Termination Payment Date, the Termination Fee which shall be of an amount equal to:

        A
        B

        where: A is the aggregate of each amount of the Percentage Return which would have been debited in the column headed "Margin" in the latest Applicable Cash Flow after the Termination Payment Date and until and including the date falling sixty (60) months after the Delivery Date (on the basis that the Lease would not have Terminated before such date) discounted to the Termination Payment Date at the rate of five point two two five per cent (5.225%) per annum; and

                B is (1-x) where x is the Corporation Tax Applicable Rate (expressed as a decimal) for the Accounting Period of the Lessor in which the Termination Payment Date falls.

6.3.2   The Termination Fee referred to in paragraph 6.3.1 shall not be payable:
        (i) in the event that this Lease is terminated after the date falling sixty (60) months after the Delivery Date; or (ii) in the event that this Lease is terminated as a result of a Total Loss of the Ship; or
        (iii) in the event that this Lease is terminated as a result of a Relevant Bank Change of Law Event pursuant to clause 25.3; or (iv) in the event that this Lease is terminated as a result of a Relevant Bank Illegality Event pursuant to clause 25.4; or (v) in the event that this Lease is terminated as a result of a Termination Event pursuant to clauses 26.1.8 to 26.1.14 (inclusive) and clause 26.2; or (vi) in the event that this Lease is terminated as a result of the application of clause 31; or (vii) where this Lease is terminated prior to the date falling sixty (60) months after the Delivery Date and the Lessee certifies in writing to the reasonable satisfaction of the Lessor that it is terminating this Lease because it has become Economically Burdensome.

6.4     Change in Variable Assumption 1.15 and/or the Sale Assumptions

6.4.1 Any Applicable Cash Flow prepared to reflect a change in Variable Assumption 1.15.1 or, as the case may be, the Sale Assumption in paragraph 6.1.4(a), shall take into account such change and be prepared on the assumption that there will be no sale of the Ship or, as the case may be, no receipt of Net Sale Proceeds and/or Net Total Loss Proceeds, on or after the Termination Payment Date and that no Disposal Value will be required to be brought into account in respect thereof.

6.4.2 Any Applicable Cash Flow prepared to reflect a change in Variable Assumption 1.15.2 or, as the case may be, the Sale Assumptions, or as the case may be, the assumption in paragraph 6.4.1 (each a "Relevant Assumption") shall take into account such change and be prepared on the basis of the following assumptions:

        (a) that Capital Allowances on the amount by which any Net Sale Proceeds and/or Net Total Loss Proceeds required to be brought into account as Disposal Value in the relevant Accounting Period are less than the Tax Written Down Value in respect of the Ship Cost will be obtainable in accordance with the Tax System prevailing at the date of such Cash Flow in the Accounting Period of the Lessor in which the Relevant Assumption proved incorrect and in each subsequent Accounting Period of the Lessor ending before the Primary Period End Date;

        (b)     that  the   Corporation   Tax  Applicable  Rate  for  each  such
                Accounting Period of the Lessor subsequent to the Accounting Period in which such Applicable Cash Flow is prepared but prior to the Accounting Period in which the Primary Period End Date falls will be the Corporation Tax Applicable Rate for the Accounting Period current at the date such Cash Flow is prepared;

        (c) that Capital Allowances will be obtainable in accordance with the Tax System prevailing at the date of preparation of such Cash Flow for each Accounting Period of the Lessor ending after the Primary Period End Date until the fortieth (40th) anniversary of the Delivery Date;

        (d) that, for the purposes of this calculation only, the Corporation Tax Applicable Rate for the Accounting Period of the Lessor in which the Primary Period End Date falls will be the lower of the Corporation Tax Applicable Rate for the Accounting Period of the Lessor current at such date and 25 per cent; and

        (e) in an Applicable Cash Flow prepared for the Primary Period End Date there shall be credited to the column of the Applicable Cash Flow headed "Tax" opposite the Primary Period End Date the allowances assumed by sub-paragraph (c) to be obtainable multiplied by the Corporation Tax Applicable Rate assumed in sub-paragraph (d) and discounted to the Primary Period End Date at the After-Tax Interest Rate.

6.4.3 Any Applicable Cash Flow prepared pursuant to this paragraph 6.4 shall be prepared on the assumption that the Assumed Rate for any Adjustment Period commencing after the date of preparation of such Cash Flow is:

        (a) the lower of (A) twelve month LIBOR (as at the date of preparation of the Applicable Cash Flow) minus one per cent and
                (B) LIBID (as at the date of preparation of the Applicable  Cash
                Flow) in respect of Notional Capital Outstanding when a positive amount; and

        (b) the aggregate of twelve month LIBOR (as at the date of preparation of such Applicable Cash Flow) plus four per cent in respect of Notional Capital Outstanding when a negative amount.

6.4.4 The assumptions made in sub-paragraphs 6.4.1, 6.4.2(a) and (b) and 6.4.3(a) and (b) above shall be treated as Variable Assumptions until the Primary Period End Date or, where the Lease Period expires by effluxion of time on that date, the first anniversary of that date and as Non-Variable Assumptions thereafter; and any change in those assumptions shall be reflected in a Further Termination Cash Flow which shall only be prepared on each 31 March falling after the Termination Payment Date and on the Primary Period End Date and, where the Lease Period expires by effluxion of time on the Primary Period End Date, only on the first anniversary of the Primary Period End Date. The assumptions made in sub-paragraphs 6.4.2(c) and (d) shall be treated as Non-Variable Assumptions.


7       Variation of Termination Sum

7.1     Further Termination Cash Flow

7.1.1 In any case where the Lessor has prepared a Termination Cash Flow, the Lessor shall prepare a further cash flow (the "Further Termination Cash Flow") to take into account any change in any of the Variable Assumptions and/or the Termination Assumptions which has occurred and is known to the Lessor but which was not taken into account in the Termination Cash Flow.

7.1.2 The Further Termination Cash Flow shall be prepared on the same basis as the Termination Cash Flow and shall ensure that, in the light of changes in the Variable Assumptions and the Termination Assumptions and subject to either the receipt by the Lessor of a further single sum or the payment by the Lessor of a single sum on the last day of the month following that in which the Further Termination Cash Flow is prepared and delivered to the Lessee, the Notional Capital Outstanding on the Final Date for the Further Termination Cash Flow will be zero or as near thereto as may be.

7.2     Delivery of Further Termination Cash Flow

        The Lessor shall deliver the Further Termination Cash Flow to the Lessee as soon as reasonably practicable and in any event no later than thirty
        (30) Banking Days after the change in the Variable Assumption or the Termination Assumption becomes known to the Lessor by reason of which such Cash Flow is to be prepared.

7.3     Payment of adjustment to the Lessor

        If the Further Termination Cash Flow has assumed the receipt of a sum by the Lessor, the Lessee shall pay to the Lessor, by way of additional Rental, the amount of such receipt on the last day of the month following that in which the Further Termination Cash Flow is prepared and a copy delivered to the Lessee.

7.4     Payment of adjustment to the Lessee

        If the Further Termination Cash Flow has assumed the payment of a sum by the Lessor, the amount thereof shall be paid to the Lessee by the Lessor by way of rebate of Rental on the last day of the month following that in which the Further Termination Cash Flow is prepared and a copy delivered to the Lessee.

7.5     Further Changes

        If any further change in the Variable Assumptions and/or the Termination Assumptions occurs after the Further Termination Cash Flow was prepared, which would have affected the same had it been known when it was prepared, the provisions of this paragraph 7 shall apply, mutatis mutandis, to the same.


8       Prepayment

8.1     Payments

        Where the Lessee notifies the Lessor in accordance with clause 25.2.1 that it wishes to make a Prepayment, the Lessor shall no later than five
        (5) days before the Prepayment Date calculate the Prepayment Amount in accordance with this paragraph 8.

8.2     Prepayment Amount

        The Prepayment Amount shall be the aggregate of:

8.2.1   the Prepaid Rental; and

8.2.2 any Broken Funding Costs or, as the case may be, less any Broken Funding Gains.

8.3     Prepayment Cash Flow

        When any Prepayment Amount is required to be calculated pursuant to this paragraph 8, the Lessor shall, as soon as practicable and in any event on or before the date falling five (5) days prior to the Prepayment Date, produce and deliver to the Lessee a Prepayment Cash Flow. The Prepayment Cash Flow shall:

8.3.1 subject as mentioned below be prepared on the same basis as the last preceding Applicable Cash Flow was prepared;

8.3.2 take into account any changes in any of the Variable Assumptions which have occurred (and are known to the Lessor) between the date of the last preceding Applicable Cash Flow and the preparation of the Prepayment Cash Flow and any other changes in the Variable Assumptions not taken into account in the last preceding Applicable Cash Flow;

8.3.3 be prepared on the assumption (which shall be a Variable Assumption) that the Prepaid Rental shall be included as Schedule D Case I receipt of the Lessor and taxed on the date on which such amount is payable;

8.3.4   assume that:

        (a) Primary Rental due up to and including the Prepayment Date shall be the Primary Rental determined by reference to the last preceding Applicable Cash Flow;

        (b)     the Prepaid Rental is received on the Prepayment Date;

8.3.5 assume that the Lessor receives on the Prepayment Date a single sum by way of Rental (the "Prepaid Rental") of such amount as would result, subject to the receipt by the Lessor of the Rentals referred to in paragraph 8.3.4(b), in the Total Security Amount for and during each Security Period shown in the new Additional Security Table prepared by the Lessor pursuant to clause 25.2.1 being equal to or less than the aggregate of the Letter of Credit Amount, the Maximum Unsecured Strip Liability Amount and any Additional Security Amount in each case for and during each such Security Period.

8.4     New Applicable Cash Flow

        Subject to the payment by the Lessee of the Prepaid Rental, the Prepayment Cash Flow produced in accordance with paragraph 8.3 above shall be substituted for the last preceding Applicable Cash Flow to the exclusion of any previous Cash Flow.


9       Security

9.1     Initial Security Table

9.1.1 The Lessor has prepared a Security Table (the "Initial Security Table") based on the Initial Cash Flow setting out in column 2 the Termination Sum on the first day of each Security Period, in column 3 the Letter of Credit Amount on that date, in column 4 the Maximum Unsecured Strip Liability Amount in each such case for each Security Period specified in column 1 and ending on or before the Primary Period End Date and in column 5 the Extra Security Amounts.

9.2     Additional Security Table

        In any case where the Lessor prepares an Applicable Cash Flow pursuant to paragraph 4 on or after the date hereof, the Lessor shall as soon as reasonably practicable prepare and deliver to the Lessee a new Security Table ("Additional Security Table") on the same basis as the latest Applicable Security Table was prepared save that the new Additional Security Table shall:

9.2.1 take into account the changes in Variable Assumptions which are taken into account in the preparation of such new Applicable Cash Flow in accordance with paragraph 4;

9.2.2   show in column 2 the Total Security Amount for each Security Period;

9.2.3 show in column 3 the aggregate of the Letter of Credit Amount and any Additional Security Amount;

9.2.4   column 5 shall be left blank; and

9.2.5 show, in an additional column 6, as a negative figure, the Required Security Amount (if any), being the amount by which the Total Security Amount shown in column 2 of the new Additional Security Table exceeds the aggregate of the Letter of Credit Amount and any Additional Security Amount shown in column 3, the Maximum Unsecured Strip Liability Amount shown in column 4 and the Extra Security Amounts, as appropriate, in column 5, in each case for and during each Security Period specified in column 1 of the new Additional Security Table or, as the case may be, as a positive figure, the Required Security Amount (if any), being the amount by which the aggregate of each such Letter of Credit Amount, any Additional Security Amount and the Maximum Unsecured Strip Liability
        Amount and Extra  Security  Amounts  exceeds  each such  Total  Security
        Amount.

9.3     Substitution of new Applicable Security Table

9.3.1 As soon as practicable following the increase in the Letter of Credit Amount, the provision by the Lessee of an Additional Security Amount or the payment of a Prepayment Amount by the Lessee, as the case may be, in each case in accordance with clause 25.2.1 or, the reduction in the Letter of Credit Amount or the release of any Additional Security Amounts, as the case may be, in each case in accordance with clause 25.2.2, the Lessor shall prepare and deliver to the Lessee a new Security Table ("Applicable Security Table") which shall be prepared on the same basis as the new Additional Security Table referred to in paragraph 9.2 was prepared save that:

        (a) in the case of an increase or reduction in either the Letter of Credit Amount or the Additional Security Amount, it shall show the revised Letter of Credit Amount or, as the case may be, Additional Security Amount; and

        (b) in the case of the payment by the Lessee of a Prepayment Amount, shall also be prepared on the same basis as the Prepayment Cash Flow prepared to calculate such Prepayment Amount was prepared and accordingly reflecting the revised Total Security Amount, in each case in respect of each Security Period.

9.3.2 As from the date any new Applicable Security Table is prepared and delivered to the Lessee, the same shall be incorporated herein in substitution for the previous Applicable Security Table.


10      Limitations on Adjustment

        Notwithstanding anything in this Schedule and this Lease to the contrary, the Lessor shall not be entitled or required to make any adjustment under the provisions of this Schedule or in the preparation of any Cash Flow and no change shall be treated as occurring in any Variable Assumption or Termination Assumption where and to the extent that, otherwise than (i) as a result of the occurrence of any change in Variable Assumption 1.13, (ii) by reason of any of the transactions effected under or pursuant to or contemplated by the Transaction Documents and the Share Acquisition Documents (other than an assignment by the Lessor pursuant to clause 30.2), (iii) as a result of a change in Generally Accepted Accounting Principles or, (iv) as a result of a breach by the Lessee of any of its obligations under the Transaction Documents, a Variable Assumption would but for the provisions of this paragraph 10, be treated as changing by reason of:

10.1 the Lessor not duly claiming on a timely basis all Capital Allowances available to it in respect of the Ship Cost or not supplying to any relevant Tax Authority on a due and timely basis any information and documents which are properly required by such authority in support of any such claim (unless such failure to make a claim or supply such document or information on a timely basis results from a breach by the Lessee of its obligations under this Lease or such document or information not being available to the Lessor and/or unless such failure results from any written request made by the Lessee to the Lessor in relation to such claim or other matter affecting such claim) or withdraws, amends or postpones all or any of such claim for Capital
        Allowances, or the Lessor not treating the Ship Cost as capital expenditure incurred by it for Tax purposes; or

10.2 the group of companies of which the Lessor Agent is a member for the purposes of Group Relief not having sufficient profits to absorb Tax Losses (calculated on the basis of the Initial Cash Flow) of the Lessor; or

10.3 any act or omission of the Lessor (otherwise than as required by law or statute) which is a breach by the Lessor of any of its express obligations under any of the Transaction Documents to which it is a party; or

10.4 the Lessor submitting its Corporation Tax computations claims or returns, as initially submitted to any relevant Tax Authority, or preparing its accounts on a basis which is inconsistent with any of the Variable Assumptions (as the same may be varied from time to time pursuant to this Schedule), save where required by law, Inland Revenue practice or Generally Accepted Accounting Principles, or not submitting its Corporation Tax returns and computations on a timely basis; or

10.5 any voluntary act or omission by the Lessor or any member of the Lessor's Group (other than as required or contemplated by the Transaction Documents or the Share Acquisition Documents) at any time after the Delivery Date, which results in the Lessor ceasing to be a member of the Lessor's Group for Group Relief purposes; or

10.6    any Non-Variable Assumption not occurring as a fact.


11      Reference to Expert

11.1    Dispute Procedure

11.1.1 If the Lessee does not accept that any determination made by the Lessor has been made and/or any Applicable Cash Flow (other than the Initial Cash Flow) or any adjustment thereto or to the Rental (or any adjustment thereto) has been prepared and/or calculated in accordance with the terms and provisions of this Lease, the Lessee may (without prejudice to its obligations to make payment hereunder in accordance with such Cash Flow and/or calculation pending determination of the matter as hereinafter provided) give notice to the Lessor within thirty (30) Banking Days of receiving a copy of such Cash Flow and/or calculation from the Lessor together with the Lessee's reasons for such non-acceptance. As soon as practicable after a notification under this paragraph 11.1.1 by the Lessee, if required in writing by the Lessee, the Lessor and the Lessee shall discuss with each other (and any relevant advisors) the determination in question. Such discussions shall be conducted conscientiously and in good faith and shall allow time for full consideration of the views of both parties of the issues concerned.

11.1.2 If the Lessor and the Lessee cannot agree the correctness or otherwise of such determination within a further period of twenty (20) Banking
        Days of the Lessee's notice referred to in paragraph 11.1.1, the Lessee's reasons together with the Lessor's determination, calculation and/or Cash Flow and/or any adjustment thereto and reasons therefor shall then be referred to the Auditors who shall act as experts and not as arbitrators and whose decision as to the correctness of such determination and/or calculations and/or Cash Flow and/or any adjustment thereto in accordance with the terms of this Lease shall, except in the case of manifest error until the same has been corrected, or save where paragraph 11.1.3 below applies, be conclusive and binding on the Lessor and the Lessee.

11.1.3 If the Auditors consider that the determination of the Lessor relates to a matter of law, then the matter (together with the material provided to the Auditors as referred to in paragraph 11.1.1) will instead be referred to an independent Queen's Counsel (the "QC") who specialises in tax matters and who is acceptable to the Lessor and the Lessee. In the event that the parties cannot agree on the appointment of the QC then the Lessee shall nominate as the QC one out of three tax counsel chosen by the Lessor.

11.1.4 The costs of the Auditors, or as the case may be, the QC, in so acting shall be borne by the Lessee unless the amount(s) resulting from the finding of the Auditors, or as the case may be, the QC, differs from the amount(s) resulting from the determination made by the Lessor in an amount in excess of (pound)10,000 in respect of a calculation of any Termination Sum or (pound)10,000 in respect of each determination or calculation of any other amount of Rental in which case the costs of the Auditors, or as the case may be, the QC, shall be borne by the Lessor.

11.1.5 The Lessor shall provide the Auditors, or as the case may be, the QC, with such information as they or he may reasonably require for the purposes of this paragraph 11.1.

11.2 If the Lessee considers that the Lessor ought to have made a determination but has not done so, the Lessee may inform the Lessor within twenty (20) Banking Days of the date the Lessee becomes aware of the alleged omission, giving its written reasons why it considers that a determination ought to have been made. For the purposes of paragraph 11 any omission by the Lessor to make a determination as specified in a notice under this paragraph 11.2, shall itself constitute a determination to which paragraph 11.1 shall apply.

11.3    Adjustments

        Should the decision of the Auditors, or as the case may be, the QC, require an adjustment to an amount previously paid hereunder, such adjustment shall apply retrospectively from the date on which the relevant amount was paid and the amount of any deficiency or excess in or of such amount previously paid by or received by the Lessor shall, within ten (10) Banking Days after receipt by the Lessor and the Lessee of written notice of the decision and of a revised Cash Flow (which the Lessor shall produce forthwith after, and in accordance with, the decision of the Auditors, or as the case may be, the QC), be remedied by a payment by or to the Lessor by way of adjustment to the Rental or any adjustment thereto (as appropriate).

11.4    Detail of Calculations

        All determinations to be made by the Lessor under this Lease and this Financial Schedule shall be made reasonably and in good faith. All calculations provided by the Lessor to the Lessee under this Financial Schedule shall be made in good faith and in reasonably sufficient detail to enable the Lessee to substantiate the same.

                                   Appendix 1
                                   ----------

                                 The Assumptions
                                 ---------------

1       Variable Assumptions

1.1 The Lessor will become resident in the UK for the purposes of Corporation Tax on the First UK Meeting Date.

1.2 The first Accounting Period of the Lessor ("First Accounting Period") will commence on the First UK Meeting Date.

1.3 The Lessor will be treated under section 13 CAA as having incurred capital expenditure on the provision of the Ship on the Delivery Date in an amount equal to the Ship Cost.

1.4 The Lessor shall be entitled to Capital Allowances by way of writing down allowances of twenty five per cent (25%) per annum on the reducing balance basis on the full amount of the Ship Cost such Capital Allowances commencing on the Delivery Date in the First Accounting Period (and in respect of the First Accounting Period being reduced pro rata to the proportion which the length of the First Accounting Period bears to a period of twelve (12) months), in which the Ship Cost is treated (on the basis assumed in paragraph 1.3) to have been incurred and to continue in each subsequent Accounting Period of the Lessor until but excluding the Accounting Period referred to in Variable Assumption 1.15.1.

1.5 The rate and times at which Capital Allowances are obtainable under the Tax System at the date hereof will not change and Capital Allowances obtained by the Lessor in respect of the Ship Cost will not at any time be withdrawn or postponed in whole or in part nor, otherwise than on an actual disposal or Total Loss of the Ship, be made subject to a balancing charge at any time in so far as the Lessor is concerned.

1.6 The rate of Corporation Tax for the Financial Year ending 31 March 2002 and each subsequent financial year will be thirty per cent (30%).

1.7

1.7.1 The Lessor will not be required by law or Generally Accepted Accounting Principles to draw up its accounts as at any other date than 31 December in any year and/or for any other period than twelve months, except for the First Accounting Period.

1.7.2 None of the Group Relief Recipients will be required by law or Generally Accepted Accounting Principles to draw up its accounts as at any date other than 31 December in any year and/or for any other period than twelve months.

1.7.3 None of the Lessor (other than in respect of the First Accounting Period) and any of the Group Relief Recipients will be required by law to have Accounting Periods which are other than twelve months in duration nor will any of them be required to draw up their accounts for periods which do not coincide with the relevant Accounting Period.

1.8 Any interest payable or deemed to be payable in respect of any funds borrowed or deemed to be borrowed by the Lessor for the purpose of the transactions contemplated by the Transaction Documents (as represented by Notional Capital Outstanding when that is a negative figure) is or would if funds had actually been borrowed and interest actually been payable been allowed or, as the case may be, have been allowable as a trading expense.

1.9 The Lessor's taxable income, receipts and outgoings in respect of the transactions contemplated by the Transaction Documents will fall to be assessed and dealt with under Case I of Schedule D.

1.10 The Lessor will be entitled to prepare its Corporation Tax computations (and the Inland Revenue will accept such computations as the basis for charging Corporation Tax):

1.10.1 insofar as they relate to interest received or paid, on a daily accruals basis for the period in respect of which it is received or paid;

1.10.2 insofar as they relate to Primary Rentals, on the basis that an amount shall be brought into account as income in each Accounting Period equal to the greater of:

        (1)     the Accountancy Rental Earnings for that Accounting Period; and

        (2)     the Normal Rent for that Accounting Period;

        PROVIDED THAT

                (A) if the Accountancy Rental Earnings in any Accounting Period exceed the Normal Rent for that Accounting Period and there is a Cumulative Normal Rental Excess for that Accounting Period, the amount to be brought into account for the Accounting Period will be the greater of:

                        (1)     the   Accountancy   Rental   Earnings  for  that
                                Accounting Period less the Cumulative Normal Rental Excess for that Accounting Period; and

                        (2)     the Normal Rent for that Accounting Period; and

                (B) if the Normal Rent in any Accounting Period exceeds the Accountancy Rental Earnings for that Accounting Period and there is a Cumulative Accountancy Rental Excess for that Accounting Period, the amount to be brought into account for that Accounting Period will be the greater of:

                        (1) the Normal Rental for that Accounting Period less the Cumulative Accountancy Rental Excess for that Accounting Period; and

                        (2)     the   Accountancy   Rental   Earnings  for  that
                                Accounting Period.

1.11 Subject in the case of the First Accounting Period to paragraph 1.34, in respect of the First Accounting Period and each subsequent relevant Accounting Period of the Lessor, the Lessor shall have received and retained the benefit of relief for the Tax Loss in respect of that Accounting Period by reason of either:

1.11.1  a set-off of such Tax Loss  against  other  profits of the Lessor  under section 393 and/or 393A ICTA; or

1.11.2 the surrender by the Lessor of such Tax Loss or any part thereof in accordance with the provisions relating to group relief contained in Chapter IV Part X and Schedule 18 ICTA as at the date of this Lease ("Group Relief") to one or more Group Relief Recipients and the receipt of payments for Group Relief so surrendered on the dates, and in the amounts calculated in accordance with Non-Variable Assumption 2.6.

1.12 In respect of the First Accounting Period and each relevant Accounting Period of the Lessor thereafter and in respect of each Relevant Accounting Period of any Group Relief Recipient, the Lessor and each Group Relief Recipient shall be liable to pay twenty five per cent (25%) of the total Corporation Tax on profits for each such Accounting Period on each of 14 July and 14 October in that Accounting Period and 14 January and 14 April following the end of that Accounting Period.

1.13 There will be no change in the Tax System affecting the transactions contemplated by the Transaction Documents after the date hereof.

1.14    In  respect  of  the   transactions   contemplated  by  the  Transaction
        Documents:

1.14.1 the accounts of the Lessor following the First UK Meeting Date, and any Consolidated Group Accounts, will be prepared in accordance with SSAP 21 on the actuarial after tax basis;

1.14.2 the accounts of the Lessor following the First UK Meeting Date, and any Consolidated Group Accounts, will be prepared on the assumption that the leasing of the Ship will terminate on the Primary Period End Date;

1.14.3 following the First UK Meeting Date there will be no change in the basis on which the Lessor prepares its accounts in respect of the transactions contemplated by the Transaction Documents;

1.14.4 if and as often as Variable Assumption 1.6 is varied, a one-off adjustment will be made to the profit and loss account of the Lessor for the earliest Accounting Period then possible to reflect the consequences of the change in the rate of Corporation Tax and to ensure that the treatment described above in relation to the application of SSAP 21 can be applied to subsequent Accounting Periods;

1.14.5 there will be no change in Generally Accepted Accounting Principles after the date of this Lease.

1.15

1.15.1 the Ship will be sold during the Accounting Period of the Lessor in which the Primary Period End Date falls;

1.15.2 the Net Sale Proceeds or Net Total Loss Proceeds required to be brought into account as Disposal Value will be not less than the Tax Written Down Value of the Ship at the commencement of the Accounting Period of the Lessor in which the Termination Payment Date falls;

        (and to the extent that this Variable Assumption 1.15 is satisfied there shall be deemed to be available to the Lessor a Capital Allowance equal to such Tax Written Down Value).

1.16 The Lessor will not be required to bring into account as Disposal Value any amount in excess of the aggregate of Net Sale Proceeds or Net Total Loss Proceeds.

1.17 The Lessor will be subject to no Tax other than Corporation Tax and Value Added Tax in respect of the transactions contemplated by the Transaction Documents.

1.18 Subject to paragraph 1.33 the only amounts which the Lessor will be required to bring into account as income in calculating UK taxable profits by reference to the leasing of the Ship will be the Primary Rental payable in accordance with paragraph 2.1, interest received or assumed to be received by the Lessor in accordance with this Financial Schedule, the Termination Sum (or any adjustment thereto), any Prepaid Rental, any Disposal Value, and any other amount payable under this Lease expressed to be payable by way of Rental.

1.19

1.19.1 the Arrangement Fee will be (pound)352,648.52 and will be incurred on the Delivery Date;

1.19.2 the Lease Fee will be (pound)120,745.15 and will be incurred on the Delivery Date;

1.19.3 the Lessor's Professional Costs will be (pound)135,555.75 and will be incurred on the Delivery Date.

1.20 The Arrangement Fee, the Lease Fee and the Lessor's Professional Costs will be allowable as a trading expense for Corporation Tax purposes in the First Accounting Period.

1.21    The  "designated  period" (as that  expression is defined in section 106
        CAA):

1.21.1  will commence on the First UK Meeting Date; and

1.21.2 in the "designated period", the Ship will not be used for a purpose which results in sections 109 or 110 CAA applying.

1.22 The United Kingdom will not take part in the Third Stage and the Euro will not replace Sterling as the United Kingdom national currency.

1.23    Chapter 10 of Part 2 CAA does not apply to the Ship.

1.24 Section 225 CAA will not apply to the transactions contemplated by the Transaction Documents.

1.25 Interest on any late payment of Corporation Tax made by the Lessor in respect of this Lease, and interest on any Relevant Amount which is a negative amount is (or would be had it actually been payable by the Lessor) deductible in computing the taxable profits of the Lessor.

1.26 Interest on any overpayment of Corporation Tax made by the Lessor in respect of this Lease, and interest on any Relevant Amount which is a positive amount is (or would had it actually been received by the Lessor) taxable in computing the taxable profits of the Lessor.

1.27 The Lessee and the Sub-Lessee will not elect to include the Ship in the tonnage tax regime (as referred to in schedule 22 of the Finance Act
        2000).

1.28 The Lessee will not elect to make a Prepayment of Primary Rental pursuant to clause 25.2.1(c).

1.29    That any amounts received or receivable from:

1.29.1 the LC Bank under any Letter of Credit; 1.29.2 the Lessee Parent under the Lessee Parent Guarantee;

1.29.3  any Additional Security Provider under any Additional Security;

        will be treated in the same way for Corporation Tax purposes as the payments due under the Transaction Documents in respect of which such amount is received under the Letter of Credit, the Lessee Parent Guarantee and any Additional Security.

1.30 The Lessor will become a member of the Lessor's Group for the purposes of Group Relief on the Delivery Date.

1.31    The First UK Meeting Date will occur on 7 April 2003.

1.32    The Delivery Date will occur on 8 April 2003.

1.33

1.33.1 the Lessor will be treated as commencing a trade of operating leasing on the First UK Meeting Date and ceasing such trade on the Delivery Date;

1.33.2 no Capital Allowances will be due to the Lessor in respect of such trade;

1.33.3 profit of (pound)33,940.01 will be earned in respect of such trade and (pound)47,348.78 of Tax Loss will be available to shelter such profit.

1.34

1.34.1 in respect of the First Accounting Period the Lessor will only be entitled to surrender a proportion of Tax Loss, that proportion being equal to

        Tax Loss x number of days from Delivery Date to end of First Accounting Period total number of days in the First Accounting Period

1.34.2 the balance (being (pound)13,408.77) of such Tax Loss shall be eligible to be set off as in paragraph 1.33.3 and to the extent of any excess carried forward and set against profits arising in the finance lease trade of the Lessor in later Accounting Periods.

1.35    the Ship Cost will be (pound)70,495,764.41.

1.36 There will be no liability to Tax in respect of the transactions contemplated by the Deed of Assignment, Novation and Waiver (as defined in the Share Acquisition Documents).

1.37 The Spot Exchange Rate as between Sterling as the Base Currency and Dollars as the Other Currency on the Primary Period End Date for the purposes of Non Variable Assumption 2.19 is 1:1.

1.38    The Initial Insurance Premium:

1.38.1  will be (pound)6000;

1.38.2  is incurred on the Delivery Date; and

1.38.3 is deductible as a trading expense for the purposes of Corporation Tax in the Accounting Period in which it is incurred.

1.39 The Notional Capital Outstanding on 8 April 2003 is equal to the aggregate of:

        (a)     (pound)70,495,764.41;

        (b)     the Arrangement Fee;

        (c)     the Lease Fee;

        (d)     the Lessor's Professional Costs; and

        (e)     the Initial Insurance Premium.

2       Non-Variable Assumptions

2.1 On each Adjustment Date the Lessor will pay or receive interest calculated (on a daily basis and using a 365 day year) on the daily balances during each Adjustment Period of Notional Capital Outstanding calculated at the Assumed Rate.

2.2 The Percentage Return will be applied to the daily negative balances of Notional Capital Outstanding using a year of 365 days during the period from the Delivery Date until the Final Date and the product is shown in the column of the Applicable Cash Flow headed "Margin", each such figure being debited to the Cash Flow on each Primary Rental Date and on the Final Date.

2.3 All notional borrowing by the Lessor of funds in connection with the transactions of which this Lease forms part shall be deemed to have been raised in the United Kingdom on a sterling advance from a bank (as defined, for the purposes of section 349(3)(a) ICTA, in section 840A
        ICTA) in circumstances where at the time when the interest is paid (or deemed to be paid) the person beneficially entitled to the interest is within the charge to Corporation Tax in respect of the interest and on a full recourse basis.

2.4 For the purposes of preparing any Applicable Cash Flow only, it shall be assumed that the Primary Rentals and any other amount payable under this Lease or the other Transaction Documents and which is taken into account in any Applicable Cash Flow will be paid on the due date for payment thereof.

2.5 The Lessor shall have no taxable profits other than any it shall make in respect of the transactions contemplated by the Transaction Documents and shall be regarded as having no assets on which Capital Allowances are available other than the Ship.

2.6 Subject only to there being no change in any Variable Assumption which affects the operation of the following, and to paragraph 1.34.1, a single Group Relief Recipient will make to the Lessor payments for Group Relief which are calculated and receivable on the following basis:-

        (a) by applying the provisions of section 403A ICTA to determine how much of the Lessor's Tax Loss for any Accounting Period of the Lessor is available for surrender to the relevant Group Relief Recipient for such Group Relief Recipient's corresponding Accounting Period (as that expression is used in the said section 403A);

        (b) by assuming that, with the consent of the Lessor, the relevant Group Relief Recipient makes such claim as is necessary to procure that the full amount of such Tax Loss is available to it by way of Group Relief;

        (c) by assuming that the relevant Group Relief Recipient pays to the Lessor by way of Group Relief Payment amounts equal to the product of:

                (i) the amount of the Tax Loss in respect of each Accounting Period of the Group Relief Recipient assumed under sub-paragraph (a) above to have been surrendered by the Lessor; and

                (ii) the Corporation Tax Applicable Rate in relation to the Accounting Period of the Group Relief Recipient to which such Tax Loss was surrendered;

        (d) by assuming that the relevant Group Relief Recipient makes each payment referred to in sub-paragraph (c) above on the date assumed to be the date for the payment by the Group Relief Recipient of Corporation Tax on profits in relation to that Accounting Period in Variable Assumption 1.12.

2.7 No payments or recovery of Value Added Tax will be taken into account in any Cash Flow.

2.8 The Lessor will pay the Arrangement Fee, the Lease Fee and the Lessor's Professional Costs.

2.9 Subject to there being no change in the Variable Assumptions which affects the Lessor or a Group Relief Recipient, any Group Relief Recipient will have an Accounting Period which ends on 31 December in each year.

2.10 Where it is assumed in any of the Assumptions or in the preparation of any Cash Flow that an amount is received or paid by the Lessor on any date, an amount equal to such receipt or payment shall be shown as credited or debited to such Cash Flow on such date.

2.11 The aggregate of any Relevant Amount which is a negative amount together with interest thereon at the rate and for the period referred to in paragraph 4.9.2(b) shall be paid by the Lessor to the Inland Revenue on the Tax Payment Date immediately succeeding the Effective Date.

2.12 Interest on any Relevant Amount which is a negative amount as referred to in Non-Variable Assumption 2.11 shall be deemed to be interest on underpaid Corporation Tax payable by the Lessor to the Inland Revenue.

2.13 Any Relevant Amount which is a positive amount shall be received by the Lessor together with interest thereon at the rate and for the period referred to in paragraph 4.9.2(c) on the Tax Payment Date immediately succeeding the monthly anniversary of the Effective Date.

2.14 The amount of any interest on any Relevant Amount which is a positive amount as referred to in Non-Variable Assumption 2.13 shall be deemed to be interest on overpaid Corporation Tax payable by the Inland Revenue to the Lessor.

2.15 The Lessor will not be entitled to Capital Allowances or any other form of Tax relief in respect of the Ship Cost at a rate of more than twenty five per cent. (25%) per annum on a reducing balance basis.

2.16 Immediately following the completion of the acquisition by the Purchaser of the shares of the Lessor pursuant to the Share Acquisition Documents, a meeting of the board of directors of the Lessor will be held in the UK (the "First UK Meeting Date") and all subsequent board meetings at which major and strategic decisions relating to the Lessor's business or affairs will be taken and subject to any Bermudan law requirements all general meetings of the Lessor will be held within the UK and all corporate books and accounts relating to the Lessor's affairs will be maintained in the UK.

2.17 At the meeting referred to in Non-Variable Assumption 2.16 above and after the First UK Meeting Date, at least a majority of the directors of the Lessor will be UK residents and at least a majority of the directors of the Lessor will be physically present in the UK at board meetings of the Lessor.

2.18 Subject to there being no change in any Variable Assumption which will affect the Lessor, after the First UK Meeting Date the Lessor will draw up its accounts for periods ending on 31 December in each year.

2.19 The Lessor will pay a fee of the Sterling Equivalent of $12,000 on the Primary Period End Date or, if earlier, the Termination Date and no Tax relief will be available in respect of such fee.

                                   Appendix 2
                                   ----------

                              The Initial Cash Flow
                              ---------------------

                                   Appendix 3
                                   ----------

                             The Initial Tax Report
                             ----------------------

                                   Appendix 4
                                   ----------

                               Reserve Asset Rate
                               ------------------

The Reserve Asset Rate for any Adjustment Period or other relevant period shall mean the annual percentage rate of interest derived from the following formula:

                             XL + S (L-D) + 0.01 x F
                             -----------------------
                                  100 - (X + S)

Where:

        "X" is the amount required to be held as a non-interest bearing cash ratio deposit with the Bank of England or other relevant authority expressed as a percentage of an eligible institution's eligible liabilities (above any stated minimum);

        "L"     is LIBOR for the relevant Interest Period;

        "S" is the amount required to be placed as special deposits with the Bank of England or other relevant authority, expressed as a percentage of an eligible institution's eligible liabilities (above any stated minimum);

        "F" is the amount of Sterling per (pound)1,000,000 of the fee base of an authorised institution payable to the Financial Services Authority per annum (disregarding any minimum fee payable under the Fees Regulations);

        "D" is the lower of L and the rate of interest per annum paid by the Bank of England or other relevant authority on special deposits at or about 11.00 am on the date of calculation;

PROVIDED THAT:

        (a) for the purposes of calculating the Reserve Asset Rate in accordance with this Appendix 4:

                (i) X, L, S and D are included in the formula as numbers and not as percentages (for example, if X=0.15 per cent. and L=7 per cent., XL is calculated as 0.15 x 7;

                (ii) the formula is applied on the first day of each period for which is falls to be calculated (and the result shall apply for the duration of such period);

                        (A) each amount is rounded up to the nearest four decimal places;

                        (B) if the formula produces a negative percentage, the percentage shall be taken as zero;

        (b) if alternative or additional financial requirements are imposed by the Bank of England, the Financial Services Authority or any other United Kingdom governmental authority or agency which in the Lessor's opinion makes the formula no longer appropriate, the Lessor shall be entitled by notice to the Lessee to stipulate such other formula as shall be suitable to apply in substitution for the formula. Any such other formula so stipulated shall take effect in accordance with the terms of such notice; and

        (c)     for the purposes of this Appendix 4:

                (i) "authorised" and "institution" have the meanings given to those terms in the Banking Act 1987;

                (ii)    "Bank of  England  Act"  means the Bank of  England  Act
                        1998;

                (iii) "eligible institution" has the meaning given to that term in schedule 2 to the Bank of England Act;

                (iv) "eligible liabilities" has the meaning given to that term in the Cash Ratio Deposits (Eligible Liabilities) Order 1998 or the applicable substitute order made under the Bank of England Act as in force on the date of application of the formula;

                (v) "fee base" has the meaning given to the term in the Fees Regulations;

                (vi) "Fees Regulations" means the Banking Supervision (Fees) Regulations 2000 or the applicable substitute regulations made under the Bank of England Act as are in force on the date of application of the formula; and

                (vii) "special deposits" has the meaning given to that term by the Bank of England on the date of application of the formula.

                                   Appendix 5
                                   ----------

                             Initial Security Table
                             ----------------------

                                   Appendix 6
                                   ----------

                             Extra Security Amounts
                             ----------------------


           Security Period                    Amount (pound)

         15 Jul 03 to 14 Oct 03                  115,200
         15 Oct 03 to 14 Jan 04                  254,582
         15 Apr 04 to 14 Jul 04                   27,898
         15 Jul 04 to 14 Oct 04                  194,810
         15 Oct 04 to 14 Jan 05                  337,962
         15 Apr 05 to 14 Jul 05                   86,734
         15 Jul 05 to 14 Oct 05                  253,062
         15 Oct 05 to 14 Jan 06                  394,622
         15 Jul 06 to 14 Oct 06                  143,336
         15 Oct 06 to 14 Jan 07                  278,466
         15 Jul 07 to 14 Oct 07                   52,784
         15 Oct 07 to 14 Jan 08                  191,356
         15 Oct 08 to 14 Jan 09                  118,354
         15 Oct 09 to 14 Jan10                    56,589
         15 Oct 10 to 14 Jan 11                    1,696
         15 Jul 22 to 14 Oct 22                      352
         15 Oct 22 to 14 Jan 23                   25,090

                                   Schedule 5
                          Forms of Loss Payable Clause


Hull and Machinery (Marine and War Risks)

By a charterparty by way of demise made the [o] day of April 2003 between Golar Freeze (Bermuda) Limited (whose name is to be changed to Sovereign Freeze Limited) (the "Lessor") and Golar Gas Holding Company, Inc. (the "Lessee") the Lessor has demise chartered the Ship to the Lessee.

By a sub charterparty by way of demise made the [o] day of April 2003 between the Lessee and Golar Freeze UK Ltd. (the "Sub-Lessee"), the Lessee has sub-demise chartered the Ship to the Sub-Lessee.

All recoveries under this policy shall be applied as follows:

(a) all claims hereunder in respect of an actual or constructive or compromised or arranged total loss shall be paid in full to the Lessor;

(b) all claims in respect of a major casualty (that is to say any casualty the claim in respect of which exceeds five million Dollars ($5,000,000) (or the equivalent) inclusive of any deductible) shall be paid in full to the Lessor; and

(c) all other claims hereunder shall be paid in full to the Sub-Lessee or to its order unless and until the Lessor shall have notified insurers hereunder to the contrary, whereupon all such claims shall be paid to the Lessor.

Protection and Indemnity Risks

Payment of any recovery which Golar Freeze (Bermuda) Limited (whose name is to be changed to Sovereign Freeze Limited) (the "Lessor") or Golar Gas Holding Company, Inc. (the "Lessee") or Golar Freeze UK Ltd. (the "Sub-Lessee") is entitled to make out of the funds of the Association in respect of any liability, costs or expenses incurred by the Lessor, the Lessee and the Sub-Lessee, shall be paid to the person to whom the liability (or alleged liability) covered by the entry was incurred or to the extent that the liability (or alleged liability) to such person has previously been discharged by the Lessor, the Lessee and the Sub-Lessee, such moneys shall be paid to the Lessor or its order or, as the case may be, the Lessee or its order or, as the case may be, the Sub-Lessee or its order in reimbursement of the moneys so expended by it in satisfaction of such liability (or alleged liability), unless and until the Association receives notice to the contrary from the Lessor in which event all recoveries due to the Lessee and the Sub-Lessee shall thereafter be paid to the Lessor; provided that no liability whatsoever shall attach to the Association, its Managers or their agents for failure to comply with the latter obligations until the expiry of two clear Banking Days from the receipt of such notice. The Association shall, unless it receives from the Lessor notice to the contrary, be at liberty at the request of the Lessee and the Sub-Lessee to provide bail or other security to prevent the arrest or obtain the release of the vessel, without liability to the Lessor.

                                   Schedule 6
                         Form of Compliance Certificate

                   Compliance Certificate issued pursuant to a
             Lease Agreement dated [o] April 2003 in respect of m.v.
                          "GOLAR FREEZE" (the "Lease")

I, [o], the Chief Financial Officer of Golar Gas Holding Company, Inc. (the "Lessee"), hereby certify that:

1 Attached hereto are the latest [Annual Financial Statements] [Quarterly Financial Statements] for the [o] period ended on [o] (the "Reference Date"). Such financial statements [were prepared in accordance with Relevant GAAP] [were not prepared in accordance with Relevant GAAP and attached hereto is a statement of the full details of the adjustments required to in such statements to reflect Relevant GAAP as necessary to calculate the amounts referred to in paragraph 2 below].

2       Attached hereto is a statement of the respective amounts of:

        o       the Cash Balances and Minimum Free Available Cash

        o Current Assets, Current Liabilities and the current portion of long-term debt

        o       Annualised EBITDA and Interest Expense

        o       Net Debt,

        as at, and for each relevant period ended on, the Reference Date.

3 The Lessee has complied with each of the financial undertakings set out in clause 11.1.9 of the Lease and is not in default in the performance or observance of any of such covenants [specify any exceptions].

4 As at [date] no Relevant Event has occurred and is continuing [specify any exceptions].

5 The person executing this certificate on our behalf has full information concerning our financial affairs and has executed the same after having made due investigation and enquiry as to the accuracy of the information herein contained.

Terms used herein and not otherwise defined herein shall have the meanings set forth in the said Lease. This certificate is rendered pursuant to clause 11.1.11 of the Lease.

IN WITNESS WHEREOF, the undersigned has set his hand this [o] day of [o] [20o].

GOLAS GAS HOLDING COMPANY INC.

By: ...............................
         Chief Financial Officer

SIGNED by                        )
GOLAR FREEZE (BERMUDA) LIMITED   )  ...........................................
                                    Name:
                                    Title:




SIGNED by                        )
GOLAR GAS HOLDING COMPANY, INC.  )  ...........................................
                                    Name:
                                    Title: